1996 ANNUAL REPORT                               [NATIONAL BANK OF CANADA LOGO]

THE BANK'S CORPORATE MISSION

TO BE A BANKING INSTITUTION ATTUNED TO THE NEEDS OF ITS VARIED CLIENTELE, PRIMARILY BASED IN QUEBEC, AND TO STRIVE FOR GREATER PROFITABILITY THAN THE AVERAGE OF THE MAJOR CANADIAN BANKS BY EFFICIENTLY MANAGING ITS OPERATIONS, DIVERSIFYING ITS ACTIVITIES ACCORDING TO MARKET NEEDS AND IMPROVING THE QUALITY OF ITS HUMAN RESOURCES.




    Table of Contents

 1  Commitments and Challenges
 2  Major Accomplishments in 1996
 3  Highlights
 4  Message to Shareholders
10  Annual Information Form
13  Description of the Business of the Bank

17  Management's Discussion and
     Analysis of Operating Results
     and Financial Condition
47  Glossary of Financial Terms

50  Management's Report
50  Auditors' Report
51  Consolidated Financial Statements
71  Disclosure of the Corporate Governance
     Practices of the Bank

73  Directors
74  Committees of the Board of Directors
77  Officers
79  Business Development Committee Members
82  Subsidiaries and Offices Abroad
84  Information for Shareholders and Investors

This Annual Report is published by
the Public Relations Department,
National Bank of Canada.

Pour obtenir un exemplaire de la version francaise du rapport annuel, veuillez vous adresser a :

Service des relations publiques
Banque Nationale du Canada
600, rue de La Gauchetiere Ouest
8e etage
Montreal (Quebec)  H3B 4L2

Legal deposit: 4th quarter 1996
Bibliotheque nationale
du Quebec

Printed in Canada

ISBN 2-921835-03-7

Graphic Design
Belanger Legault
Communications Design ltee

Photography: Messrs. Berard and Courville
Guy Schiele

Photography: Regions
Reflexion Phototheque
Publiphoto

Printing
Litho Acme inc.

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COMMITMENTS AND CHALLENGES

      STABILITY  CONTINUE ON A COURSE OF STEADY GROWTH IN INCOME AND
                 PROFITABILITY.

         GROWTH MAINTAIN GROWTH IN NET INCOME WHILE OFFERING EXCEPTIONAL SERVICE TO OUR TARGET CLIENT GROUPS.

       PRUDENCE MANAGE RISK PRUDENTLY BY APPLYING INCREASINGLY SOPHISTICATED ANALYSIS AND DECISION-MAKING METHODS. MAINTAIN SUFFICIENT RESERVES TO COVER ANY EVENTUALITY.

                 PURSUE OUR ORDERLY WITHDRAWAL FROM THE REAL ESTATE SECTOR AND TAKE ADVANTAGE OF OPPORTUNITIES TO LIQUIDATE OUR RISKIEST ASSETS.

     LEADERSHIP  CONSOLIDATE OUR DOMINANT POSITION IN THE INDEPENDENT BUSINESS
                 MARKET IN QUEBEC.

DIVERSIFICATION  INCREASE GEOGRAPHIC DIVERSIFICATION BY CAPITALIZING ON
                 NICHES THAT TIE IN WITH THE BANK'S STRATEGY.

                 STRENGTHEN THE BANK'S PRESENCE IN INTERMEDIATION-RELATED FINANCIAL ACTIVITIES: INSURANCE, PORTFOLIO MANAGEMENT, PAYMENT SYSTEMS AND ELECTRONIC TRANSACTIONS, MUTUAL FUNDS, ADVISORY SERVICE FOR CUSTOMERS.

                 FOSTER SYNERGIES BETWEEN PRODUCTS AND SUBSIDIARIES.

      ALLIANCES  CONTINUE FORGING STRATEGIC ALLIANCES AS A MEANS OF EXPANDING
                 THE BANK'S MARKETS.

     INNOVATION  REMAIN AT THE FOREFRONT OF NEW TECHNOLOGIES FOR ELECTRONIC
                 PAYMENTS.

                 REDEPLOY THE NETWORK OF BRANCHES AND SERVICES TO MEET THE NEEDS OF OUR CLIENTELE MORE EFFECTIVELY.

                 PURSUE TECHNOLOGICAL TRANSFORMATION.

                 PROMOTE TRAINING TO ENABLE PERSONNEL TO ADAPT TO THE NEW FINANCIAL REALITY.



                 NET INCOME AND DIVIDENDS PER SHARE ($)



                              [GRAPH]




                 RETURN ON COMMON SHAREHOLDERS' EQUITY (%)



                              [GRAPH]

                                                                              1
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MAJOR ACCOMPLISHMENTS IN 1996

IMPORTANT PROGRESS ACHIEVED IN FULFILLING THE COMMITMENTS MADE BY THE BANK IN RECENT YEARS: STABLE AND PRUDENT GROWTH COMBINED WITH HIGHER PROFITABILITY.

HIGHER PROFITABILITY

Record earnings, with net income up by 30% to $318 million and earnings per common share climbing 50 cents to $1.76.

Return of 14.5% on common shareholders' equity; dividends up 22.5% during the year.

With the dividend increase and higher share value, total yield on common shares reached 25%.

Pre-tax gain of $80 million from the sale of our stake in the Chilean bank Banco Osorno, versus an initial investment of less than $10 million.

FINANCIAL STABILITY

Reduction in the charge for loan impairment posted to income despite the creation of a special sectoral provision.

Risk-control measures successful: net impaired loans represented no more than 19.2% of common shareholders' equity.

Continued orderly withdrawal from the real estate sector: net real estate loans down 21.3%, with the decline occurring in all geographic markets.

Common shareholders' equity up $188 million.

Greater geographic diversification in high-potential markets, especially in Ontario and the United States.


STABLE GROWTH

Selective acquisitions continued with the purchase of two financial institutions in Ontario.

Increase in our business with small and medium-sized businesses in Quebec. Increase of 6% in business loans and bankers' acceptances.

Residential mortgage loans rose by 12.2%.

Non-interest income up 17.5% owing to the exceptional performance of Levesque Beaubien Geoffrion and, more generally, to the Bank's success in diversifying its revenue streams.

New financial services: an advisory service that enables Bank customers to select the most suitable mutual funds on the market for them; the Personal CompuTeller software for use on PCs; new financial planner position created.

The Bank signed major agreements to set up electronic payment networks. SECURNAT, for instance, is the first system in Canada that ensures secure payment of purchases via the Internet.

Continued focus on strategic alliances: with Metropolitan Life for the sale of life insurance; with CyberCash for developing SECURNAT; and with the MOUVEMENT DESJARDINS for the electronic payment network used by Quebec's COMMISSION DE LA SANTE ET DE LA SECURITE DU TRAVAIL.

Last phase of the technological transformation of the branch network completed.

Opening of the first National Bank branch in a supermarket.

Synergies: General Trust focusing on specialized advisory services; new joint achievements with Levesque Beaubien Geoffrion.

Consolidation of tools for personnel training and introduction of the new National Bank university program.


2
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HIGHLIGHTS

                                                                     PERCENTAGE
                                                                       CHANGE
                                               1996        1995       1996/1995
--------------------------------------------------------------------------------
RESULTS OF OPERATIONS
(MILLIONS OF DOLLARS)

Net interest income                          $  1,270    $   1,170         9
Other income                                      836          712        17
Net income                                        318          245        30
                                             ----------------------------------
FINANCIAL RATIOS
Return on common shareholders' equity            14.5%        11.0%
Return on average assets                         0.64%        0.51%
                                             ----------------------------------
PER COMMON SHARE
Net income
  - Basic                                    $   1.76    $    1.26        40
  - Fully diluted                                1.74         1.24        40
Dividends                                        0.49         0.40        23
Book value                                      12.70        11.88         7
Stock trading range
  - High                                        13.90        11.88
  - Low                                         10.38         8.63
  - Close                                       13.00        11.00
                                             ----------------------------------
FINANCIAL POSITION
(MILLIONS OF DOLLARS)
Total assets                                 $ 53,134    $  48,913         9
Loans and bankers' acceptances                 39,660       35,088        13
Deposits                                       40,125       40,424        (1)
Shareholders' equity and bank debentures        3,515        3,488         1
Capital ratios (BIS)
  - Tier 1                                        6.9%         6.8%
  - Total                                    (1) 10.2%        10.4%
                                             ----------------------------------
OTHER INFORMATION
Number of common shares
  at end of the year (IN THOUSANDS)           167,151      163,963         2
Number of common shareholders
  of record                                    36,549       39,053        (6)
Number of employees                            11,992       12,198        (2)
Number of branches in Canada                      632          629         -
Number of banking machines                        712          624        14
--------------------------------------------------------------------------------

(1) TAKING INTO ACCOUNT THE ISSUE OF $150 MILLION IN DEBENTURES ON NOVEMBER 1, 1996

NET INCOME         TOTAL ASSETS       RETURNS ON          SHAREHOLDERS' EQUITY
(MILLIONS OF $)   (BILLIONS OF $)     AVERAGE ASSETS      AND DEBENTURES
                                                          (BILLIONS OF $)


    [GRAPH]           [GRAPH]            [GRAPH]               [GRAPH]


                  AS AT OCTOBER 31                         AS AT OCTOBER 31

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MESSAGE TO SHAREHOLDERS

THE NATIONAL BANK: AN INSTITUTION TO BANK ON SIGNIFICANTLY HIGHER NET INCOME AND EARNINGS PER SHARE, RETURN ON COMMON SHAREHOLDERS' EQUITY OF 14.5%, A CONSISTENT DECLINE IN LOAN LOSSES AND IMPAIRED LOANS, AND INCREASED ASSET
GROWTH: ALL THESE ATTEST TO THE ONGOING IMPROVEMENT IN RESULTS IN 1996 AND CONFIRM THAT THE NATIONAL BANK IS AN INSTITUTION THAT CUSTOMERS AND SHAREHOLDERS CAN BANK ON.

The Bank's performance throughout 1996 clearly demonstrates that the strategy applied in recent years to achieve both steady growth in profitability and sound risk management has been successful. Although the economy was not as buoyant in Canada as in the United States, and Quebec's economy was even more uncertain, the Bank did not deviate from its course.

SUSTAINED PROFITABILITY

For the 12 months ended October 31, 1996, the Bank reported net income of $318.3 million, for an increase of 30%, the largest such increase since the 1993 recovery. Earnings per share rose from $1.26 to $1.76 while return on common shareholders' equity climbed from 11.0% to 14.5%. With the dividend increases in 1995 and 1996, the Bank's shareholders were rewarded for their patience. Financial markets began to acknowledge the stability and consistency of our results. Even though the Quebec economy was sluggish, the Bank's shares continued to rise in value by 20%; the combination of higher share value and higher dividends yielded a total return of 24.6%.

In spite of fierce competition within the industry, net interest income grew at a slightly faster pace in 1996 than in 1995.

[PHOTO]

WITH THE DIVIDEND INCREASES IN 1995 AND 1996, THE BANK'S SHAREHOLDERS WERE REWARDED FOR THEIR PATIENCE.

ANDRE BERARD

Other income rose a remarkable 17.5%, the result of the Bank's efforts to diversify its revenue streams over the years. Securities operations, particularly those of our subsidiary Levesque Beaubien Geoffrion which turned in a record performance in 1996, generated most of this increase. Our subsidiary National Bank Securities also made an exceptional contribution to growth in other income.

STEADY BALANCE SHEET GROWTH

As at October 31, 1996, balance sheet assets had risen $4,221 million compared to a year earlier, with loans and bankers' acceptances up by 13.0%.

The Bank continued to focus on strengthening its financial structure during the year.

For instance, in 1996, it was able to reduce loan loss provisions charged to income by $20 million, or 7.8%, taking into account the special sectoral provision of $60 million.

Moreover, increasingly sophisticated credit assessment methods were introduced, and measures were adopted to clean up problem loans by drawing on the special sectoral provision, particularly with respect to the real estate portfolio. The Bank also sold a $215 million loan portfolio (chiefly real estate loans) dating back to the acquisition of General Trust. As anticipated, this operation had no effect on income.

In 1996, net impaired loans were down 20.6% and represented no more than 19.2% of common shareholders' equity.

[PHOTO]

THE NATIONAL BANK IS THE UNCONTESTED LEADER IN QUEBEC'S COMMERCIAL SECTOR, AND IT HAS EVERY INTENTION OF REMAINING SO.

LEON COURVILLE

CONTINUITY AND DIVERSITY FOR FUTURE GROWTH

The Bank has done everything to ensure that the present trend of steady growth in profitability, lower risks and higher shareholder value will continue in the future.

Our core market is in Quebec, where we plan to focus on our personal customers and consolidate our dominant position in the independent business market. In 1996, in line with these goals, we maintained our personal deposit base and increased our business with small and medium-sized businesses.

The National Bank is the uncontested leader in Quebec's commercial sector, and it has every intention of remaining so. Despite accelerating competition, the Bank is still ideally placed to serve Quebec's independent businesses, whether they require traditional financial services, related services such as payroll, or the entire range of new -- and future -- electronic services.

In addition to flourishing in its primary markets in Quebec, the Bank is actively diversifying its revenue streams. For instance, it is increasingly involved in financial sectors which go beyond traditional banking activities. It has also become a player in specialized markets elsewhere in Canada and in the United States where it can apply its industry expertise and diversify risk. A universal bank in Quebec, the National Bank occupies and will continue to occupy profitable niches in other parts of Canada, in the United States and in the rest of the world.

The expansion of our international operations in 1996 is a case in point. In the United States, the Bank continued its withdrawal from less profitable activities while simultaneously advancing into target markets, such as the mid-market in which it enjoys a comparative advantage. The Bank zeros in on highly profitable, low-risk activities like asset-based lending, which now accounts for the lion's share of our U.S. commercial portfolio. In order to capitalize on opportunities in these market segments, the Bank opened three new offices in the United States during the year -- in St. Louis, New Orleans and Richmond, Virginia -- as well as a new Canadian office in Toronto.

A number of other international projects are also on the drawing board, notably with our South American and European partners. Moreover, the Bank signed an agreement with the Quebec government to house Quebec trade delegations in four U.S. cities, a form of cooperation that could well be applied elsewhere in the world.

THE GEOGRAPHIC DIVERSITY OF THE BANK IS FURTHER REFLECTED IN ITS ACQUISITION OF TWO ONTARIO-BASED FINANCIAL INSTITUTIONS, FAMILY TRUST AND MUNICIPAL SAVINGS & LOAN.


The Bank's many achievements in 1996 also included the acquisition of a $180 million mortgage portfolio from an institutional investor. In addition, the Canada Deposit Insurance Corporation gave the Bank the mandate to pay out $40 million in deposits of the Home Mortgage Securities Corporation, and the Bank succeeded in retaining half of this deposit portfolio. Furthermore, the Bank was awarded a contract by the Quebec department of finance to set up and administer a new agency, PLACEMENTS QUEBEC, whose mission is to receive and manage government securities.

ADAPTATION AND INNOVATION

The new technological and financial reality demands that our delivery network be redeployed. In 1996, the National Bank continued to transform its branches, develop electronic networks and adapt its products in response to the dictates of the market. The technological transformation program for its branches is virtually completed, while implementation of a computer platform geared to independent businesses is on schedule.

THE BANK OF THE FUTURE WILL HAVE MANY FACETS, AND WE HAVE ALREADY BEGUN TO EXPERIMENT WITH NON-TRADITIONAL FORMULAS FOR SERVICE DELIVERY, SUCH AS OPENING BRANCHES IN SUPERMARKETS.

A major challenge facing banks today is meshing old and new delivery channels. The National Bank has long been a leader in the area of banking machines and point-of-sale terminals; now it has started exploring the many possibilities of electronic networks, which are rapidly expanding and clearly offer great potential for the future.

In 1996, the National Bank became the first bank in Canada to offer its customers home banking via personal computer. Personal CompuTeller, as this new service is known, comes with an exclusive software package. The 7,570 customers who had already signed up for this service by October 31 are ample proof of its success. The Bank's strong position in the electronic payments sector was further reinforced, notably when it obtained a contract from a Quebec government agency, the COMMISSION DE LA SANTE ET DE LA SECURITE DU TRAVAIL.

The groundwork has also been laid for the Bank's future role as a financial intermediary in Internet payments. By launching SECURNAT, the National Bank scored another first among Canadian banks by offering consumers a secure way to buy products and services on the Internet. Designed in collaboration with the U.S. firm CyberCash, SECURNAT enables consumers to pay for their Internet purchases by electronic funds transfer, a payment method that ensures complete security.

In order to retain their customers, banks will increasingly have to become a marketplace where a variety of financial and advisory services can be obtained. The challenge lies in knowing our customers and targeting their needs more precisely so that we can give them the product and service combinations they want.

The National Bank Group covers the whole gamut: comprehensive banking services, life insurance, credit insurance and a full range of other financial products. We recently introduced a new service, through InvesTel, to offer our customers the mutual funds of other companies and to provide them with mutual fund advice so that they can select the funds best suited to their needs.

Further steps were taken to more closely link the Bank and its subsidiary Levesque Beaubien Geoffrion. For instance, a common trading room was set up, and joint programs were introduced to promote retail sales and corporate financing. The Bank also issued stock index-linked notes which were marketed by dealers at Levesque Beaubien Geoffrion. As mentioned in our 1995 Annual Report, the role of General Trust of Canada was redefined so that it could specialize in providing wealth management services. Its intermediation activities were also integrated into those of the Bank's network.

Forging alliances with other companies is an excellent way to redeploy the delivery network. In addition to our association with Metropolitan Life, we secured another strategic alliance by teaming up with the MOUVEMENT DESJARDINS in the electronic payments network for Quebec's COMMISSION DE LA SANTE ET DE LA SECURITE DU TRAVAIL.

COST AND RISK CONTROL

Cost control is another challenge, one which the Bank will continue to tackle with determination.

Central to controlling costs is reducing credit risk, and we implemented a number of measures aimed at accomplishing this: a gradual and orderly withdrawal from risky markets such as real estate, use of sophisticated credit assessment methods and criteria, and careful follow-up with our clients. These measures produced results. In 1996, real estate volumes outstanding were significantly lower, and loan losses and impaired loans were generally down as well.

Naturally, some sectors were harder hit than others by the economic context. In line with our strategy, we continued to expand our independent business lending portfolio in Quebec. However, although this portfolio has been strengthened, economic conditions in Quebec are having a contrary effect. These conditions are especially difficult for individuals and very small businesses; the loyalty of these customers to the Bank readily justifies the agreements we have reached with them to help them overcome their problems.

Loan losses and impaired loans may well evolve differently in Quebec than in the Bank's other markets for some time to come, particularly among consumers. Even if the economic climate calls for additional loan loss provisions to be taken, the Bank would not be adversely affected as it enjoys a strong financial position which will become even stronger through increased profitability and expanded business lines.

Excluding the costs related to the reduction in value of certain assets as well as Levesque Beaubien Geoffrion expenses, non-interest expenses rose by 6.1%.

The Bank's massive investment in new technologies was responsible for this increase as we realized a few years ago that we had some catching up to do. The accelerated phase is over, for all intents and purposes, and we foresee a period of more moderate spending, as indicated by the results for the second half of 1996.

We must continue to focus on achieving the right balance between entrepreneurial initiative and cost control. One approach adopted by the Bank to meet this goal was to set up a centralized independent sales force in eight of our regions.

Another reason for the increase in the Bank's expenses in 1996 was its higher tax burden, chiefly because of capital taxes. In fact, data for the first three quarters of the year reveal that the National Bank, with average total assets of slightly less than 6% of the aggregate total for the six major banks, paid more than 8% of the indirect taxes (e.g. capital taxes, payroll taxes and deposit insurance) levied on the six banks combined.

A SOLID BANK

Greater emphasis was placed on the Bank's training activities in 1996 in order to prepare employees to serve a diverse clientele in an advisory capacity. Training tools already introduced were consolidated, and the National Bank university program was launched. Some 20% of the Bank's employees in Quebec branches registered for the first session of the program in the fall of 1996, clear proof that it is meeting a need. The amount of time spent on training by our personnel was up 15% over 1995.

WITH THEIR ENTHUSIASM, THEIR FLEXIBILITY AND THE NEW SKILLS THEY ARE LEARNING, THE BANK'S PERSONNEL WILL BE WELL EQUIPPED TO TAKE ON THE CHALLENGES THAT LIE AHEAD AND, AS IN THE PAST, WILL BE THE CHIEF ARCHITECTS OF OUR SUCCESS.

Finally, we wish to express our thanks to four members of the Board of Directors, namely, Marc Bourgie, Mary S. Lamontagne, Pierre Lortie and Louise
B. Vaillancourt, who will not be standing for re-election in 1997.

Overall, fiscal 1996 was characterized by growth in both business and profitability. At year end, the Bank was even better positioned to ensure continued prosperity, maintain a strong balance sheet and provide a good return to its shareholders.

The National Bank is an institution to bank on and its value will be increasingly appreciated. Our shareholders and customers alike will reap the benefits.

ANDRE BERARD                                      LEON COURVILLE

CHAIRMAN OF THE BOARD AND                         PRESIDENT AND
CHIEF EXECUTIVE OFFICER                           CHIEF OPERATING OFFICER

ANNUAL INFORMATION FORM

INCORPORATION

National Bank of Canada (the "Bank") was formed through a series of amalgamations, including amalgamations with The Provincial Bank of Canada in 1979, with The Mercantile Bank of Canada effective November 1, 1985, and with National Bank Leasing Inc., its wholly owned subsidiary, on November 1, 1992. The Bank's roots in fact date back to 1859 with the founding of the BANQUE NATIONALE in Quebec City.

The Bank is a Schedule I bank under the Bank Act (the "Act"). Its head office and principal place of business is located at the National Bank Tower, 600 de La Gauchetiere West, Montreal, Quebec, Canada, H3B 4L2.

COMPETITION

The barriers to competition in the financial industry are steadily disappearing as the various markets merge and new types of investments and transactions are developed. The Bank's competitors in traditional banking services are the major Canadian banks together with the credit unions in its primary market of Quebec, where it has an aggregate market share of 20%. The same competitive environment exists in the brokerage industry, which has increasingly come under the control of the major banks. At the Bank, brokerage operations are carried out by Levesque Beaubien Geoffrion Inc. and National Bank Securities Inc. through its InvesTel service. For mutual funds, trust services and investment management, there is a greater range of competitors, including various financial companies that specialize in these areas. In the United States, even though a large number of financial corporations compete for asset-based lending business, the relative size of our portfolio enables us to precisely target markets in order to limit risk exposure. In addition, the Bank understands the importance of being at the leading edge when it comes to the new electronic payment and marketing methods which are experiencing phenomenal growth as computer networks become more open. The ongoing development of a number of products in this area reflects the Bank's determination to rise to the challenge of this new source of competition.

ENVIRONMENTAL ISSUES

In order to minimize risks related to the environment, a few years ago the Bank introduced a procedure setting out its environmental responsibilities when granting credit and taking possession of contaminated assets. To date, these risks have not had a material impact on the Bank's operations.

FINANCIAL DATA
ALL AMOUNTS IN THIS ANNUAL INFORMATION FORM ARE EXPRESSED IN CANADIAN DOLLARS UNLESS OTHERWISE INDICATED.

REFERENCES TO LEGISLATION
THE INFORMATION CONTAINED IN THIS ANNUAL INFORMATION FORM IS SUBMITTED IN COMPLIANCE WITH THE APPLICABLE REGULATIONS GOVERNING SECURITIES.

BANK SUPERVISION

The Superintendent of Financial Institutions Canada (the "Superintendent") is responsible to the Minister of Finance for applying the Act. The Superintendent must, at least once a year, examine the affairs and business of the Bank for the purpose of determining whether the provisions of the Act are being duly observed and that the Bank is in sound financial condition, and report to the Minister. Outside Canada, the Bank's subsidiaries, branches and representative offices are required to comply with the Act and with legislation in the various jurisdictions in which they operate.

RESTRICTIONS ON OWNERSHIP OF BANK SHARES

The Act prohibits any person from owning, either directly or by way of entities controlled by the person, more than 10% of all the outstanding shares of any class of shares of the Bank. Governments, their agents or agencies, whether in Canada or a foreign country, may not own shares of the Bank.

EXECUTIVE OFFICERS

All the officers whose names appear on page 77 have held management, executive or senior executive positions with the Bank during the past five years, with the exception of Pierre Desbiens who, from 1989 to 1990, was employed by Connecticut National Life (Hartford) as President and Chief Operating Officer, and, from 1990 to 1994, was employed by Empire Financial Group as Regional Vice-President and General Manager; Gisele Desrochers who, from 1989 to 1994, was employed by the Quebec Government as Deputy Minister - Department of Recreation, Fish and Game; Associate Secretary General - Administrative Reform and Higher Employment; and Deputy Minister - Department of Revenue; and Michel Labonte who, from 1988 to 1993, was employed by Hydro-Quebec as Vice-President - Industrial Markets; Vice-President - Financing and Treasurer; and Executive Vice-President - Finance and Administration.

The directors and executive officers of the Bank, as a group, beneficially own less than 1% of the outstanding common shares of the Bank.

ADDITIONAL INFORMATION

The Bank undertakes to provide to any person, upon request, a copy of the Annual Information Form of the Bank, together with a copy of any document incorporated therein by reference, a copy of the annual consolidated financial statements for the year ended October 31, 1996 with the accompanying report of the auditors and a copy of any subsequent quarterly financial statements; a copy of the Management Proxy Circular of the Bank in respect of its most recent annual meeting of shareholders that involved the election of directors and a copy of any other document that is incorporated by reference into a preliminary short form prospectus or a short form prospectus whenever the securities of the Bank are part of a distribution.

The Bank's Management Proxy Circular dated December 19, 1996, which is enclosed with the Notice of Annual Meeting of Shareholders scheduled for March 12, 1997, contains additional information such as the remuneration and indebtedness of directors and executive officers, the number of Bank shares held and share options awarded.

Copies of these documents may be obtained upon request from the Corporate Secretary's Office of the Bank, 600 de La Gauchetiere West, Montreal, Quebec, H3B 4L2.

DOCUMENTS INCORPORATED BY REFERENCE

Additional items comprising the Bank's Annual Information Form are disclosed in portions of this Annual Report and are incorporated by reference as set out below.

ITEM                                          REFERENCE

1.   Main Subsidiaries                        PAGE 82

2.   Description of the Business              PAGES 13 TO 15

3.   General Development of the Business      PAGES 4 TO 9

4.   Loans by Borrower Category               PAGE 29, TABLE 7

5.   Impaired Loans                           PAGE 38, TABLE 14 AND PAGE 58,
                                              NOTE 4

6.   Interest on Impaired Loans               PAGE 39, TABLE 15

7.   Charge for Loan Impairment               PAGE 24, TABLE 3

8.   Designated Countries                     PAGE 37, TABLE 13

9.   Personal, Business and Mortgage Loans    PAGE 22, TABLE 2 AND PAGE 52

10.  Earning Assets Abroad                    PAGE 28, TABLE 6

11.  Assets Under Administration/Management   PAGE 33, TABLE 11

12.  Personnel                                PAGES 3, 15 AND 70

13.  Cash Dividends and Dividend Policy       PAGE 45 AND PAGE 61, NOTE 11

14.  Main Consolidated Financial Data         PAGES 45, 46 AND 70

15.  Quarterly Results                        PAGES 45 AND 46

16.  Management's Discussion and Analysis     PAGES 17 TO 47

17.  Market for Trading Bank's Securities     PAGE 84

18.  Directors and Officers                   PAGES 71 TO 77

DESCRIPTION OF THE BUSINESS OF THE BANK

The National Bank, which ranks sixth among Canadian banks in terms of total assets, is present in each of Canada's provinces. It delivers an extensive range of financial services to individuals, commercial enterprises, financial institutions and governments both in Canada and abroad.

The Bank's main sectors and divisions are the following: Banking, which consists of Retail Banking, Commercial Banking and International; Trust Services; Insurance; Treasury, Brokerage and Corporate Banking; and Human Resources and Administration.

BANKING

RETAIL BANKING

Through its network of 632 branches, Retail Banking provides services to individuals and serves as support to the commercial banking centres and the Corporate Banking, International Commercial Operations and Treasury divisions.

In addition to personal and mortgage loans, the Bank offers a broad range of transaction accounts and investment vehicles, such as term deposits and investment certificates, mutual funds (managed by the Bank or by third parties) and registered retirement savings plans and income funds, as well as credit card and travellers cheque services. In response to clients' growing demand for financial advisory services, the Bank embarked on a new phase in 1996 when it integrated more than 50 accredited financial planners into its branches.

Clients can access their accounts at any of the Bank's 712 banking machines as well as at the more than 236,600 banking machines in North America and Europe which belong to the Cirrus, Interac and MasterCard ATM networks. Furthermore, through the Interac Direct Payment network, debit card holders can pay for their purchases without using cash at any of the Bank's 25,062 point-of-sale terminals.

The Bank continues to assume a leadership role in customer service by offering its customers non-traditional services such as TelNat for banking by phone and Personal CompuTeller for banking by computer. The first service of its kind in Canada, Personal CompuTeller gives customers direct access to their transaction accounts via their personal computer.

To meet the new reality of consumer demand for fast, easy access to banking services, the Bank developed another delivery concept in the form of specially designed service units in supermarkets, open seven days a week.

COMMERCIAL BANKING

The Commercial Banking division administers loans to independent businesses and offers them an array of complementary services. Of the 38 commercial banking centres in operation as at October 31, 1996, 20 were in Quebec, nine in Ontario and nine in Atlantic Canada. The centres are staffed by account managers, each of whom services a small number of business clients, and by experts in special financing methods. In addition to the specialized services offered by Treasury and International Commercial Operations, businesses can obtain a full range of services such as bankers' acceptances, operating loans and fixed- or variable-rate term loans, as well as computerized payroll processing, bank reconciliation with cheques in consignment and pre-authorized payments.

The Bank also serves mid-market companies through offices in 16 U.S. cities, including its own representative offices and the offices of its subsidiary National Canada Finance Corp.

INTERNATIONAL

Present in over 120 countries around the world through its network of correspondents, the Bank offers its international clients service of the highest calibre. With years of experience and a network of carefully selected partners, the International division has more than 35 offices in Canada, the United States, Latin America, Asia and Europe, as well as some 2,800 banking correspondents throughout the world and seven cooperation agreements with highly respected financial institutions.

The Bank has also developed partnerships with private enterprise and all three levels of public administration. Partnerships created in 1996 include the Action Asia Group, Montreal International, the Canada-Poland Development Fund and a France-Quebec network for independent businesses, as well as the agreement to accommodate Quebec trade delegates in the Bank's offices in Boston, Los Angeles, Chicago and Atlanta.

Through its dynamic International division, the Bank is able to offer international products and services that are fully adapted to the increasingly sophisticated needs of its clients: guarantees and letters of credit, foreign exchange transactions, foreign payments and management of foreign accounts, to name but a few. Whether their needs include international banking and corporate credit, export financing, identification of clients or partners, foreign risk capital management or financing and management of international commercial operations, the Bank's clients can count on the expertise of this division's attentive, experienced specialists.

TRUST SERVICES

Further to its acquisition by the Bank in July 1993, General Trust has been restructured to focus on its primary vocation, namely, providing trust services.

With its investment services, personal trust services and branches now integrated into the Bank's network, General Trust offers wealth management services for high net worth households. Its corporate trust services are geared to the needs of independent businesses and large corporations in Quebec.

General Trust and National Bank Securities Inc., another Bank subsidiary, provide active fund management on behalf of their clients. National Bank Securities Inc. also offers its clients a wide selection of mutual funds and discount brokerage services.

INSURANCE

The Insurance division is responsible for managing the Bank's insured risks and credit insurance and for marketing its various insurance products to clients.

As part of its management of insured risks, this division ensures that the various policies underwritten by the Bank provide good coverage for possible claims related to the Bank's assets and premises as well as its officers' liability. National Bank Life Insurance Company administers credit insurance plans for loans granted by the Bank and markets various general insurance products. Personal and group insurance products are delivered through National Bank Financial Services, a joint company formed by the Bank and Metropolitan Life.

TREASURY, BROKERAGE AND CORPORATE BANKING

With offices in Montreal, Toronto, Vancouver, London, New York and Singapore, the Treasury division of the Treasury, Brokerage and Corporate Banking sector manages the Bank's liquidity; it is responsible for matching assets and liabilities, and is in constant communication with financial markets in Canada and abroad. It develops financial instruments adapted to the needs of both institutional and commercial clients and is responsible for raising and managing the Bank's Tier 1 and Tier 2 capital. This division, which oversees the securitization of NHA mortgage loans, is also very active in the negotiation and sale of off-balance sheet instruments such as options, swaps and other futures contracts. It handles foreign exchange transactions on behalf of the Bank and its clients on both the spot and futures markets.

The Corporate Banking division, with the support of specialized teams based in Montreal and Toronto, offers a broad range of services customized to clients' needs. In addition to providing traditional operating credit and term financing, these teams structure financing for acquisitions or recapitalization and arrange high-yield financing, often through loan syndicates involving other institutions. They also offer advisory services for restructuring, mergers and acquisitions and for hybrid financings combining debt and equity. Together with the Treasury division, Corporate Banking offers financial risk management instruments for hedging interest rates, foreign exchange and import-export transactions. The division's specialists in banking operations can suggest a vast range of electronic products, such as point-of-sale debit and electronic data interchange (EDI), and tailor them to each client's requirements.

The securities brokerage subsidiary Levesque Beaubien Geoffrion Inc. provides services to business clients and individuals, in addition to playing an important role in securing financing for various levels of government.
This subsidiary is active on all the major markets through its network of 32 offices.

Another subsidiary, Natcan Investment Management Inc., specializes in portfolio management for institutional clients and identifies investment opportunities in Canada, the United States and abroad. Pension funds, insurance companies, mutual funds, foundations and religious orders are among the many clients for which this subsidiary manages assets in excess of $6 billion.

HUMAN RESOURCES AND ADMINISTRATION

The Human Resources and Administration sector is responsible for policies concerning personnel and certain areas of administration.

In its human resources function, the sector is responsible for employee relations, staffing, succession planning, training, employee benefits, compensation and employment equity. In terms of administration, it is responsible for public relations, legal affairs and the corporate secretary's office as well as audit, premises and administrative services.

As at October 31, 1996, the Bank had 11,992 employees compared to 12,198 a year earlier. This net decrease was due to the restructuring of the branch network as part of the Continuous Improvement Program, the goal of which was to increase efficiency by centralizing certain activities and implementing new technologies. The number of employees, however, rose in other Bank sectors as a result of the diversification in products and delivery channels.

PROPERTIES

With respect to real estate holdings, as at October 31, 1996, the Bank owned its head office in Montreal and, for its operations, also owned 127 other properties across Canada and leased 565 premises, including 35 abroad.

The Bank's consolidated fixed assets at cost, less accumulated depreciation, and excluding furniture, equipment and leasehold improvements, amounted to $178 million as at October 31, 1996. However, no independent assessment of the market value of the Bank's fixed assets was available. Information concerning the Bank's fixed assets is contained in Note 6 to the Consolidated Financial Statements on page 59.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
OPERATING RESULTS AND FINANCIAL CONDITION

ECONOMIC ENVIRONMENT

The main characteristic of the international economy in 1996 was the contrast between intense economic activity in the United States and sluggish economic growth in Europe and Canada. Japan, for its part, embarked on a fragile recovery after more than two years of economic stagnation.

In the United States, buoyant consumer demand spurred growth. Employment and personal income grew rapidly. Rising wages, combined with lower productivity gains, pushed up unit labour costs. The Federal Reserve's monetary policy remained relatively accommodating during what was a presidential election year. Prices rose moderately despite fears of inflationary pressure. Inflationary expectations, natural in a context of strong growth, dwindled and the U.S. bond market remained calm.

Canada's economic performance overall was somewhat disappointing in 1996.

In the first quarter, when consumer spending jumped, growth was compromised by a startling downtrend in exports. In the second quarter, even though exports picked up, inventories plummeted and investment spending lost steam, hampering economic growth. As in 1995, exports remained the main engine of economic growth throughout the year as domestic demand proved lacklustre.

The job market was especially bleak during the first half of the year with only Western Canada reporting significant employment growth. In the eastern part of the country, and especially in Quebec, the job losses reported in the first six months mean that net employment gains will no doubt be marginal for the year as a whole.

Unlike the gloomy situation that existed in 1995, the strong upturn in residential construction in Canada was one of the most positive developments in 1996. New home buyers took advantage of enticing interest rates and a very favourable market.

However, business spending on non-residential construction continued to trend down. The real estate market remained difficult and disappointing.

Government finances continued to improve. In its last budget, the federal government affirmed its intention of reducing the deficit to $24.3 billion or 3% of gross domestic product in 1996-97, then to 2% of GDP the following year. The Ontario government plans to cut provincial income tax by 30% between 1996 and 1999, while trimming its budget deficit; in 1996-97 it projects a deficit of $8.2 billion, down almost $1 billion from the previous year. As for the Quebec government, it forecasts a budget deficit of $3.2 billion in 1996-97, compared with $3.9 billion in 1995-96.

For the first time in more than 10 years, Canadian short- and medium-term interest rates (three months to seven years) fell well below U.S. rates. The Bank of Canada consistently reduced its target range, quite independently of the policies of the U.S. Federal Reserve.

The Canadian dollar strengthened, reflecting investor confidence. The turnaround in public finances, inflation below the U.S. rate and the disappearance of the current account deficit were some of the factors that attracted investors.

In Quebec, the Bank's geographic base and its principal market, economic performance was even more uncertain than for Canada as a whole.

Whereas personal bankruptcies in Quebec returned to within the Canadian average, business bankruptcies remained well above the numbers reported in the rest of Canada. In addition, new problems surfaced in the real estate market.

Even though Canadian banks had an excellent year overall, the banking industry in Canada was prevented from fully benefitting from the turnaround measures implemented in recent years for several reasons. These included narrower interest spreads on transaction deposits, continuing job market uncertainty, weak growth in personal income and stagnant commercial loans as businesses focussed on strengthening their balance sheets.

Fortunately, the housing market and, by extension, mortgage credit were stimulated by interest rates that fell to historically low levels. However, low interest rates had the effect of shifting savings away from the more traditional investments such as term deposits.

Banks now have to offer their clients a much more extensive range of investment options as well as provide related advisory services. The mature market for traditional bank products is largely responsible for these changes. It is also the reason why banks are seeking to diversify their financial activities into allied products and services such as insurance and electronic transactions.

Insofar as economic conditions remain more difficult in Quebec than in the rest of Canada or in the United States, it is to be expected that the financial situation of our clientele will continue to place specific constraints on the Bank. However, their impact will be lessened by the opportunities available in its core market.

Moreover, the Bank's active presence in leading-edge financial products and services, as well as its diversification in specialized markets throughout Canada and elsewhere in the world, will enable it to take full advantage of the new opportunities that present themselves.

OVERVIEW OF RESULTS

STEADY PROGRESSION IN RESULTS

Table 1 summarizes the Bank's results for 1996. The strong growth of 29.9% in net income was generated by the positive changes in net interest income, other income and the charge for loan impairment.

Net interest income rose 8.1% on a taxable equivalent basis. Other income was up 17.5%, as explained further on. Loan losses charged to income declined by 7.8%.

As at October 31, 1996, the Bank's total assets stood at $53,134 million, which was $4,221 million or 8.6% higher than at the same date in 1995.

  FROM 1992 TO 1996, THE BANK'S TOTAL ASSETS ROSE BY $13,099 MILLION, OR 32.7%.

Average assets for the year amounted to $49,239 million, for an increase of 3.5%. The upward trend in return on average assets, which began in 1993, accelerated in 1996, rising from 0.51% to 0.64% during the year. Net interest income and other income were up in relation to average assets while loan losses were down. These favourable developments more than offset the rise in non-interest expenses.

During the year, the Bank declared a dividend of $0.49 per common share, which was 22.5% higher than for the previous 12 months. Dividend payouts on preferred shares totalled $27 million, down slightly from 1995 chiefly because of the redemption of Series 9 shares at the end of fiscal 1995.

Return on common shareholders' equity was 14.5% in 1996, a substantial increase over the 11.0% recorded in the previous year and the highest return since 1988. The 20% increase in share value combined with the higher dividend yield brought the total return on common shares for the year to 24.6%.

DOMESTIC

Despite lacklustre economic conditions in 1996, profitability was driven by the domestic market, where four-fifths of the Bank's average assets are concentrated. As Table 1A shows, domestic net income rose $34.6 million or 21.3%. Return on average assets climbed from 0.41% to 0.47%.

Other income as a percentage of average assets increased from 1.71% to 1.95%, mainly as a result of the higher income recorded by our brokerage subsidiary, Levesque Beaubien Geoffrion. Loan losses continued to decline, dropping to 0.46% of average assets as against 0.55% at the end of 1995.

TABLE 1
OVERVIEW OF RESULTS
FOR THE YEAR ENDED OCTOBER 31
(TAXABLE EQUIVALENT BASIS)
(MILLIONS OF DOLLARS AND AS A PERCENTAGE OF AVERAGE ASSETS)

----------------------------------------------------------------------------------------------------------------------------
                                    1996               1995              1994               1993                 1992
                               --------------    ---------------    ---------------    ---------------     -----------------
                                  $       %         $        %         $        %         $        %          $         %
Net Interest Income            1,275.9   2.59    1,180.6    2.48    1,094.9    2.54    1,016.2    2.56     1,040.5     2.67
Charge For Loan Impairment       235.0   0.48      255.0    0.54      275.0    0.64      325.0    0.82       570.0     1.46
Other Income                     836.4   1.70      711.6    1.50      719.3    1.67      635.3    1.60       540.6     1.39
Non-Interest Expenses          1,413.1   2.87    1,229.3    2.58    1,168.7    2.71    1,042.0    2.63     1,016.0     2.61
Income Taxes                     135.8   0.28      156.3    0.33      144.6    0.34      101.3    0.25       (13.0)   (0.03)
Non-Controlling Interest          10.1   0.02        6.6    0.02        8.7    0.02        8.6    0.02         7.1     0.02
                               --------------    ---------------    ---------------    ---------------     -----------------
Net Income                       318.3   0.64      245.0    0.51      217.2    0.50      174.6    0.44         1.0        -
----------------------------------------------------------------------------------------------------------------------------

AVERAGE ASSETS                  49,239            47,582             43,160             39,657              38,908
----------------------------------------------------------------------------------------------------------------------------


As a percentage of average assets, net interest income dipped slightly, from 2.51% in 1995 to 2.47% in 1996, while non-interest expenses rose from 2.92% to 3.21%. As explained later, the main factors responsible for the increase in these expenses were a non-recurring item which affected certain assets, variable remuneration and technological developments.

INTERNATIONAL - UNITED STATES

The net income of $17.2 million earned in the United States corresponded to 0.40% of our U.S. assets, down from 0.63% in fiscal 1995 (Table 1B). This decline was essentially due to the higher charge for loan impairment, which served to improve the real estate portfolio in line with the Bank's strategy.

The changes in the components of U.S. net income can be attributed to our strategy which consists of gradually withdrawing from less profitable operations while simultaneously zeroing in on target markets where the Bank enjoys a comparative advantage, such as services to mid-market companies.

For several years now, the Bank has been radically altering the make-up of its commercial lending portfolio by reducing conventional loan levels in favour of asset-based lending. Loans outstanding in the U.S. commercial portfolio amounted to US $2,072 million (or CDN $2,773 million) as at October 31, 1996, for a year-over-year increase of 10%. We are benefitting from the special expertise we have acquired in asset-based lending as it is a highly profitable niche for the Bank. This is borne out by the rise in net interest income from 2.51% to 2.59% of U.S. assets.

Lending to mid-market companies, it is worth pointing out, is a fiercely competitive business because of the many financing instruments available and the ever growing number of competitors.

TABLE 1A
OVERVIEW OF RESULTS - DOMESTIC OPERATIONS
FOR THE YEAR ENDED OCTOBER 31
(TAXABLE EQUIVALENT BASIS)
(MILLIONS OF DOLLARS AND AS A PERCENTAGE OF AVERAGE ASSETS)

----------------------------------------------------------------------------------------------------------------
                                   1996             1995              1994            1993             1992
                              -------------    -------------     -------------    ------------    -------------
                                 $      %         $      %          $      %        $      %         $      %
Net interest income           1,027.3  2.47      997.8  2.51       942.9  2.65     851.8  2.74     885.8   2.93
Charge for loan impairment      190.3  0.46      220.1  0.55       238.4  0.67     218.3  0.70     398.8   1.32
Other income                    809.1  1.95      680.1  1.71       688.5  1.93     607.9  1.95     511.4   1.69
Non-interest expenses         1,336.2  3.21    1,162.2  2.92     1,105.1  3.11     978.1  3.14     951.0   3.15
Income taxes                    102.7  0.25      126.5  0.32       121.7  0.34     107.2  0.34      21.4   0.07
Non-controlling interest         10.1  0.03        6.6  0.02         8.7  0.02       8.6  0.04       7.1   0.02
                              -------------    -------------     -------------    ------------    -------------
Net income                      197.1  0.47      162.5  0.41       157.5  0.44     147.5  0.47      18.9   0.06
----------------------------------------------------------------------------------------------------------------
Average assets                 41,584           39,790            35,590          31,141          30,186

TABLE 1B
OVERVIEW OF RESULTS - INTERNATIONAL OPERATIONS - UNITED STATES
FOR THE YEAR ENDED OCTOBER 31
(TAXABLE EQUIVALENT BASIS)
(MILLIONS OF DOLLARS AND AS A PERCENTAGE OF AVERAGE ASSETS)

------------------------------------------------------------------------------------------------------------------
                                   1996             1995             1994             1993               1992
                                 $      %         $      %         $      %         $       %        $        %
                               ------------     ------------     ------------    ---------------   ---------------
Net interest income            110.1   2.59     105.1   2.51     101.7   2.45     94.9     1.95     88.3     1.74
Charge for loan impairment      43.4   1.02      29.5   0.71      33.7   0.81     86.2     1.77     83.2     1.64
Other income                    21.8   0.51      24.2   0.58      25.0   0.60     22.4     0.46     24.0     0.47
Non-interest expenses           55.6   1.31      49.3   1.18      46.3   1.11     38.8     0.80     35.4     0.70
Income taxes                    15.7   0.37      23.8   0.57      19.7   0.48     (0.6)   (0.01)    (0.3)   (0.01)
                               ------------     ------------     ------------    ---------------   ---------------
Net income (loss)               17.2   0.40      26.7   0.63      27.0   0.65     (7.1)   (0.15)    (6.0)   (0.12)
------------------------------------------------------------------------------------------------------------------
Average assets                 4,250            4,182            4,149           4,876             5,064
------------------------------------------------------------------------------------------------------------------

To serve this market more efficiently, the Bank opened three new offices in the United States: in St. Louis, New Orleans and Richmond, Virginia. This expansion accounted for the rise in non-interest expenses, although it was still lower than for the Bank's domestic operations.

The Bank's prudent expansion in specialized U.S. operations is being internally generated at a time when the cost of potential acquisitions would be too high. This factor, combined with the reduction in the real estate portfolio and in liquid assets, accounted for the relatively low growth of 1.6% recorded in U.S. average assets.

INTERNATIONAL - OTHER COUNTRIES

Our international operations outside the United States are in full expansion, reflecting the Bank's decision to diversify its revenue streams, to accompany its clients wherever they go, and to capitalize on financial opportunities whenever they arise.

In line with its intention to increase its investments in Latin America, the Bank is looking at the possibility of becoming a stakeholder in local banks and of participating in joint ventures. In Asia, where we have a solid presence, growth was stalled as the Bank pared down its Hong Kong assets in readiness for the upcoming handover of Hong Kong to China. While further consolidating its alliances in Europe, the Bank in collaboration with its partners is studying investment possibilities in Eastern Europe. Other projects are also being considered in the Middle East.

In 1996, our international operations other than in the United States mobilized $3,405 million of average assets (Table 1C), which is down from the $3,610 million recorded for 1995 mainly because of the reduction in international liquid assets and the lull in our growth in Southeast Asia.

International net income in 1996 included a special gain from the sale of 79% of the Bank's interest in Banco Osorno y la Union in Chile. This transaction generated a gain, included in net interest income, of $80 million before taxes, or $60 million after taxes (taking into account the Bank's initial investment of less than $10 million). Moreover, a $60 million special sectoral provision for Canada and the United States was created at an after-tax cost of $37 million. The $23 million difference between the two after-tax amounts was included in the Bank's net income.

Excluding the special gain of $80 million before taxes on the Banco Osorno transaction, as well as the $30 million from the sale of past-due interest bonds in 1995, international net income grew by $8 million in 1996. Return on average international assets outside the United States reached 1.29%, compared to 0.99% in 1995.

As a result of the Bank's cleanup of its international portfolio in recent years, the annual charge for loan impairment was reduced from $5.4 million to $1.3 million.

If the non-recurring gain and special sectoral provision were not included in the Bank's overall results, net income would have risen by 20.5%, translating into a return on shareholders' equity of 13.4%. Even though the gain from the Banco Osorno transaction was non-recurring, it was consistent with the Bank's strategy to exploit all market opportunities to increase shareholder value.

TABLE 1C
OVERVIEW OF RESULTS - INTERNATIONAL OPERATIONS - OTHER
FOR THE YEAR ENDED OCTOBER 31
(TAXABLE EQUIVALENT BASIS)
(MILLIONS OF DOLLARS AND AS A PERCENTAGE OF AVERAGE ASSETS)

----------------------------------------------------------------------------------------------------------------
                                   1996           1995            1994             1993              1992
                                 $      %       $      %        $      %        $        %       $         %
                               ------------   ------------    ------------    --------------   ---------------
Net interest income            138.5   4.07    77.7   2.15     50.3   1.47     69.5     1.91    66.4      1.82
Charge for loan impairment       1.3   0.04     5.4   0.15      2.9   0.08     20.5     0.56    88.0      2.41
Other income                     5.5   0.16     7.3   0.20      5.8   0.17      5.0     0.14     5.2      0.14
Non-interest expenses           21.3   0.63    17.8   0.49     17.3   0.51     25.1     0.69    29.6      0.81
Income taxes                    17.4   0.51     6.0   0.17      3.2   0.09     (5.3)   (0.14   (34.1)    (0.93)
Net income (loss)              104.0   3.05    55.8   1.54     32.7   0.96     34.2     0.94   (11.9)    (0.33)
                               ------------   ------------    ------------    --------------   ---------------
Average assets                 3,405          3,610           3,421           3,640            3,658
----------------------------------------------------------------------------------------------------------------

ANALYSIS OF RESULTS

NET INTEREST INCOME

Table 2 presents changes in net interest income by major asset and liability category on a taxable equivalent basis. Assets generated interest income of $3,170 million, for an average interest rate of 6.44%, compared to 7.27% in 1995. Liabilities cost the Bank $1,894.1 million in interest, equivalent to a rate of 3.85%, versus 4.79% the previous year. The difference between interest earned and interest paid on asset and liability volumes is referred to as net interest income, and the difference between average interest rates, as the interest spread.

Net interest income reached $1,275.9 million for the year, up 8.1% or $95.3 million over 1995. The contribution of rate and volume variances can be analyzed using the last two columns of Table 2, where the net impact is broken down into its volume component and its rate component, calculated on the 1996 rates and on 1995 volumes respectively.

On the assets side, the main contribution to interest income came from growth in residential mortgages where average volumes advanced 4.4% from $10,839 million to $11,315 million. However, because of falling interest rates, interest income on these loans rose by only 1.0%. Mortgage loans are a very low risk sector and constitute a priority market for the Bank.

TABLE 2
CHANGES IN NET INTEREST INCOME
FOR THE YEAR ENDED OCTOBER 31
(TAXABLE EQUIVALENT BASIS)
(MILLIONS OF DOLLARS)

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   $ Variance
                                          1996                       1995                     1996-1995              due to
                                ---------------------------  ------------------------  -------------------------  ----------------
                                Average                      Average                   Average
                                volume    Rate    Interest   volume   Rate   Interest  volume   Rate   Interest   Volume    Rate
                                ---------------------------  ------------------------  -------------------------  ----------------
                                   $       %          $         $       %       $         $      %          $
Assets

 Deposits with other banks        3,497   5.66      197.8     4,388   6.17     270.8    (891)   (0.51)    (73.0)  (50.4)   (22.6)
 Securities                       8,256   3.79      313.1     8,727   4.03     351.9    (471)   (0.24)    (38.8)  (17.9)   (20.9)
 Mortgage loans                  11,315   8.19      926.2    10,839   8.46     917.3     476    (0.27)      8.9    39.0    (30.1)
 Personal loans                   5,822  10.08      587.1     6,046  10.59     640.1    (224)   (0.51)    (53.0)  (22.6)   (30.4)
 Business and other loans        16,642   6.94    1,154.3    14,372   8.80   1,264.9   2,270    (1.86)   (110.6)  157.5   (268.1)
 Impaired loans, net                678  (1.25)      (8.5)      576   2.17      12.5     102    (3.42)    (21.0)   (1.3)   (19.7)
                                -------  ------   -------    ------  -----   -------   -----    ------   ------   -----   -------
Earning assets                   46,210   6.86    3,170.0    44,948   7.69   3,457.5   1,262    (0.83)   (287.5)  104.3   (391.8)
Other assets                      3,029      -          -     2,634      -         -     395        -         -       -        -
                                -------  ------   -------    ------  -----   -------   -----    ------   ------   -----   -------
Total assets                     49,239   6.44    3,170.0    47,582   7.27   3,457.5   1,657    (0.83)   (287.5)  104.3   (391.8)
----------------------------------------------------------------------------------------------------------------------------------
Liabilities

 Personal deposits               21,279   5.22    1,111.1    20,614   5.66   1,167.0     665    (0.44)    (55.9)   34.7    (90.6)
 Deposits by banks                6,177   5.82      359.5     7,204   6.31     454.9  (1,027)   (0.49)    (95.4)  (59.8)   (35.6)
 Other deposits                  11,352   4.68      531.1    11,208   5.68     636.9     144    (1.00)   (105.8)    6.7   (112.5)
                                -------  ------   -------    ------  -----   -------   -----    ------   ------   -----   -------
                                 38,808   5.16    2,001.7    39,026   5.79   2,258.8    (218)   (0.63)   (257.1)  (18.4)  (238.7)
Debentures                        1,175   7.23       85.0     1,259   6.99      88.0     (84)    0.24      (3.0)   (6.1)     3.1
Liabilities other than deposits   2,056   0.14        2.9     1,725   0.59      10.2     331    (0.45)     (7.3)    0.5     (7.8)
Other (1)                            -       -     (195.5)        -      -     (80.1)      -        -    (115.4)      -   (115.4)
                                -------  ------   -------    ------  -----   -------   -----    ------   ------   -----   -------
Interest-bearing liabilities     42,039   4.51    1,894.1    42,010   5.42   2,276.9      29    (0.91)   (382.8)  (24.0)  (358.8)
Other liabilities                 4,804      -          -     3,197      -         -   1,607        -         -       -         -

Shareholders' equity              2,396      -          -     2,375      -         -      21        -         -       -         -
Impact of non-interest bearing
 assets and liabilities               -      -          -         -      -         -       -        -         -    85.4    (85.4)
----------------------------------------------------------------------------------------------------------------------------------
Total liabilities and
 shareholders' equity            49,239   3.85    1,894.1    47,582   4.79   2,276.9   1,657    (0.94)   (382.8)   61.4   (444.2)
----------------------------------------------------------------------------------------------------------------------------------
Net interest income                       2.59    1,275.9             2.48   1,180.6             0.11      95.3    42.9     52.4
----------------------------------------------------------------------------------------------------------------------------------

(1)  Other interest income and interest expense including hedging operations.

Average business loan volumes also increased by a substantial 15.8% during the year, with most of this growth concentrated in loans to U.S. businesses and corporate loans. This success, however, was more than offset by falling rates.

Of the $53 million decrease in interest income on personal loans, 43% was due to lower volumes. The financial difficulties experienced by many consumers, the intense competition for personal loans and our withdrawal from indirect lending all contributed to this decline.

Lower interest rates, which fell on average from 7.27% to 6.44%, were responsible for the $287.5 million drop in interest income overall. This decrease was partially offset by a 2.8% increase in the volume of earning assets.

On the liabilities side, the $382.8 million reduction in interest expense was wholly attributable to lower interest rates, while the increase in volumes, notably in personal deposits, had the opposite effect. Purchased funds-- essentially deposits by other banks--were down $1,027 million or 14.3% from the previous year, cutting interest expense by $59.8 million.

The average rate paid by the Bank on its liabilities fell more than the rate obtained on its assets (a decline of 0.94% versus 0.83% respectively). The interest spread therefore widened by 0.11%.

The last three figures on the lower right-hand side of Table 2 summarize the impact of variations in volumes and rates on net interest income. Volume changes generated 45% of the $95.3 million increase in net interest income and rate changes accounted for the remainder.

Excluding the special gains recorded in 1996 (Banco Osorno transaction) and in 1995 (sale of past-due interest bonds), the interest spread held steady at 2.43% compared to 2.42% in 1995 because the narrower margin on transaction accounts was offset by a wider margin on commercial loans.

LOAN LOSSES

For the fourth consecutive year, the Bank was able to reduce its provision for loan losses (or charge for loan impairment). The annual provision was $235 million, for a reduction of 7.8% as against 7.3% in 1995. Since the general provision had been boosted significantly in 1995 as a precautionary measure, no additional provisions had to be taken in 1996 (Table 3).

In domestic operations, the provision for losses on private risks declined from $221 million as at October 31, 1995 to $190 million at year-end 1996, representing a 14.0% improvement.

The ongoing cleanup of our domestic commercial lending portfolio allowed us to cut the annual provision for loan losses in this sector (total loans to independent businesses and corporations) by 34.7%. However, the financial difficulties experienced by individuals and very small businesses in Quebec, which we had anticipated in our 1995 Annual Report, prompted us to increase provisions in this sector from $69 million to $115 million. It should be noted that sole proprietorships and very small businesses are included under the heading "Individuals".

In the third quarter of the year, the Bank took a $60 million special provision. The purpose of this precautionary measure was to implement specific initiatives in order to improve the quality of problem portfolios in the real estate sector and other sectors. The special provision accounted for $25 million of the $115 million provision allocated under "Individuals" and, most notably, enabled the Bank to dispose of a block of close to 200 foreclosed properties.

The charge for loan impairment in the domestic real estate sector fell by 21.2%.

In the United States, the provision for real estate loan losses rose from $26 million to $39 million. Approximately $15 million of the special provision was earmarked for this sector in support of our strategic withdrawal.

Losses in the U.S. commercial sector were unchanged from 1995 and represented only a small percentage of our portfolio totalling about $2,800 million.

TABLE 3
CHARGE FOR LOAN IMPAIRMENT
FOR THE YEAR ENDED OCTOBER 31
(MILLIONS OF DOLLARS)


---------------------------------------------------------------------------------------------------
                                             1996         1995      1994        1993      1992
                                          -----------   ---------  ---------   -------   -------
Charge for loan impairment
 Domestic
  Individuals                                  115           69        64          66        70
  Independent businesses                        45           41        72          66        74
  Corporations                                   4           34        31          28        49
  Real Estate sector                            26           33        41          26       288
  General provision                              -           44        25          25         -
  Other                                          -            -         3           6         2
                                            ------       ------    ------      ------    ------
 Domestic - Private risks                      190          221       236         217       483
---------------------------------------------------------------------------------------------------
 International
  Commercial - United States                     5            4        19          41        38
  Real Estate - United States                   39           26        15          41        45
  Real Estate - Other                           (8)           -         2          10        63
  Other                                          9            4         3          16        11
                                            ------       ------    ------      ------    ------
 International - Private risks                  45           34        39         108       157
---------------------------------------------------------------------------------------------------
 Designated countries                            -            -         -           -       (70)
---------------------------------------------------------------------------------------------------
 Charge for loan impairment
  posted to income                             235          255       275         325       570
---------------------------------------------------------------------------------------------------
Net average private-risk loans
 and bankers' acceptances
  Domestic                                  29,200       28,358    26,399      26,296    24,998
  International - United States              3,968        3,179     3,148       3,482     3,556
                - Other                        656        1,448     1,461       1,302     1,484
                                            ------       ------    ------      ------    ------
  Total                                     33,824       32,985    31,008      31,080    30,038
---------------------------------------------------------------------------------------------------
Charge for impairment on private-risk
 loans as a percentage of net average
 loans and bankers' acceptances
  Domestic                                    0.65%        0.78%    0.89%        0.83%     1.93%
  International - United States               1.11%        0.94%    1.08%        2.35%     2.33%
                - Other                       0.15%        0.28%    0.34%        2.00%     4.99%
  Total                                       0.69%        0.77%    0.89%        1.05%     2.13%
---------------------------------------------------------------------------------------------------
Allowance for loan impairment
  Balance at beginning of year                 688          714      868         1,027      717
  Retroactive application of new accounting
    standard as at November 1, 1995             77            -        -             -        -
  Charge for loan impairment
    posted to income                           235          255      275           325      570
  Write-offs (1)                              (345)        (312)    (450)         (495)    (266)
  Recoveries                                    11           31       21            11        6
                                            ------       ------    ------       ------   ------
  Balance as at October 31                     666          688      714           868    1,027
---------------------------------------------------------------------------------------------------
Components:
 Allowances for loan impairment
  Designated countries                          69           86       85           274      279
  Specific                                     497          502      573           563      742
  General                                      100          100       56            31        6
---------------------------------------------------------------------------------------------------

(1) Including exchange rate fluctuations.

The $235 million charge for loan impairment posted to 1996 income was equivalent to 0.69% of the average volume of net private-risk loans and bankers' acceptances, and represented the fourth decline in as many years.

The allowance for loan impairment appearing on the balance sheet is analyzed in the lower two sections of Table 3. In 1996, the allowance continued its downward trend, dropping to $666 million under the combined effect of the new $235 million provision, $11 million in recoveries, $345 million in write-offs, and the application of a new accounting standard for impaired loans retroactive to November 1, 1995. This standard, which meets the requirements of the Canadian Institute of Chartered Accountants and the Superintendent of Financial Institutions Canada, added $77 million to specific provisions.

The general allowance remained unchanged at $100 million, while the specific allowance held fairly steady at $497 million in spite of the impact of the new standard for impaired loans. As Table 14 on page 38 indicates, gross private risks are amply covered by these allowances.

OTHER INCOME

Other income, described in Table 4, includes all income other than interest and dividend income. In 1996, other income amounted to $836 million, up $124 million or 17.5% from the previous year.

Capital market fees rose 50.3%, accounting for four-fifths of other income growth. The credit for this goes to the brokerage operations of Levesque Beaubien Geoffrion which generate most of this type of income. Other noteworthy performances included that of InvesTel, the Bank's discount brokerage service, which recorded an 81.6% increase in its income.

The 5.3% advance in deposit service charges stemmed primarily from the improved correlation between charges and the actual cost of administration. Combined revenues from credit fees, bankers acceptances and letters of credit and guarantee rose from $114 million to $117 million, or 2.6%. This growth rate is indicative of the fierce competition on commercial lending markets. The 7.8% growth in card service revenues shows how business has expanded in this sector; in 1996, volumes outstanding on the Bank's credit cards climbed 8.9%.

Of the increase in the "Other" category, 14.3% can be attributed to additional revenues from debit cards, and 28.6% to the sale of insurance products, evidence that the Bank's strategy in this area is producing results. Among the insurance products available are credit insurance, offered by National Bank Life Insurance Company, and various insurance products for MasterCard balances.


TABLE 4
OTHER INCOME
FOR THE YEAR ENDED OCTOBER 31
(MILLIONS OF DOLLARS)
-----------------------------------------------------------------------------
                                 1996     1995     1994     1993     1992
                                ------   ------   ------   ------   ------

Capital market fees                290      193      212      211      176
Deposit service charges            140      133      123      109      106
Card service revenues               69       64       59       56       51
Credit fees                         82       83       81       71       69
Bankers' acceptances, letters
  of credit and guarantee           35       31       28       25       29
Foreign exchange revenues           50       51       39       45       36
Trust services                      20       21       22        5        -
Other                              150      136      155      113       74
                                ------   ------   ------   ------   ------
                                   836      712      719      635      541
-----------------------------------------------------------------------------
Domestic                           809      680      688      608      512
International - United States       22       24       25       22       24
              - Other                5        8        6        5        5
-----------------------------------------------------------------------------
Other income as a percentage
  of total income                 39.6%    37.6%    39.6%    38.5%    34.2%
-----------------------------------------------------------------------------

Mutual fund revenues, which are also classified under "Other", grew by 23.5% in 1996 thanks to National Bank Securities. This subsidiary turned in its best performance to date with a contribution of $22.4 million before taxes to the Bank's income, for an increase of 24.4%.

Great strides were made in 1996 in coordinating the activities of our various subsidiaries. The Bank's dealers and traders now work alongside the fixed-income investment team of Levesque Beaubien Geoffrion in a state-of-the-art trading room. Among the other joint accomplishments were the Bank's three issues of stock index-linked notes marketed through the Levesque Beaubien Geoffrion network.

Fiscal 1996 was also the year in which the role of General Trust of Canada was redefined, as mentioned in last year's Annual Report. With the integration of its branches into the Bank's branch network, General Trust withdrew from intermediation activities in favour of a specialized mission to provide advisory services in the area of wealth management. The financial planner positions introduced at the Bank therefore come under General Trust. Strategic consideration is also being given to phase two of this operation, namely, to redefine this subsidiary's institutional trust function.

The Bank has every intention of continuing to diversify its financial services. One new financial product it launched in 1996 was a computerized market risk evaluation and management tool based on our VAR system (see the "Risk Management" section of this report on page 34 and following). In collaboration with U.S. partners, we now offer this management tool to our commercial clients.

Other income represented 39.6% of the Bank's total income, compared to 37.6% in 1995. With close to 40% of its revenue generated by sources other than interest, the National Bank continues to rank among the leading Canadian banks, in line with its strategy to diversify and stabilize the income it earns.

  FROM 1992 TO 1996, TOTAL INCOME ROSE 33.6%, NET INTEREST INCOME 22.6% AND OTHER INCOME 54.7%. OTHER INCOME AS A PERCENTAGE OF TOTAL INCOME ADVANCED FROM 34.2% IN 1992 TO 39.6% IN 1996.

NON-INTEREST EXPENSES

Total non-interest expenses were $1,413 million (Table 5) and included a $56 million expense (before taxes) related to the sale of a $215 million loan portfolio dating back to the acquisition of General Trust. The Bank received $80.7 million from the REGIE DE L'ASSURANCE-DEPOTS DU QUEBEC, as provided for when the trust company was acquired, and these funds were added to the provisions created at that time. These transactions, when combined with the permanent reduction in the value of IMMOBILIERE NATGEN INC. debentures, the write-off of variable-capital notes, the provisions taken by the Bank and the related tax effects, had no impact on net income.

Had it not been for this non-recurring item, non-interest expenses would have been $1,357 million, up $128 million over the previous year.

Over half of this $128 million was attributable to salaries and staff benefits, while three-quarters of the increase under that heading was related to variable remuneration, which was up $50 million, chiefly at Levesque Beaubien Geoffrion. The increase in remuneration was more than offset by the 45% growth in this subsidiary's revenues. Over the course of the year, the number of Bank employees, including employees of Bank subsidiaries, decreased by 1.7% in full-time equivalent terms, and the salaries paid by the Bank and its subsidiaries (apart from variable remuneration and staff benefits) posted a very modest 2.7% increase.

Excluding Levesque Beaubien Geoffrion expenses -- $186 million in 1995 and $250 million in 1996 -- non-interest expenses rose 6.1% in 1996.

Expenses for "Premises, computers and equipment" were up $23 million or 7.9%. Of this increase, 95% was due to information technology expenses and equipment depreciation. The Bank's technological transformation, which called for substantial investments in branch transformation and in new technologies for electronic banking services, explains this growth in expenses.

Another factor that served to push up expenses was the higher capital and payroll taxes the Bank had to pay as a result of the government's broadening of the capital tax base. In 1996, these taxes rose $9 million, or 23.1% over the previous year (in addition to the 30.0% rise recorded in 1995 alone).

As a percentage of total income, non-interest expenses edged up from 65.0% to 66.9%. Had it not been for the cost related to the sale of the portfolio mentioned earlier, the percentage would have been 64.3% in 1996.

Even though operating expenses are rigorously managed by the Bank, the technological transformation entailed special costs that will ultimately benefit the Bank in its positioning and revenues in the years ahead. The 1995 Annual Report anticipated an increase in non-interest expenses for this very reason. Although technological developments will always exert pressure on spending to some extent, the bulk of the work has now been completed. Growth in this expense category should therefore be more moderate in 1997.

INCOME TAXES

In 1996, income taxes amounted to $130 million, for an 11.0% reduction from the previous year. Detailed information is presented in Note 14 to the financial statements on page 63. The Bank's effective income tax rate was 28.4%. Two factors essentially explain the reduction compared to the previous year: the tax treatment of the sale of the block of loans forming part of the General Trust acquisition, and the lower tax rate applied to the special gain on the Banco Osorno transaction.



TABLE 5
NON-INTEREST EXPENSES
FOR THE YEAR ENDED OCTOBER 31
(MILLIONS OF DOLLARS)
--------------------------------------------------------------------------------------------------

                                                1996       1995       1994       1993       1992
                                              --------   --------   --------   --------   --------
Salaries and staff benefits                      705        637        642        596        574

Premises, computers and equipment,
 including depreciation                          316        293        249        218        206

Other expenses
 Messenger services and communications            55         50         45         50         49
 Advertising and external relations               32         27         29         23         25
 Stationery                                       16         14         14         14         14
 Loan and deposit insurance                       37         36         30         21         18
 Professional fees                                48         42         39         24         17
 Travel expenses                                  11         11         12          9         12
 Security and theft                               12         10         13         14         15
 Capital taxes and salaries                       48         39         30         21         28
 Reduction in value of assets                     56          -          -          -          -
 Other                                            77         70         65         52         58
                                              --------   --------   --------   --------   --------
                                                 392        299        277        228        236
                                              ----------------------------------------------------
Total                                          1,413      1,229      1,168      1,042      1,016
--------------------------------------------------------------------------------------------------
Domestic                                       1,336      1,162      1,105        978        951
International - United States                     56         49         46         39         35
              - Other                             21         18         17         25         30
--------------------------------------------------------------------------------------------------
Total expenses as a percentage
 of total income                                66.9%      65.0%      64.4%      63.1%      64.3%
--------------------------------------------------------------------------------------------------
Excluding the reduction
 in value of assets                             64.3%      65.0%      64.4%      63.1%      64.3%
Excluding Levesque Beaubien Geoffrion           61.6%      62.3%      61.9%      60.2%      62.0%
--------------------------------------------------------------------------------------------------

                                                                              27

ANALYSIS OF FINANCIAL CONDITION
--------------------------------------------------------------------------------

The balance sheet contained in the Consolidated Financial Statements (page
52) shows that total assets stood at $53,134 million as at October 31, 1996, for an increase of $4,221 million or 8.6% over the previous year. Loans and bankers' acceptances were up $4,572 million or 13.0%, while liquid assets (including securities) were down $517 million or 4.1%.

The main liability categories -- deposits and capital -- are discussed later.

ASSETS

Table 6 presents a geographic breakdown of earning assets (including interest-bearing liquid assets) by ultimate risk as at September 30 of each year. As at that date in 1996, the Bank's earning assets amounted to $48,361 million, representing a $117 million increase over the year-earlier figure of $48,244 million.


TABLE 6
GEOGRAPHIC DISTRIBUTION OF EARNING ASSETS BY ULTIMATE RISK (1)
AS AT SEPTEMBER 30
(MILLIONS OF DOLLARS)
-----------------------------------------------------------------------------------------------------------------------------------

                                          1996                1995                1994                1993                1992
                                     ---------------    ---------------     ---------------     ---------------     ---------------
                                        $         %        $         %         $         %        $         %          $         %
North America
 Canada                              39,738     82.2    38,293     79.4     34,428     80.5     33,037     82.3     28,898     77.8
 United States                        4,188      8.7     4,326      9.0      5,088     11.9      4,206     10.5      4,916     13.2
                                     ---------------    ---------------     ---------------     ---------------     ---------------
Europe                               43,926     90.9    42,619     88.4     39,516     92.4     37,243     92.8     33,814     91.0
                                     ----------------------------------------------------------------------------------------------
 United Kingdom                       1,140      2.9     1,579      3.3      1,290      3.0        652      1.6        740      2.0
 France                                 464      1.0       966      2.0        251      0.6        206      0.5        522      1.4
 Germany                                266      0.5       454      0.9         93      0.2        122      0.3        107      0.3
 Switzerland                             14        -        14        -         50      0.1         26      0.1        361      1.0
 Other                                  612      1.3       808      1.7        447      1.1        470      1.2        564      1.5
                                     ---------------    ---------------     ---------------     ---------------     ---------------
                                      2,766      5.7     3,821      7.9      2,131      5.0      1,476      3.7      2,294      6.2
                                     ----------------------------------------------------------------------------------------------

Latin America and Caribbean             357      0.7       361      0.7        258      0.6        355      0.9        310      0.8
                                     ----------------------------------------------------------------------------------------------

Asia and Pacific
 Japan                                  258      0.5       393      0.8         90      0.2        217      0.5        248      0.7
 Other                                1,012      2.1     1,014      2.1        743      1.7        790      2.0        469      1.2
                                     ---------------    ---------------     ---------------     ---------------     ---------------
                                      1,270      2.6     1,407      2.9        833      1.9      1,007      2.5        717      1.9
                                     ----------------------------------------------------------------------------------------------



Middle East and Africa                   42      0.1        36      0.1         34      0.1         34      0.1         34      0.1
                                     ----------------------------------------------------------------------------------------------

Earning assets as at September 30    48,361    100.0    48,244    100.0     42,772    100.0     40,115    100.0     37,169    100.0
                                     ----------------------------------------------------------------------------------------------
                                     ----------------------------------------------------------------------------------------------
Other assets as at September 30       3,511              3,058               2,929               2,863               3,180
Net change in assets in October       1,262             (2,389)               (927)               (244)               (314)
                                     ----------------------------------------------------------------------------------------------
Total assets as at October 31        53,134             48,913              44,774              42,734              40,035
-----------------------------------------------------------------------------------------------------------------------------------


(1)  Earning assets are those which bear interest. Consequently, they do not include cash resources, deposits with the Bank of Canada, cheques and other items in transit (net value), fixed assets, other assets and customers' liability under acceptances. The Bank's earning assets as at September 30 were distributed according to the location of ultimate risk, namely, the geographic location of the borrower or, if applicable, the guarantor. Earning assets are calculated net of general and specific provisions and presented separately for each country where the Bank's exposure exceeds an amount equal to 3/4% of total earning assets.
28

Table 7, which provides a breakdown of loans by borrower category as at September 30, 1996, shows growth of 7.4% in loans outstanding for a total of $37,905 million. Excluding reverse repos concluded by Levesque Beaubien Geoffrion, the loan portfolio advanced 5.7%.

Personal loans (mainly consumer loans and credit cards) were fairly stable at $5,329 million, primarily because of reduced consumer demand and the Bank's withdrawal from indirect lending. Other contributing factors included the financial problems affecting many consumers, as well as our credit criteria. As a percentage of the Bank's total portfolio, these loans continued to decline in 1996, dropping to 14.1% as against 15.0% in the previous year.

However, residential mortgages rose by $650 million or 6.0% in 1996, almost the same as the 6.9% recorded in 1995. The proportion of residential mortgages in the Bank's portfolio remained virtually unchanged at 30.5%. These figures are consistent with the Bank's deliberate strategy to focus on a relatively low-risk loan category that has the added advantage of fostering customer loyalty.

The most vigorous growth was in business loans, which were up $1,169 million or 7.2% over the previous year. U.S. commercial operations generated approximately 20% of this growth.

Despite the fragile economic environment and strong competition for credit, the National Bank successfully expanded its market share of business loans in Quebec.


TABLE 7
DISTRIBUTION OF LOANS BY BORROWER CATEGORY
AS AT SEPTEMBER 30
(MILLIONS OF DOLLARS)
-----------------------------------------------------------------------------------------------------------------------------------
                                          1996                1995                1994                1993                1992
                                     ---------------    ---------------     ---------------     ---------------     ---------------
                                        $         %        $         %         $         %        $         %          $         %
Personal (1)                         5,329      14.1    5,305      15.0     5,234      15.7    5,061       16.2     4,864      16.4
Residential mortgage                11,552      30.5   10,902      30.9    10,196      30.6    9,037       28.9     7,859      26.5
Non-residential mortgage               608       1.5      781       2.2       835       2.5      870        2.8       379       1.3
Agricultural                           698       1.8      675       1.9       622       1.9      584        1.9       548       1.8
Financial institutions               1,774       4.7      766       2.2     1,307       3.9    1,082        3.5       979       3.3
Manufacturing and industrial         1,985       5.2    2,192       6.2     1,732       5.2    1,930        6.2     1,917       6.5
Construction and real estate         2,425       6.4    2,718       7.7     2,653       8.0    2,806        9.0     3,056      10.3
Transportation and communications    3,055       8.1    2,914       8.3     2,431       7.3    3,001        9.6     3,287      11.1
Mines, quarries and energy             300       0.8      275       0.8       215       0.6      249        0.8       301       1.0
Forestry sector                        242       0.6      264       0.7       346       1.0      456        1.5       500       1.7
Government and other
 public agencies                       520       1.4      488       1.4       635       1.9      478        1.5       697       2.3
Wholesale trade                        591       1.5      655       1.9       691       2.1      595        1.9       563       1.9
Retail trade                           977       2.6    1,201       3.4     1,193       3.6    1,118        3.6     1,124       3.8
Services                             1,969       5.2    1,784       5.1     1,920       5.8    2,151        6.9     2,136       7.2
Reverse repos                        3,062       8.1    2,313       6.6     1,467       4.4      869        2.8         -         -
Other                                2,818       7.4    2,048       5.7     1,879       5.5    1,006        2.9     1,497       4.9
                                    ------     -----   ------     -----    ------     -----   ------      -----    ------     -----
                                    37,905     100.0   35,281     100.0    33,356     100.0   31,293      100.0    29,707     100.0
-----------------------------------------------------------------------------------------------------------------------------------


(1)  Includes consumer loans, credit cards and other personal loans.

FUNDING

The Bank finances its lending and investment activities through funds obtained from its depositors, investors and shareholders. Acting as an intermediary between lenders and borrowers, savers and investors, constitutes the core business of a bank. To do so successfully, it must be financially sound. For instance, a bank must manage its liquidity in such a way as to meet its day-to-day financial obligations. Activities must be funded at the lowest possible cost and with maximum efficiency. It must also maintain a solid capital base that will safeguard it against any economic or financial eventuality.

LIQUIDITY MANAGEMENT

As at October 31, 1996, the Bank's balance sheet contained $11,942 million of liquid assets, compared to $12,459 million a year earlier. Securities represented 70.5% of these liquid assets with cash resources (especially deposits with other banks) making up the remainder. Liquid assets amounted to 22.5% of total assets, down from 25.5% at the end of 1995. Since financial markets were less volatile in 1996, the Bank reduced the liquid assets on its balance sheet.

DEPOSITS

The Bank funded more than three-quarters of its assets through deposits. As at October 31, 1996, personal deposits accounted for 55.9% of the deposit mix, commercial deposits for 17.6% and purchased funds (primarily deposits by other financial institutions) for 26.5%, as shown in Table 8.

Personal deposits as at October 31, 1996 were up $1,024 million over a year earlier and represented a larger share of total deposits.

Lower interest rates prompted depositors to shift to other types of investments, particularly mutual funds. The Bank's personal deposits nonetheless rose by 4.8% following the acquisition of two financial institutions in Ontario, Family Trust and Municipal Savings & Loan. As predicted in last year's Annual Report, attracting personal deposits presented a challenge in 1996. We project a modest improvement in this deposit category in 1997.

Nevertheless, the Bank was able to capitalize on the popularity of mutual funds; in 1996, it managed total funds of $2,385 million, for an increase of 49% since the end of 1995.

The strong growth in commercial deposits translated into an increase of $645 million or 10.1% over the previous year.

In all, core deposits (personal plus commercial) advanced $1,669 million or 6.0%. As a result of this strong performance, core deposits accounted for 73.5% of total deposits, compared to 68.8% as at October 31, 1995.


TABLE 8
DEPOSITS
AS AT OCTOBER 31
(MILLIONS OF DOLLARS)
----------------------------------------------------------------------------------------------------------------------------------


                                          1996                1995                1994                1993                1992
                                     ---------------    ---------------     ---------------     ---------------     --------------
                                        $         %        $         %         $         %        $        %          $        %
Personal                             22,413     55.9    21,389     52.9     20,172     54.7     19,004     54.1     15,720    47.0
Commercial                            7,056     17.6     6,411     15.9      5,599     15.2      5,136     14.6      4,247    12.7
Purchased funds                      10,656     26.5    12,624     31.2     11,079     30.1     10,973     31.3     13,466    40.3
                                     ---------------    ---------------     ---------------     ---------------     --------------
                                     40,125    100.0    40,424    100.0     36,850    100.0     35,113    100.0     33,433   100.0
----------------------------------------------------------------------------------------------------------------------------------
Domestic                             32,471     80.9    30,197     74.7     28,357     77.0     26,903     76.6     23,062    69.0
International - United States         3,597      9.0     3,359      8.3      3,359      9.1      3,653     10.4      4,702    14.0
              - Other                 4,057     10.1     6,868     17.0      5,134     13.9      4,557     13.0      5,669    17.0
----------------------------------------------------------------------------------------------------------------------------------
Personal deposits
 as a percentage of total assets                42.2               43.7                45.0                44.5               39.3
----------------------------------------------------------------------------------------------------------------------------------

30

The Bank continued to pare down the proportion of purchased funds, which fell from 31.2% to 26.5% of total deposits. As core deposits are more stable and cost effective, the Bank prefers to use them as its main source of funding.

    OVER THE PAST FOUR YEARS, DEPOSIT LIABILITIES (TOTAL DEPOSITS ON THE BANK'S BALANCE SHEET) CLIMBED FROM $33,433 MILLION TO $40,125 MILLION, FOR A 20.0% INCREASE. PERSONAL DEPOSITS ROSE 42.6% AND COMMERCIAL DEPOSITS 66.1%, WHILE PURCHASED FUNDS DROPPED BY 20.9%. CORE DEPOSITS INCREASED FROM 59.7% TO 73.5% OF TOTAL DEPOSITS OVER THE PERIOD.

CAPITAL MANAGEMENT

In addition to funding operations, the Bank's capital ensures the financial stability of the institution by allowing it to deal with loan losses without undue risk to depositors. As at October 31, 1996, total capital stood at $3,515 million. The capital mix is presented in Table 9.

Capital is obtained through external financing -- debenture and share issues -- and from internally generated capital, namely, earnings not paid out as dividends. In 1996, internally generated capital totalled $154 million, representing net income of $318 million less the dividend payout of $108 million and an amount of $56 million which included the prior period adjustments required by the new accounting standard for impaired loans.

Internally generated capital in 1996 was up 25.2% over 1995 and established a new record for the Bank.

With such high internally generated capital and strong capitalization, we were able to decrease external financing and, by extension, the cost of capital for the second year in a row. The Bank reduced its outstanding debentures by $161 million, specifically by redeeming $65 million in debentures and converting another $66 million into deposit notes, with exchange rate fluctuations accounting for the remainder. Following the issue of $34 million of common shares, total external financing was reduced by $127 million.

Common shareholders' equity as at October 31, 1996 amounted to $2,123 million, for an increase of 9.7%. The Bank raised the dividend on its common shares from $0.40 to $0.49 during the year, and shareholders reinvested 42% of their dividends through the Dividend Reinvestment and Share Purchase Plan.

TABLE 9
SOURCE OF CAPITAL
FOR THE YEAR ENDED OCTOBER 31
(MILLIONS OF DOLLARS)

-------------------------------------------------------------------------------------
                                   1996       1995       1994       1993       1992
                                 --------   --------   --------   --------   --------
Bank debentures                    1,016      1,177      1,241      1,037        969
Shareholders' equity
 Preferred shares                    376        376        532        426        468
 Common shares                     1,268      1,234      1,207      1,083        906
 Retained earnings                   855        701        578        462        380
                                 --------   --------   --------   --------   --------
                                   2,499      2,311      2,317      1,971      1,754
                                 ----------------------------------------------------
Total capital                      3,515      3,488      3,558      3,008      2,723
-------------------------------------------------------------------------------------
Internally generated capital
 Net income                          318        245        217        175          1
 Other amounts affecting
  retained earnings                  (56)       (18)         1         (4)         8
                                 --------   --------   --------   --------   --------
                                     262        227        218        171          9
 Less: dividends                    (108)      (104)      (102)       (89)      (126)
                                 --------   --------   --------   --------   --------
                                     154        123        116         82       (117)
                                 ----------------------------------------------------
External financing
 Debentures                         (161)       (64)       204         68        163
 Preferred shares                      -       (156)       106        (42)        83
 Common shares                        34         27        124        177          1
                                 --------   --------   --------   --------   --------
                                    (127)      (193)       434        203        247
                                 ----------------------------------------------------
Increase (decrease) in capital        27        (70)       550        285        130
-------------------------------------------------------------------------------------

                                                                              31

The Bank's Tier 1 capital climbed $192 million during 1996 to reach
$2,321 million (Table 10). Conversely, Tier 2 capital edged down slightly by $14 million following the redemption of debentures during the year and the issue of $150 million in new debentures on November 1, 1996. Total capital grew by 5% to $3,443 million as at October 31, 1996.

The lower half of Table 10 presents the value of balance sheet and off-balance sheet items, risk-weighted according to the rules of the Bank for International Settlements (BIS). Calculated by dividing Tier 1 and total capital by total risk-weighted assets, the Bank's Tier 1 capital ratio was 6.9% and its total capital ratio 10.2% (as at November 1, 1996). Both ratios comfortably exceeded regulatory requirements and the Bank's total capital ratio continued to be higher than the average for the other major Canadian banks. The benchmark Tier 1 capital ratio was up from the 6.8% recorded as at October 31, 1995.

TABLE 10
CAPITAL RATIOS
AS AT OCTOBER 31
(MILLIONS OF DOLLARS)
(IN ACCORDANCE WITH BIS GUIDELINES)

--------------------------------------------------------------------------------------------------------------
                                              1996(3)         1995         1994        1993(1)         1992
                                           -------------   -----------  ----------  -------------   ----------

Tier 1 capital
 Common shareholders' equity                   2,123          1,935        1,785        1,643           1,286
 Non-cumulative preferred shares,
  permanent                                      317            317          442          317             317
 Non-controlling interest                         42             36           44           41              34
 Less: goodwill                                 (161)          (159)        (169)        (179)           (100)
                                           -------------   -----------  ----------  -------------   ----------
                                               2,321          2,129        2,102        1,822           1,537
                                           -------------   -----------  ----------  -------------   ----------
Tier 2 capital
 Cumulative preferred shares                      59             59           90          110             147
 Bank debentures                               1,064          1,078        1,184          881             969
 Less: investments in
  affiliated corporations                         (1)            (1)          (1)          (1)             (1)
                                           -------------   -----------  ----------  -------------   ----------
                                               1,122          1,136        1,273          990           1,115
                                           -------------------------------------------------------------------
Total capital                                  3,433          3,265        3,375        2,812           2,652
--------------------------------------------------------------------------------------------------------------

Risk-weighted balance sheet items
 Cash resources                                  761          1,019          805          698             755
 Securities                                    2,861          2,334        2,230        1,435           1,683
 Mortgage loans                                4,156          4,118        4,029        4,008           2,900
 Other loans                                  20,143         19,144       18,412       18,401          19,719
 Other assets                                  3,098          2,500        2,542        2,431           1,965
                                           -------------   -----------  ----------  -------------   ----------
                                              31,019         29,115       28,018       26,973          27,022
                                           -------------------------------------------------------------------

Risk-weighted off-balance sheet items (2)
 Commitments to extend credit
  Guarantees, letters of credit and
     transaction-related contingencies         1,174          1,121          978        1,134             934
  Other commitments to extend credit           1,358          1,086        1,250        1,095           2,452
 Interest rate contracts                          66             38           21           40              40
 Foreign exchange contracts                      136            197          145          147             212
 Equity contracts                                 21              -            -            -               -
                                           -------------   -----------  ----------  -------------   ----------
                                               2,755          2,442        2,394        2,416           3,638
                                           -------------------------------------------------------------------
Total risk-weighted assets                    33,774         31,557       30,412       29,389          30,660
--------------------------------------------------------------------------------------------------------------
Ratios
 Tier 1                                          6.9%           6.8%         6.9%         6.2%            5.0%
 Tier 2                                          3.3%           3.6%         4.2%         3.4%            3.7%
                                           -------------   -----------  ----------  -------------   ----------
 Total                                          10.2%          10.4%        11.1%         9.6%            8.7%
--------------------------------------------------------------------------------------------------------------

(1) Taking into account the redemption of $100 million in debentures through the issue of common shares on November 1, 1993.

(2)  As at September 30.

(3) Taking into account the issue of $150 million in debentures on November 1, 1996.

Under U.S. rules for capital ratios, the Bank's total capital ratio would have been 10.9% versus 11.0% a year earlier as these rules allow the general provision for loan losses, up to 1.5% of total risk-weighted assets, to be included in Tier 2 capital.

ASSETS UNDER ADMINISTRATION/MANAGEMENT

Table 11 lists the principal asset administration and management services which the National Bank and its subsidiaries offer to clients. As at October 31, 1996, the value of these assets amounted to $44,652 million, for an increase of 9.8%. Except for institutional trust services which were affected by the general softening in the municipal bond market, and mortgage loans sold to third parties which were down because of principal repayments, all products and services contributed to this increase.

TABLE 11
ASSETS UNDER ADMINISTRATION/MANAGEMENT
AS AT OCTOBER 31
(MILLIONS OF DOLLARS)

---------------------------------------------------------------------------------------------------------------------------------
                               General        Levesque         National          Natcan           Bank              Total
                                Trust         Beaubien           Bank          Investment       excluding   ---------------------
                              of Canada      Geoffrion     Securities Inc.   Management Inc.   subsidiaries    1996        1997
                            -------------  ------------- ------------------ ----------------- -------------- --------------------

Custodial services                   -          16,388           1,366                   -              -     17,754      13,800
Institutional trust             14,603               -               -                   -              -     14,603      15,438
Personal trust                   2,076               -               -                   -              -      2,076       1,951
Portfolio management                 -             315               -                   -              -      4,448       3,916
Mutual funds                                                                         4,133
 - Managed                           -              35           2,350                   -              -      2,385       1,603
 - Administered                  1,501               -               -                   -              -      1,501       1,313
Mortgage loans sold
 to third parties                    -               -               -                   -          1,885      1,885       2,629
                            -------------  ------------- ------------------ ----------------- -------------- --------------------
Total assets under                                                                       -
 administration/management      18,180          16,738           3,716                              1,885     44,652      40,650
---------------------------------------------------------------------------------------------------------------------------------

RISK MANAGEMENT
-----------------------------------------------------------------------------

Risk is an inherent feature of banking intermediation and financial products, and managing that risk is one of a bank's main responsibilities. This section contains a description of the various types of risks and control methods used by the Bank, an analysis of the Bank's balance sheet as at October 31, 1996 in terms of credit and market risks, and a review of the risks in off-balance sheet activities (notably derivatives) at the end of the fiscal year. This will complement the analyses already presented in this Management's Discussion and Analysis.

RISK CATEGORIES AND CONTROL MEASURES

Market risk, credit risk and liquidity risk are the three main risk categories. In addition, there are legal risks and risks associated with operations.

Risks related to financial instruments are managed using a portfolio approach, which means that they are not considered individually but as components of portfolios that may contain both on- and off-balance sheet items.

MARKET RISK

Market risk denotes the probability of variations in the value of a financial instrument because of fluctuations in economic conditions and market prices.

For a bank, this risk is tied more specifically to changes in interest and currency rates. Accordingly, "interest rate risk" designates the risk that the value of a financial instrument will be affected by market variations in interest rates while "foreign currency risk" or "foreign exchange risk" refers to the impact of exchange rate movements on the value of a financial instrument.

The Bank has established specific, detailed policies for managing market risk which have been approved by the Board of Directors. These policies are aimed not at neutralizing such risk, but at maximizing risk/return trade-offs within carefully defined limits.

Market risk is managed by the Bank's Treasury sector, notably by using a "value at risk" (VAR) method. With this simulation model, it is possible to estimate the impact of potential market fluctuations on the financial instruments held by the Bank. The model concentrates on worst-case scenarios and excludes only those risks with a probability of less than 0.5%. In addition to daily VAR simulations, at least once a week, the Bank carries out a simulation aimed at gauging the impact of catastrophic events that exceed the 99.5% confidence level. To complement these methods, the Bank also uses other standard financial risk measurements and various sensitivity analysis techniques.

The Executive Committee of the Board of Directors establishes maximum risk limits and the procedures to follow depending on the level of risk involved. Responsibility for managing market risk lies with the Chairman of the Board and the Senior Executive Vice-President in charge of Treasury. Managers are required to respect strict follow-up and reporting procedures. If losses were at any time to exceed certain specified levels, stop-loss mechanisms would be triggered. Moreover, an independent unit within the Bank is responsible for monitoring and controlling transactions.

CREDIT RISK

Credit risk is the risk that a loss may occur if the counterparty to a financial instrument fails to honour its commitments. It can apply to both on- and off-balance sheet assets, such as a loan or a derivative with a positive market value.

Credit risks are controlled using specific policies which are designed to maximize the risk/return trade-offs. These policies are approved by the Board of Directors. An explanation of credit risk management as it applies to balance sheet items and off-balance sheet items is provided below.

LIQUIDITY RISK

Liquidity risk refers to an institution's ability to raise the funds needed to meet its financial commitments, whether for balance sheet items or off-balance sheet activities. An integral part of asset and liability management, liquidity risk is included in the strategies applied by Treasury. Since it is extremely important for a bank to have liquid assets available at all times, considerable emphasis is placed on managing them.

The Bank's liquidity management policy, which is approved by the Board of Directors, sets out the objectives, measurement methods, minimum liquid asset requirements and control procedures as well as strategies for obtaining market funds and the steps to be taken to deal with any unforeseen events. The Senior Vice-President in charge of Treasury is responsible for applying the liquidity management policy, a report on which is submitted each year to the Executive Committee. The situation is regularly monitored through weekly follow-up reports on liquidity ratios and quarterly reports on the Bank's overall liquidity position.

The liquidities needed for the Bank's operations are guaranteed by stable, well-diversified funding sources, based on a high proportion of core deposits on the balance sheet (Table 8, page 30), capital adequacy (Tables 9 and 10, pages 31 and 32 respectively), and the Bank's access to capital markets. Other techniques (such as loan syndication and securitization, product marketing and use of derivatives) are instrumental in ensuring sufficient liquidity.

ANALYSIS OF BALANCE SHEET RISKS

Credit and market risks represent the main balance sheet risks.

CREDIT RISK MANAGEMENT

Credit risk has a direct bearing on the quality of a banks portfolio. A two-fold approach is taken to managing such risk, one for prospective loans and the other for existing loans.

The first involves applying the measures and methods adopted by the Bank to limit credit risks in the loans it makes. During the year ended October 31, 1996, not only did the Bank continue to apply very strict credit limits, but it further refined the criteria applied in the credit-granting process. All the regional credit centres are now fully operational and our computer-based credit risk assessment tools have placed us at the forefront of the industry. The Bank continues to carry out syndication activities in order to spread the risk in certain loans among several financial institutions.

The second approach in improving portfolio quality is to lessen the risks that inevitably arise in loans after they have been granted. Just like the other banks, the National Bank in recent years has had to improve the quality of its portfolio of loans to designated countries as well as its real estate portfolio by shedding the riskiest assets and taking provisions against potential losses. This process has essentially been completed in the case of loans to designated countries and is progressing as planned for real estate loans.

Economic conditions in Canada have forced the Bank to be extremely vigilant regarding its loans in general, and especially its loans to individuals and very small businesses. In Quebec, the residential real estate market is going through an especially difficult time. In its core markets and particularly with its regular clients, the Bank intends to proceed with caution and understanding by seeking amicable solutions that protect both the interests of its clients and its shareholders.

The Bank's credit risk management policy is adopted by the Board of Directors in collaboration with the Executive Committee and the Credit Committee of the Board. It sets out the objectives and the methods and procedures for identifying and measuring risks (including concentration risk), evaluating credit, approving applications, as well as checking, monitoring and controlling such risk.

The Chief Executive Officer and the Chairman of the Credit Committee of the Bank (a separate entity from the Credit Committee of the Board) are responsible for implementing these policies. Line management with the authority to approve credit applications varies in accordance with the size and potential risk of the loan being contemplated. Beyond certain limits, the decisions are made by the Credit Committee of the Board. Each credit application must meet the requirements stipulated in the Bank's policy. The portfolio is monitored on an ongoing basis and a specialized team analyzes the risks associated with the various credit categories and sectors in which the Bank wants to be involved.

At least once a year, the Chairman of the Credit Committee of the Bank presents a detailed risk management report to the Board of Directors. Periodic or special reports are also submitted to the Board of Directors, the Executive Committee and the Credit Committee of the Board. Accounts which are potentially problematic are monitored very closely and independent examinations are carried out.

The Bank continued its orderly withdrawal from the real estate market in 1996. Gross real estate loans amounted to $1,610 million as at October 31, 1996, down 21.5% from a year earlier (Table 12). Less the $116 million in provisions set aside to cover potential losses in this sector, net volumes outstanding were $1,494 million, for a decrease of 21.3% from the same date a year earlier. Net real estate exposure represented only 60% of shareholders' equity, compared to 82% in 1995 and 133% in 1992. It also dropped to 4% of total loans and bankers' acceptances.

Real estate loan volumes shrank in every region this year, including Quebec. We took advantage of good opportunities as they arose to sell or restructure domestic real estate loans, with the result that gross volumes declined by $136 million or 12.3%. The Bank also continued to liquidate its U.S. real estate portfolio, reducing gross loans outstanding by $190 million or 23.0% by the end of the year. The Bank's strategy of sustained effort and prudence is clearly producing results.

TABLE 12
REAL ESTATE LOANS
AS AT OCTOBER 31
(MILLIONS OF DOLLARS)

---------------------------------------------------------------------------------------------------------
                                  1996            1995            1994            1993           1992
                              ------------    ------------    ------------    ------------   ------------
                                 $    %          $    %          $    %          $    %         $    %

Geographic distribution
 Canada
  Ontario                       437   27         491   24        570   26        612   25       711   26
  Quebec                        503   31         562   27        494   22        503   21       432   16
  Other                          34    2          57    3        101    4        112    5       118    4
                              ------------    ------------    ------------    ------------   ------------
                                974   60       1,110   54      1,165   52      1,127   51     1,261   46
                              ---------------------------------------------------------------------------

 United States
  California                    232   15         302   14        329   15        336   14       386   14
  New York                       96    6         118    6        131    6        173    7       196    7
  Illinois                      114    7         144    7        149    7        151    6       147    6
  Other                         194   12         262   13        327   15        377   15       383   14
                              ------------    ------------    ------------    ------------   ------------
                                636   40         826   40        936   43      1,037   42     1,112   41
 Other                            -    -         116    6        121    5        164    7       348   13
---------------------------------------------------------------------------------------------------------
                              1,610  100       2,052  100      2,222  100      2,428  100     2,721  100
By type of project
 Retail                         414   26         511   25        531   24        570   23       588   22
 Office                         572   36         815   40        974   44      1,080   44     1,215   45
 Residential                    188   11         214   10        243   11        281   12       317   12
 Industrial                     110    7         157    8        173    8        184    8       189    7
 Land                            47    3          64    3         43    2         47    2        62    2
 Other                          279   17         291   14        258   11        266   11       350   12
                              ------------    ------------    ------------    ------------   ------------
                              1,610  100       2,052  100      2,222  100      2,428  100     2,721  100
Allowance for loan
 impairment                    (116)            (153)           (173)           (227)          (394)
                              ---------------------------------------------------------------------------
Real estate loans, net        1,494            1,899           2,049           2,201          2,327
---------------------------------------------------------------------------------------------------------
As a percentage of
 shareholders' equity                 60               82              88             112            133
As a percentage of total loans
 and bankers' acceptances              4                5               6               7              7
---------------------------------------------------------------------------------------------------------

It should be noted that this reduction in real estate volumes occurred in all sectors.

The situation with respect to loans to designated countries again improved during the year as the Bank continued to reduce this portfolio (Table 13). Gross volumes outstanding, at $189 million, were down 45.1% from 1995. Taking into account the $154 million allowance for loan impairment, net volumes amounted to $35 million -- a decrease of 77.3% -- and represented only 1.4% of shareholders' equity. Moreover, the provisioning rate for the loans still on our books was 81.5%. As at October 31, 1996, the estimated market value of this portfolio exceeded its book value by $72 million.

The accounting treatment for impaired loans (formerly known as non-performing loans) was modified in 1996 in accordance with the requirements of the Superintendent of Financial Institutions Canada and the new standard of the Canadian Institute of Chartered Accountants. Under the new policy, when collection of a loan or a loan portfolio becomes doubtful because the quality of credit has deteriorated to the point where the lender is no longer reasonably assured of recovering the entire balance of principal and interest outstanding on the specified date, the book value of the loan is reduced to its estimated realizable amount. To estimate this amount, the expected future cash flows are discounted using the interest rates inherent in the loans. This new standard was applied retroactively by making a $52 million adjustment (net of income taxes of $32 million) to the opening balance of retained earnings for fiscal 1996.

The steadily improving quality of the Bank's portfolio again caused impaired loans to decline in 1996, with volumes, net of the allowance for loan impairment, falling 20.6% from $511 million to $406 million (Table 14). Of this $105 million reduction, $77 million stemmed from the application of the new accounting standard governing impaired loans. Had it not been for the impact of this new standard, net impaired loans outstanding would have declined 5.5% in spite of the difficult economic conditions in Canada, and particularly in Quebec.

TABLE 13
DESIGNATED COUNTRIES
AS AT OCTOBER 31
(MILLIONS OF DOLLARS)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                         1996     1995    1994     1993     1992
                                         ----     ----    ----     ----     ----
Loans and securities, gross
  Poland                                    -       81      82      148      146
  Brazil                                   43       79      81      103      100
  Argentina                                44       44      45       55       65
  Cuba                                      -        -       -        -       53
  Venezuela                                13       13      13       13       35
  Chile                                     -        -       -        -       29
  Morocco                                   -       28      28       27       25
  Peru                                     22       21      22       21       20
  Other                                    67       78      76       70       69
                                         ----     ----    ----     ----     ----
                                          189      344     347      437      542
Allowance for impaired loans
  to designated countries                 154      190     190      274      279
                                         ----     ----    ----     ----     ----
Loans and securities, net
  of allowance for loan impairment         35      154     157      163      263
--------------------------------------------------------------------------------
Allowance for loan impairment as a %
  of loans and securities                81.5%    55.2%   54.7%    62.8%   51.5%
Loans and securities, net, as a % of
  shareholders' equity                    1.4%     6.6%    6.8%     8.3%   15.0%
--------------------------------------------------------------------------------

During fiscal 1996, the Bank converted the loan granted to Panama into discount bonds for an amount of $6 million under the Brady Plan. Particulars by country of private-risk and sovereign-risk loans classified as restructured for previous years are as follows: 1994: Brazil $81 million, Poland $82 million and Argentina $45 million.

If this impact is excluded from the data in Table 14, gross impaired real estate volumes in the United States decreased by $24 million or 34.3%. Impaired real estate loans elsewhere in the world were eliminated.

Domestic impaired real estate loans shrank by $13 million or 13.3% (again net of the impact of the new standard). While this was a respectable performance, it fell short of the improvement achieved elsewhere, owing to the sluggish Canadian economy. The Bank is continuing to improve its domestic real estate portfolio as and when favourable opportunities arise, but it is prepared to take new provisions in this sector if necessary as a precautionary measure. The economic climate in Canada and in our core market of Quebec also explains the rise in domestic net impaired loans to individuals, which include loans made to entrepreneurs by the Bank's branch network. This loan category recorded a $62 million or 44.9% increase, excluding the impact of the new accounting standard. Using the same calculation basis, impaired loans were also up 6.2% in the independent businesses category, mainly because of the economic situation in Quebec, where individuals and small businesses were particularly hard hit and the bankruptcy rate remained high. As a way of dealing with these difficulties over which it had no control, the Bank took the provisions required (Table 3, page 24).

However, domestic impaired loans to corporations were down 35.5%, net of the impact of the new accounting standard.


TABLE 14
IMPAIRED LOANS
AS AT OCTOBER 31
(MILLIONS OF DOLLARS)
----------------------------------------------------------------------------------------
                                               1996     1995     1994     1993     1992
                                              ------   ------   ------   ------   ------
Private impaired loans, net
  Domestic
   Individuals(1)                               192      138      119      104      123
   Independent businesses                       175      194      212      251      280
   Corporations                                  18       31       56       54       41
   Real Estate sector                            61       98      182      166      149
   Other(2)                                     (90)     (90)     (42)     (11)      17
                                              ------   ------   ------   ------   ------
                                                356      371      527      564      610
                                              ------------------------------------------
  International
   Commercial - United States                     3        3       11       80       69
   Real Estate - United States                   39       70       83      133      214
   Real Estate - Other                            -       50       52       51       53
   Other(2)                                       -        8        8       13       37
                                              ------   ------   ------   ------   ------
                                                 42      131      154      277      373
                                              ------------------------------------------
Total private impaired loans, net               398      502      681      841      983
                                              ------------------------------------------
Impaired loans to designated countries
   Gross                                         77       95       92      337      393
   Allowance for loan impairment                 69       86       85      274      279
                                              ------   ------   ------   ------   ------
                                                  8        9        7       63      114
                                              ------------------------------------------
Total impaired loans, net(3)                    406      511      688      904    1,097
----------------------------------------------------------------------------------------
Private impaired loans, gross                   995    1,104    1,310    1,435    1,731
Allowance for loan impairment                   597      602      629      594      748
Private impaired loans, net                     398      502      681      841      983
Provisioning rate                              60.0%    54.5%    48.0%    41.4%    43.2%
----------------------------------------------------------------------------------------
As a percentage of net loans and
  bankers' acceptances
   Domestic - Private                           1.0%     1.2%     1.8%     2.1%     2.4%
   International - Private                      0.8%     2.8%     3.3%     5.7%     6.5%
   International - Designated countries         0.2%     0.2%     0.2%     1.3%     2.0%
   Total                                        1.0%     1.5%     2.1%     2.8%     3.6%
As a percentage of common
  shareholders' equity                         19.2%    26.4%    38.5%    58.5%    85.3%
----------------------------------------------------------------------------------------


(1) Including $37 million in net consumer loans in 1996 (1995: $39 million; 1994: $28 million; 1993: $22 million; 1992: $26 million).

(2) Including $100 million in general provisions in 1996 (1995: $100 million; 1994: $56 million; 1993: $31 million; 1992: $6 million).

(3) The Bank has no loans classified as other past due loans (90 days and over) except for those already designated as impaired.

In the United States, the Bank's problem loans in the commercial sector remained low as the Bank pursued its strategy of reorientation towards the mid-market sector and specialization in promising niches like asset-based lending. Total impaired loans outstanding in the United States fell $31 million or 42.5% compared to 1995.

As a percentage of the $995 million in gross private impaired loans, the $597 million allowance for loan impairment as at October 31, 1996 represented a provisioning rate of 60.0%. This was much higher than the previous year's 54.5%, as this rate continued its upward trend for the third consecutive year.

All in all, net impaired loans accounted for only 1.0% of the value of loans and bankers' acceptances, down sharply from 1.5% in 1995 and 3.6% in 1992. As a percentage of common shareholders' equity, they shrank from 26.4% as at October 31, 1995 to 19.2% at the end of 1996. As stated in our 1995 Annual Report, the Bank believes that its success in improving its lending portfolio will sustain this positive trend.

The new standard governing impaired loans also affects the treatment of interest on impaired loans. The estimated realizable amounts of such loans are now measured by taking into consideration interest not received, while interest earned is deducted from the recorded investment in the loan or, if the loan has been written off, is credited to the allowance for loan impairment.

Net interest earned on impaired loans went from a positive amount of $13 million to a negative amount of $5 million (Table 15). Interest earned on international loans was down as a result of the past-due interest bonds received. Aggregate net interest earned on all impaired loans dropped from 2.3% to -1.1%.

Average impaired loans outstanding declined in both the domestic sector (-17.1%) and the international sector (-35.6%).


TABLE 15
INTEREST ON IMPAIRED LOANS
FOR THE YEAR ENDED OCTOBER 31
(MILLIONS OF DOLLARS)
----------------------------------------------------------------------------------------
                                               1996     1995     1994     1993     1992
                                              ------   ------   ------   ------   ------

Interest on impaired loans (1)
   Domestic                                     (20)     (18)     (16)      (7)      (9)
   International                                 15       31       18       37       21
                                              ------   ------   ------   ------   ------
                                                 (5)      13        2       30       12
----------------------------------------------------------------------------------------
Average impaired loans
   Domestic                                     354      427      554      569      467
   International                                 96      149      309      502      654
                                              ------   ------   ------   ------   ------
                                                450      576      863    1,071    1,121
----------------------------------------------------------------------------------------
Interest as a %
 of average impaired loans
   Domestic                                    (5.7)%   (4.2)%   (2.9)%   (1.2)%   (1.9)%
   International                               15.6%    20.8%     5.8%     7.4%     3.2%
   Total                                       (1.1)%    2.3%     0.2%     2.8%     1.1%
----------------------------------------------------------------------------------------


(1) Interest earned includes interest receipts and reversals for loans newly classified as impaired.
                                                                              39

MARKET RISK MANAGEMENT

Interest rate risk in the balance sheet results from mismatching between the maturities of assets and liabilities. The level of risk varies according to the frequency and extent of fluctuations in interest rates. To control this risk, the Bank manages its asset and liability matching, using a vast range of both balance sheet and off-balance sheet financial instruments to adjust the mix of its portfolios.

Analyzing interest rate sensitivity gaps is one of the methods used to control interest rate risk. Table 16 presents a breakdown of assets and liabilities by maturity and illustrates the sensitivity of the Bank's balance sheet to interest rate fluctuations as at October 31, 1996. In this table, a distinction is made between items in Canadian dollars (Table 16A) and those in foreign currencies (Table 16B), while the trading account and the investment account are shown separately.

The net sensitivity gap for maturities of one year and under in the Canadian dollar investment account varied little, going from a liability-sensitive position of $848 million (or 2.6% of assets) as at October 31, 1995 to a liability-sensitive position of $793 million (or 2.2% of assets) as at October 31, 1996. The asset-sensitive position of net gaps for maturities of over one year also remained much the same, going from $2,829 million at year end 1995 to $2,717 million at year end 1996.

TABLE 16A
INTEREST RATE SENSITIVITY ANALYSIS - CANADIAN DOLLAR ITEMS
AS AT OCTOBER 31, 1996
(MILLIONS OF CANADIAN DOLLARS)
----------------------------------------------------------------------------
----------------------------------------------------------------------------
                                                         3 MONTHS
ASSETS                    TOTAL      VARIABLE RATE       AND UNDER     YIELD
                         -------     -------------      -----------    -----
Trading account
 Cash resources              50              49                -           -
 Securities               3,756               -              618        3.27
 Loans                    3,760           1,560            1,635        3.79
 Other assets                30              26                -           -
                         -------     -------------      -----------    -----
                          7,596           1,635            2,253        3.65
                         ---------------------------------------------------
Investment account
 Cash resources           1,346             528              736        3.86
 Securities               3,167               1              170        3.52
 Loans                   29,232          10,684            3,744        7.97
 Other assets             2,860             670               16           -
                         -------     -------------      -----------    -----
                         36,605          11,883            4,666        7.13
                         ---------------------------------------------------
Total                    44,201          13,518            6,919        6.00
----------------------------------------------------------------------------
LIABILITIES
Trading account
 Deposits                 1,743           1,743                -           -
 Other liabilities        5,763             825            1,901        3.57
                         -------     -------------      -----------    -----
                          7,506           2,568            1,901        3.57
                         ---------------------------------------------------
Investment account
 Deposits                30,045           5,830            6,282        4.05
 Subordinated debt          305               -               51        9.00
 Other liabilities        2,852             438                -           -
 Shareholders' equity     2,499               -               59        7.00
                         -------     -------------      -----------    -----
                         35,701           6,268            6,392        4.12
                         ---------------------------------------------------
Total                    43,207           8,836            8,293        3.99
----------------------------------------------------------------------------
Trading gap                  90            (933)             352
Investment gap              904           5,615           (1,726)
On-balance sheet gap        994           4,682           (1,374)
----------------------------------------------------------------------------
DERIVATIVES
Trading derivatives         (90)              -              579
Investment derivatives     (995)              -           (5,431)
Total                    (1,085)              -           (4,852)
----------------------------------------------------------------------------
Total trading gap             -            (933)             931
Total investment gap        (91)          5,615           (7,157)
Total gap, net              (91)          4,682           (6,226)
----------------------------------------------------------------------------

The use of derivatives greatly contributed to extending the average maturity of the Bank's net assets, thereby making the interest spread less sensitive to interest rate fluctuations. In fact, had derivatives not been used, the asset-sensitive position of net gaps for maturities of over one year would have shrunk by $1,398 million.

Information on sensitivity gaps for the foreign currency investment account shows that mismatches were limited and that the vast majority of assets and liabilities had maturities of under one year.

Another risk assessment method used by the Bank is to measure the impact of interest rate movements on net interest income and on the present value of shareholders' equity. The Bank structured the investment sensitivity gaps for maturities of one year and under in such a way as to minimize the impact of interest rate fluctuations on the interest spread. Based on the matching position as at October 31, 1996, simulations demonstrate that an immediate and sustained 1% rise in interest rates would reduce net interest income by less than $1 million (before taxes) over 12 months. Such an increase would reduce the present value of common shareholders' equity by $60 million (before taxes).

To complement the traditional tools used for measuring financial risk, the Bank applies the VAR method to trading activities. By simulating the impact of interest and foreign exchange rate fluctuations on the Bank's trading account,


------------------------------------------------------------------------------------------------------------------

3 TO 6               6 TO 12           TOTAL 1 YEAR                             OVER 5                NON-INTEREST
MONTHS      YIELD     MONTHS   YIELD    AND UNDER          1 TO 5 YEARS  YIELD  YEARS     YIELD        SENSITIVE
------      -----    -------   -----   ------------        ------------  -----  -----     -----     ------------
     -        -          -        -          49                   -         -        -        -               1
   113      3.43       330     2.93       1,061                 497      4.59    1,899     4.98             299
   292      3.79        53     3.79       3,540                 (24)     3.79        -        -             244
     -        -          -        -          26                   -         -        -        -               4
------      -----    -------   -----   ------------        ------------  -----   -----     -----    ------------
   405      3.69       383     3.05       4,676                 473      4.63    1,899     4.98             548
------------------------------------------------------------------------------------------------------------------
   129      4.18        15     5.00       1,408                   -         -         -        -          (62)
   246      5.06       307     5.64         724               1,483      6.34       523     7.79          437
 2,077      8.23     3,839     8.29      20,344               8,467      8.31       149     8.53          272
    16        -         31        -         733                 252         -         -       -         1,875
------      -----    -------   -----   ------------        ------------  -----     -----     -----  ------------
 2,468      7.65     4,192     8.02      23,209              10,202      7.82       672     7.95        2,522
------------------------------------------------------------------------------------------------------------------
 2,873      7.09     4,575     7.61      27,885              10,675      7.68     2,571     5.76        3,070
------------------------------------------------------------------------------------------------------------------
     -         -         -        -       1,743                   -         -         -         -           -
    68      3.30       163     3.83       2,957                 570      5.26     1,424      8.25         812
------      -----    -------   -----   ------------        ------------  -----     -----     -----  ------------
    68      3.30       163     3.83       4,700                 570      5.26     1,424      8.25         812
----------------------------------------------------------------------------------------------------------------
 3,573      4.31     5,376     4.58      21,061               8,976      5.12         8      5.92           -
     -        -          -        -          51                 129     10.84       125      7.50           -
     -        -          -        -         438                   -         -         -         -       2,414
     -        -          -        -          59                   -         -       317      9.41       2,123
------      -----    -------   -----   ------------        ------------  -----     -----     -----  ------------
 3,573      4.31     5,376     4.58      21,609               9,105      5.20       450      8.82       4,537
----------------------------------------------------------------------------------------------------------------
 3,641      4.29     5,539     4.55      26,309               9,675      5.20     1,874      8.39       5,349
----------------------------------------------------------------------------------------------------------------
   337                 220                  (24)                (97)                475                  (264)
(1,105)             (1,184)               1,600               1,097                 222                (2,015)
  (768)               (964)               1,576               1,000                 697                (2,279)
----------------------------------------------------------------------------------------------------------------
  (633)                556                  502                (596)                  4                     -
   653               2,385               (2,393)              1,178                 220                     -
    20               2,941               (1,891)                582                 224                     -
----------------------------------------------------------------------------------------------------------------
  (296)                776                  478                (693)                479                  (264)
  (452)              1,201                 (793)              2,275                 442                (2,015)
  (748)              1,977                 (315)              1,582                 921                (2,279)
----------------------------------------------------------------------------------------------------------------


the value of the maximum potential loss within a 99.5% probability can be determined. Not including potential losses with a probability of 0.5% or less, the VAR of trading activities as at October 31, 1996 was limited to $1.5 million in foreign exchange operations and $1.0 million in interest rate operations, for a holding period of one day. The VAR of these two types of operations combined amounted to $2.1 million. These amounts are considerably lower than the notional amount of the balance sheet and off-balance sheet financial instruments used for trading purposes.

ANALYSIS OF OFF-BALANCE SHEET RISK EXPOSURE

Risks are also associated with off-balance sheet activities, which consist of commitments to extend credit and derivatives. These financial instruments are usually components of portfolios which include balance sheet items and, as such, are subject to the full range of control measures described earlier. In addition, commitments to extend credit must comply with the same credit policies as loan operations recorded on the balance sheet. Additional control measures are also applied to derivatives.

This section provides more information on the nature of off-balance sheet activities, the risks they involve, and the assessments and control measures applicable to such risks.

TABLE 16B
INTEREST RATE SENSITIVITY ANALYSIS - FOREIGN CURRENCY ITEMS
AS AT OCTOBER 31, 1996
(MILLIONS OF CANADIAN DOLLARS)
----------------------------------------------------------------------------------------
                                                                   3 MONTHS
ASSETS                             TOTAL        VARIABLE RATE      AND UNDER      YIELD
                             ---------------   ---------------   ------------   --------
Trading account
 Cash resources                      10                7                 -           -
 Securities                         659               54                30         5.53
 Loans                              311               62               143         5.49
 Other assets                         -                -                 -           -
                             ---------------   ---------------   ------------   --------
                                    980              123               173         5.50
                             -----------------------------------------------------------
Investment account
 Cash resources                    2,122             116             1,663         5.56
 Securities                          832               -               281         5.35
 Loans                             4,632           1,523             2,326         5.62
 Other assets                        367             126                 -           -
                             ---------------   ---------------   ------------   --------
                                   7,953           1,765             4,270         5.58
                             -----------------------------------------------------------
Total                              8,933           1,888             4,443         5.58
----------------------------------------------------------------------------------------
LIABILITIES
Trading account
 Deposits                            117             117                 -           -
 Other liabilities                   959             227               597         5.61
                             ---------------   ---------------   ------------   --------
                                   1,076             344               597         5.61
                             -----------------------------------------------------------
Investment account
 Deposits                          8,220             697             5,438         5.26
 Subordinated debt                   711               -                 -           -
 Other liabilities                   (80)           (227)                -           -
 Shareholders' equity                  -               -                 -           -
                             ---------------   ---------------   ------------   --------
                                   8,851             470             5,438         5.26
                             -----------------------------------------------------------
Total                              9,927             814             6,035         5.29
----------------------------------------------------------------------------------------
Trading gap                          (96)           (221)             (424)
Investment gap                      (898)          1,295            (1,168)
On-balance sheet gap                (994)          1,074            (1,592)
----------------------------------------------------------------------------------------
DERIVATIVES
Trading derivatives                   96               -            (1,191)
Investment derivatives               985               -               440
Total                              1,081               -              (751)
----------------------------------------------------------------------------------------
Total trading gap                      -            (221)           (1,615)
Total investment gap                  87           1,295              (728)
Total gap, net                        87           1,074            (2,343)
----------------------------------------------------------------------------------------

CREDIT EQUIVALENT AMOUNT OF OFF-BALANCE SHEET ITEMS

Table 10 (page 32) provides a breakdown of the risk-weighted credit equivalent amount of the various off-balance sheet items included in the calculation of total risk-weighted assets. They represent a relatively low proportion in comparison to the other credit risks recorded on the balance sheet. Off-balance sheet items accounted for 8.9% of risk-weighted assets on the balance sheet, compared to 8.4% in 1995.

DERIVATIVE FINANCIAL INSTRUMENTS

The derivative financial instruments used by the Bank (forwards, futures, swaps and options) are contracts whose value is derived mainly from interest rates and foreign exchange rates and, to a lesser extent, commodity prices and equity prices.

Derivatives are the strategic tool of choice for risk management. The Bank uses them for two purposes: trading activities and asset/liability management.

The Bank's trading portfolio is used to carry out market-making or trading operations and to position the Bank on markets. The Bank also makes its expertise in risk management available to its commercial and institutional clients by offering management solutions for risk exposure.

Derivatives are one of the tools available for managing interest rate and foreign exchange risk exposure in the balance sheet. It is essential that these risks, which are a normal part of banking, be managed in order to protect the interest spread and the present value of capital.

-------------------------------------------------------------------------------------------------------------------------------
                                                     TOTAL 1 YEAR                                                 NON-INTEREST
3 TO 6 MONTHS   YIELD     6 TO 12 MONTHS    YIELD      AND UNDER    1 TO 5 YEARS   YIELD   OVER 5 YEARS   YIELD    SENSITIVE
-------------   -----     --------------    -----    ------------   ------------   -----   ------------   -----   ------------
       -          -              -             -            7             -          -           -          -           3
      14        5.59            26           5.93         124           455        5.74         11        0.23         69
      68        5.29             -             -          273             -          -           -          -          38
       -          -              -             -            -             -          -           -          -           -
-------------   -----     --------------    -----    ------------   ------------   -----   ------------   -----   ------------
      82        5.34            26           5.93         404           455        5.74         11        0.23        110
-------------------------------------------------------------------------------------------------------------------------------
     220        5.39            33           5.46       2,032             -          -           -          -          90
      63        6.33            13          12.71         357           193        6.91        194        7.58         88
     305        5.90           100           6.59       4,254           138        7.55         14        7.66        226
       -          -              -             -          126             -          -           -          -         241
-------------   -----     --------------    -----    ------------   ------------   -----   ------------   -----   ------------
     588        5.76           146           6.88       6,769           331        7.18        208        7.59        645
-------------------------------------------------------------------------------------------------------------------------------
     670        5.71           172           6.73       7,173           786        6.35        219        7.22        755
-------------------------------------------------------------------------------------------------------------------------------
       -          -              -             -          117             -          -           -          -           -
       -          -              -             -          824            48        5.89         30        6.27         57
-------------   -----     --------------    -----    ------------   ------------   -----   ------------   -----   ------------
       -          -              -             -          941            48        5.89         30        6.27         57
-------------------------------------------------------------------------------------------------------------------------------
   1,318        5.30           499           5.73       7,952            80        7.42          -          -         188
     141        3.67             -             -          141           235        5.71        335        8.13          -
       -          -              -             -         (227)            -          -           -          -         147
       -          -              -             -            -             -          -           -          -           -
-------------   -----     --------------    -----    ------------   ------------   -----   ------------   -----   ------------
   1,459        5.14           499           5.73       7,866           315        6.14        335        8.13        335
-------------------------------------------------------------------------------------------------------------------------------
   1,459        5.14           499           5.73       8,807           363        6.11        365        7.98        392
-------------------------------------------------------------------------------------------------------------------------------
      82                        26                       (537)          407                    (19)                    53
    (871)                     (353)                    (1,097)           16                   (127)                   310
    (789)                     (327)                    (1,634)          423                   (146)                   363
-------------------------------------------------------------------------------------------------------------------------------
     894                       569                        272           (88)                   (88)                     -
     678                       197                      1,315          (406)                    76                      -
   1,572                       766                      1,587          (494)                   (12)                     -
-------------------------------------------------------------------------------------------------------------------------------
     976                       595                       (265)          319                   (107)                    53
    (193)                     (156)                       218          (390)                   (51)                   310
     783                       439                        (47)          (71)                  (158)                   363
-------------------------------------------------------------------------------------------------------------------------------

For trading activities, transactions are accounted for on a mark-to-market basis. For asset/liability management operations, the derivatives are accounted for on an accrual basis in order to match the accounting treatment of the assets and liabilities being hedged. Note 19 to the financial statements (pages 65 and 66) presents the maturity profile of the derivatives held by the Bank as at September 30, 1996. It should be noted that most of these instruments have short maturities: 71% of interest rate contracts and 69% of foreign exchange contracts mature within six months.

In addition, Note 19 presents the notional (or nominal) amounts of derivatives used by the Bank for trading and asset/liability management (other activities). Table 16 (pages 40 to 43) shows how, for asset/liability management purposes, derivatives modify interest rate sensitivity gaps and how, by extending the maturity of capital, they reduced balance sheet risk exposure in 1996. The notional amount of derivatives in the trading account is not necessarily representative of their risk level but rather reflects the high number of transactions.

The risks inherent in derivatives are similar to the general risks for financial instruments. These can be divided into four major categories: market risk, especially interest and foreign exchange rate risk; credit risk; liquidity risk and legal risk.

Market risk is defined as the potential for a deterioration in the value of a derivative instrument because of fluctuations in the underlying primary instrument (interest rates or foreign exchange rates). All derivative risks are accurately measured, reevaluated on a daily basis and managed in accordance with the policies approved by the Bank's Board of Directors.

Credit risk, also called the credit equivalent amount, is the value of the loss incurred in the event a counterparty fails to honour its commitments. It is measured as the sum of the current replacement cost of the contract, if the risk is positive, and future credit risk exposure, which is the estimated change in the value of the contract to maturity.

Note 20 to the financial statements (pages 66 and 67), which provides data on credit risk exposure calculated in this way, confirms the analysis of Table 10 (page 32) with respect to the low proportion of derivatives compared to balance sheet items.

The Bank limits credit risk exposure related to derivatives in various ways. For instance, in dealings with certain counterparties, it can reduce its exposure by means of netting or mark-to-market agreements. In addition, credit risk is reduced substantially when the relevant instruments are listed on a stock exchange. As shown in Note 19 to the financial statements, most of the credit equivalent amount for derivatives is contracted with reliable counterparties, particularly major banks and OECD governments.

Liquidity risk consists of two elements: market liquidity and cash flow. In the first instance, risk exposure stems from a possible delay in settling a position when, for example, the market lacks sufficient depth. The Bank controls this risk by taking relatively short positions and by operating on markets where its positions represent only a very small proportion of total volume. In the second instance, cash flow risk derives from the timing of cash receipts and outflows and is managed as part of the Bank's overall liquidity management process.

Legal risk exists where there is a possibility that a counterparty does not have the necessary legal power to enter into a transaction or the legal documents for such a transaction are deficient. The Bank manages this risk by applying the necessary checks and controls and by working with the national and international organizations that set the standards to be respected.

In derivative operations, another type of risk that is often discussed concerns operations and systems, namely, the risk of losses that would be incurred should information systems or operations control and management systems fail.

The Bank has a number of ways to limit this risk exposure. For example, it establishes specific policies and procedures, including emergency plans such as recovery measures in the event of equipment breakdown, continuous monitoring and follow-up of procedures and systems, daily backup of transactions, regular presentation of reports to senior line management, separation of transaction and control functions, and personnel training.

In addition to being managed as part of the Bank's general risk management policies, derivative risk exposure is also subject to special assessment and control measures. An independent unit within the Bank is responsible for monitoring financial transactions and administering risk control systems. The duties of this unit include ensuring that transactions are settled and recorded, measuring position risk, checking that the policies adopted by the Board of Directors are applied and controlling the quality of analysis systems.

QUARTERLY RESULTS

(MILLIONS OF DOLLARS, EXCEPT FOR PER SHARE AMOUNTS)
---------------------------------------------------------------------------------------------------------------------------------
       Net interest                                                                              Dividends
             income                                                   Net income (loss)        (in thousands)         Return on
           (taxable  Charge for                                        per common share      ------------------    common share-
         equivalent        loan   Other  Non-interest  Net income  -----------------------   Common   Preferred  holders' equity
             basis)  impairment  income      expenses      (loss)    Basic   Fully diluted   shares      shares                %
---------------------------------------------------------------------------------------------------------------------------------
1st Q           262          68     141           255          50    0.32         0.32       25,406       9,118            11.4
2nd Q           248          94     136           242          30    0.16         0.16       25,407       9,517             5.8
3rd Q           270         358     141           253        (118)  (1.00)       (1.00)      25,406       9,478           (36.5)
4th Q           261          50     123           266          39    0.23         0.22       12,703       9,300             9.2
---------------------------------------------------------------------------------------------------------------------------------
1992          1,041         570     541         1,016           1   (0.29)       (0.29)      88,922      37,413            (2.6)
---------------------------------------------------------------------------------------------------------------------------------

1st Q           260          75     141           254          45    0.28         0.28       12,789       9,168            11.0
2nd Q           244         100     173           251          40    0.23         0.24       12,869       8,314             9.5
3rd Q           254          75     161           261          48    0.27         0.26       14,760       8,195            10.4
4th Q           258          75     160           276          42    0.23         0.22       14,844       8,116             8.8
---------------------------------------------------------------------------------------------------------------------------------
1993          1,016         325     635         1,042         175    1.01         1.00       55,262      33,793             9.9
---------------------------------------------------------------------------------------------------------------------------------

1st Q           265          63     185           296          51    0.27         0.26       15,869       8,063            10.4
2nd Q           267          63     177           294          52    0.27         0.27       15,931       8,933            10.4
3rd Q           281          87     194           292          57    0.29         0.29       16,010      10,679            10.8
4th Q           282          62     163           286          57    0.29         0.28       16,096      10,435            10.6
---------------------------------------------------------------------------------------------------------------------------------
1994          1,095         275     719         1,168         217    1.12         1.10       63,906      38,110            10.5
---------------------------------------------------------------------------------------------------------------------------------

1st Q           281          56     167           292          61    0.31         0.31       16,173      10,167            11.1
2nd Q           303          76     171           301          57    0.29         0.28       16,256       9,968            10.5
3rd Q           293          56     185           314          64    0.33         0.33       16,327       9,983            11.4
4th Q           304          67     189           322          63    0.33         0.32       16,393       9,370            11.0
---------------------------------------------------------------------------------------------------------------------------------
1995          1,181         255     712         1,229         245    1.26         1.24       65,149      39,488            11.0
---------------------------------------------------------------------------------------------------------------------------------

1st Q           297          44     198           328          75    0.41         0.41       18,926       6,855            14.0
2nd Q           300          44     210           401          71    0.39         0.38       20,667       6,787            13.2
3rd Q           379         104     212           340          98    0.55         0.54       20,769       6,724            17.7
4th Q           300          43     216           344          74    0.41         0.41       20,893       6,675            12.8
---------------------------------------------------------------------------------------------------------------------------------
1996          1,276         235     836         1,413         318    1.76         1.74       81,255      27,041            14.5
---------------------------------------------------------------------------------------------------------------------------------

QUARTERLY RESULTS (CONT.)

                                                                Number of
                                                              shares common
                     Impaired loans                           (in thousands)         Per common share
       -------------------------------------------------    -----------------   --------------------------
       Net private     Designated countries    Net total    Average    End of    Book  Stock trading range               Number of
                     -----------------------                           period   value  -------------------   Number of    branches
                           Gross   Allowance                                                                 employees          in
                     outstanding                                                           High    Low             (1)      Canada
----------------------------------------------------------------------------------------------------------------------------------

1st Q          780           371         368         783    127,031   127,031   11.23     12.75    11.00        12,637         662
2nd Q          983           371         287       1,067    127,031   127,031   11.19     12.63     8.25        12,351         659
3rd Q          938           383         272       1,049    127,031   127,031   10.02      9.25     8.25        12,197         654
4th Q          983           393         279       1,097    127,057   127,152   10.11      9.38     7.38        11,962         652
----------------------------------------------------------------------------------------------------------------------------------
1992
----------------------------------------------------------------------------------------------------------------------------------

1st Q          938           393         280       1,051    127,689   127,954   10.26      8.63     7.38        11,935         646
2nd Q          915           331         276         970    133,411   146,968   10.11      9.88     7.25        11,654         645
3rd Q          917           327         274         970    147,544   147,599   10.27     10.75    10.13        11,683         632
4th Q          841           337         274         904    148,390   148,474   10.41     10.63     9.50        12,149         650
----------------------------------------------------------------------------------------------------------------------------------
1993
----------------------------------------------------------------------------------------------------------------------------------

1st Q          812           340         277         875    158,680   158,708   10.55     11.63    10.13        12,081         647
2nd Q          786           251         222         815    159,306   159,339   10.71     11.38     9.00        10,870         646
3rd Q          733           257         226         764    160,093   160,126   10.89      9.25     8.25        10,882         645
4th Q          681            92          85         688    160,947   160,976   11.09     10.00     8.63        10,746         641
----------------------------------------------------------------------------------------------------------------------------------
1994
----------------------------------------------------------------------------------------------------------------------------------

1st Q          620            96          88         628    161,714   161,740   11.30     10.00     8.63        10,774         643
2nd Q          556            96          86         566    162,545   162,573   11.51     10.25     9.00        10,576         644
3rd Q          530            96          87         539    163,259   163,279   11.74     11.50    10.13        10,796         641
4th Q          502            95          86         511    163,940   163,963   11.88     11.88    10.38        10,620         629
----------------------------------------------------------------------------------------------------------------------------------
1995
----------------------------------------------------------------------------------------------------------------------------------

1st Q          399            94          86         407    164,575   164,594   11.86     11.38    10.38        10,702         648
2nd Q          395            93          84         404    165,330   165,348   12.13     12.00    11.00        10,471         649
3rd Q          392            81          72         401    166,161   166,182   12.53     12.00    11.05        10,696         632
4th Q          398            77          69         406    167,119   167,151   12.70     13.90    11.15        10,567         632
----------------------------------------------------------------------------------------------------------------------------------
1996
----------------------------------------------------------------------------------------------------------------------------------

(1) Excluding Levesque Beaubien Geoffrion Inc.

ALLOWANCE FOR LOAN IMPAIRMENT

Aggregate of provisions taken to absorb anticipated credit-related losses (loans, acceptances, guarantees, letters of credit, deposits by other banks and derivatives), namely, the sum of annual provisions less write-offs, net of recoveries. The allowance for loan impairment includes country risk provisions, specific provisions and the general provision.

ASSET-BASED LENDING

Loans or other forms of credit secured by assets belonging to the borrower (e.g. accounts receivable or inventory items) which are strictly controlled by the lender until settlement of the debt.

ASSETS UNDER ADMINISTRATION

Assets in respect of which a financial institution provides administrative services such as custodial services, collection of investment income, settlement of purchase and sale transactions and record-keeping. Assets under administration, which are beneficially owned by clients, are not reported on the balance sheet of the institution offering such services.

ASSETS UNDER MANAGEMENT

Assets managed by a financial institution which are beneficially owned by clients. Management services are more comprehensive than administrative services, and include selecting investments or offering investment advice. Assets under management, which may also be administered by the financial institution, are not reported on its balance sheet.

AVERAGE ASSETS

Daily average of balance sheet assets.

BANKERS' ACCEPTANCE

Short-term debt security traded on the money market which a bank guarantees on behalf of a borrower and for which the borrower pays a stamping fee.

CAPITAL

Amount which would be owed to the holders of shares and bank debentures if assets had to be liquidated to reimburse depositors and other creditors. Capital consists of bank debentures and shareholders' equity.

CAPITAL RATIOS

Ratios of capital, as defined by regulatory authorities, to risk-weighted assets. The Bank for International Settlements distinguishes two types of capital: Tier 1 capital, or base capital, consists of common shareholders' equity, non-cumulative preferred shares and non-controlling interest in subsidiaries less goodwill. Tier 2, or supplementary capital, consists of other preferred shares and subordinated debentures at their book value less investments in associated companies. Total regulatory capital, or total capital, is the sum of Tier 1 and and Tier 2 capital.

CHARGE FOR LOAN IMPAIRMENT (FORMERLY REFERRED TO AS "PROVISION FOR LOAN
LOSSES")

Charge to income which is added to the allowance for loan impairment in order to adjust impaired loans to their estimated realizable amount.

DERIVATIVES

Financial futures or options whose value is "derived" from interest rates, foreign exchange rates or equity prices. Derivatives are used in treasury operations as well as for hedging regular financial instruments. The most common types of derivatives include foreign currency or interest rate futures, swaps and options.

EARNING ASSETS

Total assets which generate interest for the Bank. Earning assets are calculated as total assets less cash and other non-interest bearing assets.

FOREIGN CURRENCY AND INTEREST RATE SWAPS

Transactions in which counterparties agree to exchange, for a specified period, currencies or streams of interest payments (generally by exchanging a fixed rate for a floating one) based on an amount of notional principal.

FOREIGN CURRENCY FUTURE

Contractual obligation to buy or sell, on or before a specified future date, a given quantity of foreign currency at a given exchange rate.

FOREIGN CURRENCY OR INTEREST RATE OPTION

The right, but not the obligation, to buy (call option) or sell (put option) at or by a set date, a given amount of foreign currency or securities at a net price (strike price).

GUARANTEES AND LETTERS OF CREDIT

Irrevocable assurances that a bank will make payments for a client which cannot meet its financial obligations to third parties.

IMPAIRED LOAN (FORMERLY REFERRED TO AS "NON-PERFORMING LOAN")

A loan is considered impaired when, in the opinion of management, there is reasonable doubt as to the payment of principal or interest. Any loan where payments are 90 days past due falls into this category, unless there is no doubt as to the collectibility of principal and interest.

INTEREST RATE FUTURE

Contractual obligation to buy or sell, on or before a specified future date, a given quantity of a financial instrument at a given interest rate.

LIQUID ASSETS

Assets held as cash or securities easily convertible to cash, such as deposits with other banks and securities.

NET INCOME PER SHARE

Net income available to holders of common shares, namely, net income less dividends on preferred shares, divided by the average number of common shares outstanding during the fiscal year.

NET INTEREST INCOME

Difference between the interest earned on assets and the interest paid on liabilities. When expressed as a percentage of average assets, it is called net interest margin or interest agreed.

NOTIONAL PRINCIPAL

Contract amount used as a reference point to calculate payments for off-balance sheet instruments such as forward rate agreements and interest rate swaps. It is considered "notional" as the principal amount itself never changes hands.

POINT

Unit of measure equal to one percentage (1%).

RETURN ON ASSETS (ROA)

Net income expressed as a percentage of total average assets during a year. This ratio is used to assess the profitability of the Bank's total resources.

RETURN ON COMMON SHAREHOLDERS' EQUITY

Amount available to holders of common shares, namely, net income less dividends on preferred shares, expressed as a percentage of average common shareholders' equity.

RISK WEIGHTING

Risk-weighting factors are applied to the face value of certain assets in order to present comparable risk levels. This procedure is also used to recognize the risk in off-balance sheet instruments by adjusting the notional value to balance sheet for credit equivalents and then applying the appropriate risk-weighting factors. Total risk-weighted assets are used in calculating the various capital ratios according to the rules of the Bank for International Settlements.

SECURITIZATION

Transaction in which certain assets, such as mortgages, are sold to an entity which finances their acquisition by issuing negotiable securities.

SUBORDINATED DEBENTURE

Unsecured debt instrument issued by a bank and for which repayment, in the event of liquidation, ranks behind the claims of depositors and certain other creditors. Convertible subordinated debentures can be exchanged for shares at the option of the holder, the issuer or both.

TAXABLE EQUIVALENT BASIS

Calculation method used to gross up certain tax-exempt income (primarily dividends) by the income tax that would have been payable had it not been taxable. The gross-up of such income permits a uniform comparison of the yield on the various types of assets, such as those comprising net interest income, regardless of their tax treatment.

TRADING ACCOUNT

Liquid assets used for trading on financial markets. This account is recorded on the balance sheet at its market value.

 CONSOLIDATED FINANCIAL STATEMENTS

[LOGO]

                                                         YEAR ENDED OCTOBER 31,

                                                                        1 9 9 6

MANAGEMENT'S REPORT

The consolidated financial statements and all information contained in this document were prepared by the management of the Bank, which is responsible for their accuracy, objectivity and completeness. These consolidated financial statements were prepared in accordance with generally accepted accounting principles, including the accounting requirements of the Superintendent of Financial Institutions Canada.

Management maintains the necessary accounting and internal control systems designed to ensure that reliable financial information is produced and that assets are safeguarded, to a reasonable extent, against any loss or unauthorized use. The procedures used include following up relevant criteria for hiring and training personnel, establishing an organizational structure to ensure appropriate distribution of tasks, regularly updating policies, procedures and permanent instructions and appropriate budget control by centre of responsibility. These systems are regularly evaluated by a group of inspectors and internal auditors, whose findings are presented from time to time to the Audit Committee. The Board of Directors, through its Audit Committee composed entirely of directors who are neither officers nor employees of the Bank, is responsible for examining and overseeing the Bank's practices with respect to accounting and to the disclosure of financial information.

The Superintendent of Financial Institutions each year makes such examination of the Bank's affairs as he deems necessary to satisfy himself that the provisions of the Bank Act having reference to the protection of the depositors and shareholders of the Bank are duly observed, and that the Bank is in a sound financial condition. He meets with the Audit Committee, with or without management being present.

The independent auditors, whose report follows, have audited the consolidated financial statements of the Bank. They meet with the Audit Committee from time to time, with or without management being present, to discuss their audit and questions related thereto.

LEON COURVILLE
President and Chief Operating Officer

Montreal, November 28, 1996


AUDITORS' REPORT

TO THE SHAREHOLDERS OF NATIONAL BANK OF CANADA

We have audited the Consolidated Balance Sheet of National Bank of Canada as at October 31, 1996 and the Consolidated Statements of Income, Changes in Shareholders' Equity and Changes in Financial Position for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Bank as at October 31, 1996 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles, including the accounting requirements of the Superintendent of Financial Institutions Canada.

The consolidated financial statements for the year ended October 31, 1995 were audited by Mallette Maheu and Raymond, Chabot, Martin, Pare who expressed an opinion thereon without reservation in their report dated December 7, 1995.

RAYMOND, CHABOT, MARTIN, PARE
General Partnership
Chartered Accountants

PRICE WATERHOUSE
Chartered Accountants

Montreal, November 28, 1996

CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED OCTOBER 31, 1996



CONSOLIDATED STATEMENT OF INCOME

(MILLIONS OF DOLLARS EXCEPT FOR PER SHARE AMOUNTS)         1996         1995
------------------------------------------------------------------------------
INTEREST INCOME AND DIVIDENDS
Loans                                                    $2,672       $2,838
Securities                                                  485          464
Deposits with other banks                                   206          275
                                                ------------------------------
                                                          3,363        3,577
                                                ------------------------------
INTEREST EXPENSE
Deposits                                                  1,970        2,297
Bank debentures                                              85           88
Other                                                        38           22
                                                ------------------------------
                                                          2,093        2,407
                                                ------------------------------
NET INTEREST INCOME                                       1,270        1,170
Charge for loan impairment                                  235          255
                                                ------------------------------
NET INTEREST INCOME AFTER CHARGE
 FOR LOAN IMPAIRMENT                                      1,035          915
                                                ------------------------------
OTHER INCOME
Deposit and payment service charges                         175          164
Lending fees                                                 82           83
Capital market fees                                         290          193
Foreign exchange revenues                                    50           51
Card service revenues                                        69           64
Trust services                                               20           21
Other                                                       150          136
                                                ------------------------------
                                                            836          712
                                                ------------------------------
NET INTEREST AND OTHER INCOME                             1,871        1,627
                                                ------------------------------
NON-INTEREST EXPENSES
Salaries and staff benefits                                 705          637
Premises                                                    137          135
Computers and equipment                                     179          158
Communications                                               55           50
Reduction in value of assets (NOTE 13)                       56            -
Other                                                       281          249
                                                ------------------------------
                                                          1,413        1,229
                                                ------------------------------
NET INCOME BEFORE INCOME TAXES                              458          398
Income taxes (NOTE 14)                                      130          146
                                                ------------------------------
NET INCOME BEFORE NON-CONTROLLING INTEREST                  328          252
Non-controlling interest                                     10            7
                                                ------------------------------
NET INCOME                                                $ 318        $ 245
------------------------------------------------------------------------------
NET INCOME PER COMMON SHARE (NOTE 15)
 - Basic                                                  $1.76        $1.26
 - Fully diluted                                          $1.74        $1.24
------------------------------------------------------------------------------

CONSOLIDATED BALANCE SHEET
AS AT OCTOBER 31
(MILLIONS OF DOLLARS)                                      1996         1995
------------------------------------------------------------------------------
ASSETS
CASH RESOURCES

Cash and deposits with Bank of Canada                   $   212      $   253
Deposits with other banks                                 3,316        4,921
                                                ------------------------------
                                                          3,528        5,174
                                                ------------------------------
SECURITIES (NOTE 3)
Investment account securities                             3,999        4,426
Trading account securities                                4,415        2,859
                                                ------------------------------
                                                          8,414        7,285
                                                ------------------------------
LOANS (NOTE 4)
Residential mortgages                                    12,229       10,895
Personal and credit card loans                            5,382        5,273
Business and government loans                            17,627       16,973
Securities purchased under resale agreements              2,697          654
                                                ------------------------------
                                                         37,935       33,795
                                                ------------------------------
OTHER
Customers' liability under acceptances                    1,725        1,293
Premises and equipment (NOTE 6)                             343          333
Other assets (NOTE 7)                                     1,189        1,033
                                                ------------------------------
                                                          3,257        2,659
                                                ------------------------------
                                                        $53,134      $48,913
------------------------------------------------------------------------------
LIABILITIES
DEPOSITS (NOTE 8)
Individuals                                             $22,750      $21,763
Businesses and governments                               11,616        9,787
Banks                                                     5,759        8,874
                                                ------------------------------
                                                         40,125       40,424
                                                ------------------------------
OTHER
Acceptances                                               1,725        1,293
Cheques and other items in transit, net                       -          196
Obligations related to securities sold short              4,058        1,531
Securities sold under repurchase agreements               2,373          342
Other liabilities (NOTE 9)                                1,338        1,533
                                                ------------------------------
                                                          9,494        4,895
                                                ------------------------------
SUBORDINATED DEBT
Variable-capital notes (NOTE 13)                              -          106
Bank debentures (NOTE 10)                                 1,016        1,177
                                                ------------------------------
                                                          1,016        1,283
                                                ------------------------------
SHAREHOLDERS' EQUITY
Capital stock (NOTE 11)
 Preferred                                                  376          376
 Common                                                   1,268        1,234
Retained earnings                                           855          701
                                                ------------------------------
                                                          2,499        2,311
                                                ------------------------------
                                                        $53,134     $ 48,913
------------------------------------------------------------------------------

ANDRE BERARD                               LEON COURVILLE
Chairman of the Board                      President and Chief Operating Officer
and Chief Executive Officer

CONSOLIDATED STATEMENT OF CHANGES
IN SHAREHOLDERS' EQUITY

YEAR ENDED OCTOBER 31
(MILLIONS OF DOLLARS)                                      1996         1995
------------------------------------------------------------------------------
CAPITAL STOCK, AT BEGINNING OF YEAR                      $1,610       $1,739
Issue of common shares                                       34           27
Redemption or purchase of preferred shares                    -         (156)
                                                ------------------------------
CAPITAL STOCK, AT END OF YEAR                            $1,644       $1,610
------------------------------------------------------------------------------

RETAINED EARNINGS, AT BEGINNING OF YEAR
As previously reported                                   $  715       $  578
Prior period adjustments (NOTE 16)                          (66)         (14)
                                                ------------------------------
As restated                                                 649          564
Net income                                                  318          245
Dividends
 Preferred shares                                           (27)         (39)
 Common shares                                              (81)         (65)
Income taxes related to dividends on Preferred Shares,
 Series 9, 10, 11 and 12                                     (1)          (2)
Expenses related to share issues, net of income taxes        (1)          (1)
Unrealized foreign currency translation losses,
 net of income taxes of ($1)(1995: ($2))                     (2)          (1)
                                                ------------------------------
RETAINED EARNINGS, AT END OF YEAR                        $  855       $  701
------------------------------------------------------------------------------

CONSOLIDATED STATEMENT OF CHANGES
IN FINANCIAL POSITION
YEAR ENDED OCTOBER 31
(MILLIONS OF DOLLARS)                                      1996          1995
------------------------------------------------------------------------------
OPERATING ACTIVITIES

Net income                                             $    318      $   245
Items not affecting cash resources:
 Charge for loan impairment                                 235          255
 Depreciation and amortization                               57           53
 Deferred income taxes                                      (25)           8
 Pension expense                                              2            1
                                                ------------------------------
                                                            587          562

Current income taxes                                         32            4
Accrued interest                                           (142)         170
Other                                                      (407)         372
                                                ------------------------------
                                                             70        1,108
                                                ------------------------------
FINANCING ACTIVITIES

Deposits                                                 (1,400)        3,574
Obligations related to securities sold short              2,527           258
Securities sold under repurchase agreements               2,031          (105)
Reduction in variable-capital notes                        (106)           (7)
Bank debentures:
 Redemption and conversion                                 (131)          (45)
 Adjustment for foreign currency translation                (30)          (19)
Common shares:
 Issues                                                      34            27
Preferred shares:
 Redemption or purchase                                       -          (156)
Dividends                                                  (108)         (104)
Other                                                        34           (28)
                                                ------------------------------
                                                          2,851         3,395
                                                ------------------------------
INVESTING ACTIVITIES

Acquisition of subsidiaries                                 (45)            -
Securities                                               (1,090)       (1,214)
Loans                                                    (3,619)       (1,823)
Premises and equipment                                      (57)          (57)
                                                ------------------------------
                                                         (4,811)       (3,094)
                                                ------------------------------
INCREASE (DECREASE) IN CASH RESOURCES                    (1,890)        1,409
CASH RESOURCES, AT BEGINNING OF YEAR                      5,174         3,765
CASH RESOURCES OF SUBSIDIARIES AT DATE OF                   244             -
 ACQUISITION
                                                ------------------------------
CASH RESOURCES, AT END OF YEAR                          $ 3,528       $ 5,174
------------------------------------------------------------------------------

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 1996

(FIGURES IN TABLES ARE IN MILLIONS OF DOLLARS, UNLESS OTHERWISE SPECIFIED)

1. STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements were prepared in accordance with section 308(4) of the Bank Act, which states that generally accepted accounting principles are to be applied unless otherwise specified by the Superintendent of Financial Institutions Canada (the "Superintendent"). The significant accounting policies used in preparing these financial statements, including the accounting requirements of the Superintendent, are summarized below.

CONSOLIDATION

The consolidated financial statements of the Bank include the assets, liabilities and operating results of the Bank and all its subsidiaries. The purchase method is used to account for the acquisition of subsidiaries. Goodwill is amortized using the straight-line method over a period corresponding to its estimated useful life, namely 20 years. Goodwill is written down to fair value when the decline in value is considered to be permanent based on projected investment yield which takes into account the related risks.

TRANSLATION OF FOREIGN CURRENCIES

Items in foreign currencies included in the Consolidated Balance Sheet are translated into Canadian dollars at the exchange rates prevailing at year end. Income and expenses are translated at the average exchange rates prevailing during the year.

Spot and forward foreign exchange positions are kept in balance insofar as practicable. Any gain or loss on these positions is recognized in the Consolidated Statement of Income, with the exception of positions related to net foreign currency investments in offices abroad.

Gains and losses on net foreign currency investments in branches and subsidiaries abroad are recorded under retained earnings, less the impact of after-tax gains and losses applicable to instruments used for hedging purposes. These gains and losses are not charged to income until they are realized.

SECURITIES

Securities are divided into two major categories: investment account securities and trading account securities.

Investment account securities are purchased with the intention of holding them to maturity. Equity securities are stated at their acquisition cost if the Bank does not have a significant influence while debt securities are stated at their unamortized acquisition cost. Premiums and discounts on debt securities are amortized using the yield method over the period to maturity of the related securities or, on occasion, until disposal of the security. Gains and losses realized on the disposal of securities and the amortization of premiums and discounts are recorded under income for the year. Any permanent impairment in the value of securities held for investment is charged to the year's income.

Trading account securities are purchased for resale in the short term. They are presented at their fair value based on publicly disclosed market prices. In the event market prices are not available, the fair value is estimated on the basis of the market prices of similar securities. Realized or unrealized gains or losses on these securities are recorded in income.

The Bank records all income relating to securities on an accrual basis.

LOANS

Investments recorded as loans or groups of loans are recorded at their principal amounts, including accrued interest, less allowances for loan impairment.

A loan or group of loans is considered impaired when, in the opinion of management, there is reasonable doubt as to the ultimate collectibility of a portion of principal or interest or where payment of interest is contractually past due 90 days, unless there is no doubt as to the collectibility of principal and interest. A loan or group of loans may revert to performing status only when principal and interest payments have become fully current.

When loans are deemed impaired, interest income ceases to be recorded and the book value of the loans is adjusted to its estimated realizable amount by writing off all or part of the recorded investment in the loan and/or by taking a provision for loan impairment.

Foreclosed assets held for sale in settlement of an impaired loan are recorded at the time of foreclosure at the lower of the recorded investment in the foreclosed loan and the estimated net proceeds from the sale of the assets. Any difference between the carrying amount of the loan and the estimated realizable amount of the assets is posted to the charge for loan impairment. The recorded investment in the foreclosed loan is then adjusted to take into account the revenues received or the costs incurred after foreclosure.

The charge for loan impairment, posted directly to income for the year, consists of the net change in the allowance for loan impairment and write-offs of the carrying amounts resulting from foreclosed assets, less recoveries.

Fees and commissions related to the granting of loans and commitments to extend credit are amortized over the term thereof and recorded in the Consolidated Statement of Income.

Loans also include securities sold under repurchase agreements which the Bank has purchased and simultaneously committed to resell to the initial buyer at a specified price on a specified date. Since ownership of the securities does not change, the operation is treated as a loan by the Bank. The securities are recorded at cost and the related interest income is recorded on an accrual basis.

ALLOWANCE FOR LOAN IMPAIRMENT

The allowance for loan impairment related to the total recorded investment in individual loans considered impaired was established for all impaired loans for which the impairment could be estimated individually, reducing them to their estimated realizable amounts. For groups of loans consisting of large numbers of homogeneous balances of relatively small dollar amounts, the extent of impairment is estimated for each group of loans by applying formulas that take into account past loss experience, economic conditions and other relevant circumstances. For loans identified individually, the estimated realizable amounts are measured by discounting the expected future cash flows for each loan.

The general allowance for loan impairment related to the total recorded investment in groups of loans reflects the risk represented by loans which cannot be identified individually and for which it is currently not possible to establish a provision on a loan-by-loan basis. An aggregate impairment is estimated by Management for such loans collectively.

The allowance for impairment in relation to loans to countries designated by the Superintendent is constantly reevaluated on the basis of exposure in the various countries and the underlying economic conditions.

MORTGAGE-BACKED SECURITIES

The Bank finances a portion of its mortgage loan portfolio through the mortgage-backed securities program provided for in the National Housing Act. Under this program, the Bank pools eligible mortgage loans and sells ownership rights in these pools to investors. Investors are paid a coupon rate set in advance and the principal from the underlying mortgages. The Canada Mortgage and Housing Corporation (CMHC) unconditionally guarantees the payments to the investors. The Bank continues to service the mortgage loans thus securitized.

The Bank is committed to the CMHC to make sufficient funds regularly available to the central payor and transfer agent to pay the amounts due to investors, whether or not the mortgagors have made their payments. Moreover, the Bank must place all funds due to investors at maturity of the securities at the disposal of the central payor and transfer agent. Should the Bank default, CMHC can assign the servicing of the securitized loans to another servicer.

Issuance costs for mortgage-backed securities include the direct costs incurred in assembling and selling the securities and the discount at sale. These costs are charged in their entirety to the Consolidated Statement of Income at the time of sale by way of a deduction from the proceeds of the sale of securities.

The normal servicing fees which the Bank collects for servicing the securitized mortgage loans are set at 25 basis points. They are charged to other income when collected.

The Bank also collects a net interest spread over the life of the mortgage-backed securities. This spread is the interest collected from mortgagors less the sum of the interest paid to investors and the normal servicing fees.

The estimated present value of the net interest spread, based on the assumption that the annual mortgage prepayment rate is 12%, is added to the proceeds from the sale of securities as a receivable and is included in establishing the gains or losses at the date of sale. This receivable is drawn down as mortgage payments are received and the resulting yield is charged to interest income.

CUSTOMERS' LIABILITY UNDER ACCEPTANCES

The potential liability of the Bank under acceptances is reported as a liability in the Consolidated Balance Sheet. The Bank's potential recourse is recorded as an equivalent offsetting asset.

PREMISES AND EQUIPMENT

Premises and equipment are recorded at cost and depreciated over their estimated useful lives according to the following methods and rates:

                                 Methods                    Rates
-----------------------------------------------------------------------------

Buildings                        (a) or (b)                2% to 10%
Equipment and furniture          (a) or (b)              20% to 33 1/3%
Leasehold improvements              (a)                       (c)

    (A) STRAIGHT-LINE
    (B) DIMINISHING-BALANCE
    (C) OVER THE LEASE TERM PLUS THE FIRST RENEWAL OPTION

CHEQUES AND OTHER ITEMS IN TRANSIT, NET

Cheques and other items in transit represent uncleared settlements with other banks and are recorded at cost.

SECURITIES SOLD SHORT

These liabilities represent the Bank's obligation to deliver securities it has sold but which were not owned at the time of sale. They are recorded at their market value. Gains and losses on the sale and adjustments to market value are recorded as interest.

SECURITIES SOLD UNDER REPURCHASE AGREEMENTS

These liabilities represent securities which the Bank has sold and simultaneously committed to repurchase from the initial buyer at a specified price on a specified date. Since ownership of the securities does not change, the operation is treated as a loan to the Bank. The securities are recorded at cost and the interest expense is recorded on an accrual basis.

INCOME TAXES

The Bank provides for income taxes under the income tax allocation method. Deferred income taxes result from timing differences in the recognition of various items for financial reporting and income tax purposes, the main such item being the allowance for loan impairment; they represent tax benefits with respect to deductions the Bank may claim to reduce its taxable income in future years.

No provision for deferred income taxes was taken for the portion of retained earnings of foreign subsidiaries which is permanently reinvested.

DERIVATIVE FINANCIAL INSTRUMENTS

The Bank uses various types of derivatives to enable clients to manage their market risk exposures as well as for its own asset/liability management and trading purposes.

The main derivative instruments used by the Bank are foreign exchange forward contracts, futures, forward rate agreements, currency and/or interest rate swaps and interest rate or foreign currency options.

Derivatives used to enable clients to manage their market risk exposures and to generate income from the Bank's trading positions are marked to market and the resulting gains and losses are recorded in income.

When asset/liability management derivatives are used to manage interest rate and foreign currency exposures, they are accounted for on the accrual basis. The resulting gains and losses are deferred and amortized to income over the life of the hedged assets or liabilities.

PENSION PLANS

Pension costs related to current services are charged to the Consolidated Statement of Income in the period during which the services are rendered; past service costs, experience gains or losses and the funding excess existing on the date the accounting principle came into effect, which have not yet been charged to the Consolidated Statement of Income, are amortized over the expected average remaining service life of the employee group covered by the plans. The difference between the pension expense and the funding payments is recorded in the Consolidated Balance Sheet under "Other Assets" or "Other Liabilities", as applicable.

2. MORTGAGE-BACKED SECURITIES

                                                  1996                1995
-----------------------------------------------------------------------------
Principal amount of securitized mortgage pools   $1,476              $1,952
Average rate of mortgage pools                     9.17%               9.47%
Average coupon rate paid to investors              7.59%               7.87%
Maturity dates of securities              DECEMBER 1996          March 1996
                                      TO SEPTEMBER 2001     to October 2000
Present value of interest spread                  $  17               $  38
-----------------------------------------------------------------------------


3. SECURITIES

Securities held and effective yields on the investment account were as follows:


                                                                                                                 1996         1995
                                     WITHIN      3 TO 6     6 TO 12     1 TO 5     OVER     NO SPECIFIC    BOOK       MARKET  BOOK
                                    3 MONTHS     MONTHS     MONTHS       YEARS    5 YEARS     MATURITY     VALUE      VALUE   VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                     $    %      $    %     $    %      $    %    $    %       $    %     $      %      $       $
INVESTMENT ACCOUNT
Securities issued or guaranteed by
  Canada                            36  5.4     25  4.5    224  5.6   1,222  6.2  394  7.0     2  --      1,903  6.2  1,960
  Provinces                         58  5.7    101  5.3     46  4.7     103  7.5   54  7.6    --  --        362  6.3    367
  Municipalities
    or school corporations           9  3.7      5  7.1      6  5.7      --   --   23 10.2    --  --         43  7.8     46
Debt securities                    188  7.0    123  1.4     55  7.1     405  6.5  362  8.2     2  --      1,135  6.6  1,179
Equity securities
  Floating-rate preferred shares    50  3.8     --   --     --   --       6  4.6   --   --     2  4.0        58  3.9     50
  Fixed-rate preferred shares        1  7.0     --   --     --   --      44  6.1   12  0.5     8   --        65  4.4     63
  Other securities                   3  0.8      1   --     --   --       1   --   --   --   428   --       433   --    485
-----------------------------------------------------------------------------------------------------------------------------------
Total of Investment Account        345  6.0    255  3.4    331  5.7   1,781  6.3  845  7.5   442   --     3,999  5.6  4,150   4,426
-----------------------------------------------------------------------------------------------------------------------------------
TRADING ACCOUNT
Securities issued or guaranteed by
  Canada                           122          57         339          400     1,107         --          2,025       2,025
  Provinces                        156          10           9          233       558         --            966         966
  Municipalities
    or school corporations          16           5          20          113        59         --            213         213
Debt securities                    408          55          40          515       111         --          1,129       1,129
Equity securities
  Floating-rate preferred shares    --          --          --           --        --          2              2           2
  Other securities                  --          --          --            2        --         78             80          80
-----------------------------------------------------------------------------------------------------------------------------------
Total of Trading Account           702         127         408        1,263     1,835         80           4,415      4,415   2,859
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL SECURITIES
Securities issued or guaranteed by
  Canada                           158          82         563        1,622     1,501          2           3,928      3,985   3,294
  Provinces                        214         111          55          336       612         --           1,328      1,333   1,363
  Municipalities
    or school corporations          25          10          26          113        82         --             256        259     252
Debt securities                    596         178          95          920       473          2           2,264      2,308   1,752
Equity securities
  Floating-rate preferred shares    50          --          --            6        --          4              60         52      87
  Fixed-rate preferred shares        1          --          --           44        12          8              65         63      67
  Other securities                   3           1          --            3        --        506             513        565     470
-----------------------------------------------------------------------------------------------------------------------------------
Total of Securities Account      1,047         382         739        3,044     2,680        522           8,414      8,565   7,285
-----------------------------------------------------------------------------------------------------------------------------------

A) WHERE NO ORGANIZED MARKET EXISTS FOR WHICH PRICES ARE PUBLICLY DISCLOSED, THE FAIR VALUE IS BASED ON THE MARKET PRICES OF SIMILAR SECURITIES OR ON THE DISCOUNTED VALUE OF FUTURE CASH FLOWS AT THE CURRENT INTEREST RATE.

B) THE CALCULATION OF THE YEILD RATE IS BASED ON ANNUAL AVERAGE BALANCES. THE YIELD RATE OF TAX-EXEMPT SECURITIES, INCLUDING IN PARTICULAR MOST OF THE DIVIDENDS RECEIVED, HAS NOT BEEN ADJUSTED ON A TAXABLE EQUIVALENT BASIS.

C) LDC BONDS INCLUDE LOANS GRANTED TO LESSER DEVELOPED COUNTRIES AND SUBSEQUENTLY RESTRUCTURED AS BONDS UNDER THE BRADY PLAN, NET OF THE COUNTRY RISK PROVISION.

SUCH BONDS ARE GUARANTEED BY THE UNITED STATES GOVERNMENT AND HAVE LONGER MATURITIES AND MORE FAVOURABLE CONDITIONS FOR THE BORROWING COUNTRY.

                                                                                                              1996
------------------------------------------------------------------------------------------------------------------
                                                     BOOK               GROSS                GROSS          MARKET
                                                    VALUE    UNREALIZED GAINS    UNREALIZED LOSSES           VALUE
------------------------------------------------------------------------------------------------------------------
INVESTMENT ACCOUNT: Unrealized gains or losses
Securities issued or guaranteed by
 Canada                                             $1,903               $ 58                 $ (1)         $1,960
 Provinces                                             362                  6                   (1)            367
 Municipalities or school corporations                  43                  3                    -              46
Debt securities                                      1,135                 54                  (10)          1,179
Equity securities
 Floating-rate preferred shares                         58                  1                   (9)             50
 Fixed-rate preferred shares                            65                  -                   (2)             63
 Other securities                                      433                 71                  (19)            485
------------------------------------------------------------------------------------------------------------------
Total of Investment Account                         $3,999               $193                 $(42)         $4,150
------------------------------------------------------------------------------------------------------------------

4. IMPAIRED LOANS

The table below sets out impaired loans. The recorded investment in loans or groups of loans was reduced, as applicable, by the related allowance for loan impairment.

As at October 31, they amounted to:

                                                                                              1996            1995
-------------------------------------------------------------------------------------------------------------------
                                                  RECORDED      ALLOWANCE FOR             CARRYING        CARRYING
                                                INVESTMENT    LOAN IMPAIRMENT               AMOUNT          AMOUNT
------------------------------------------------------------------------------------------------------------------
PRIVATE LOANS
DOMESTIC
Residential mortgages                               $   72               $ 11                 $ 61            $ 62
Personal loans                                          68                 31                   37              39
Small business loans                                   141                 47                   94              37
Commercial loans                                       347                172                  175             194
Corporate loans                                         65                 47                   18              31
Real estate loans                                      142                 81                   61              98
Other loans                                              8                  3                    5               5
General provision (1)                                    -                 95                  (95)            (95)
--------------------------------------------------------------------------------------------------------------------
                                                    $  843               $487                 $356            $371
--------------------------------------------------------------------------------------------------------------------

INTERNATIONAL
Commercial loans - United States                    $   10               $  7                 $  3            $  3
Real estate loans - United States                       74                 35                   39              70
Real estate loans - Other                                -                  -                    -              50
Other loans                                             68                 63                    5              13
General provision (1)                                    -                  5                   (5)             (5)
--------------------------------------------------------------------------------------------------------------------
                                                    $  152               $110                 $ 42            $131
--------------------------------------------------------------------------------------------------------------------
TOTAL PRIVATE LOANS                                 $  995               $597                 $398            $502
--------------------------------------------------------------------------------------------------------------------
Loans to designated countries                           77                 69                    8               9
--------------------------------------------------------------------------------------------------------------------
TOTAL IMPAIRED LOANS                                $1,072               $666                 $406            $511
--------------------------------------------------------------------------------------------------------------------

The total recorded investment in foreclosed assets to be resold included in total impaired loans and the related allowance for loan impairment amounted to $168 million and $16 million respectively as at October 31, 1996.

(1)  THE GENERAL PROVISION WAS TAKEN FOR THE BANK'S LOANS IN THEIR ENTIRETY.

5. ALLOWANCE FOR LOAN IMPAIRMENT

The changes made to the allowance for loan impairment during the year were as follows:

                                                                                                   1996         1995
--------------------------------------------------------------------------------------------------------------------
                                                    INDIVIDUAL        GROUPS   DESIGNATED
                                                         LOANS      OF LOANS    COUNTRIES         TOTAL        TOTAL
--------------------------------------------------------------------------------------------------------------------
ALLOWANCE AT BEGINNING OF YEAR                            $502          $100         $ 86          $688         $714
Retroactive application of new standard
  as at November 1, 1995                                    77             -            -            77            -
--------------------------------------------------------------------------------------------------------------------
Restated allowance                                         579           100           86           765          714
--------------------------------------------------------------------------------------------------------------------
Charge for loan impairment posted to income                235             -            -           235          255
Write-offs                                                (328)            -          (17)         (345)        (312)
Recoveries                                                  11             -            -            11           31
--------------------------------------------------------------------------------------------------------------------
ALLOWANCE AT END OF YEAR                                  $497          $100         $ 69          $666         $688
--------------------------------------------------------------------------------------------------------------------

6. PREMISES AND EQUIPMENT

                                                                                                 1996           1995
--------------------------------------------------------------------------------------------------------------------
                                                                                                  NET            NET
                                                                          ACCUMULATED            BOOK           BOOK
                                                               COST      DEPRECIATION           VALUE          VALUE
--------------------------------------------------------------------------------------------------------------------
Land                                                           $ 23              $  -         $    23           $ 22
Buildings                                                       215                60             155            153
Equipment and furniture                                         315               231              84             84
--------------------------------------------------------------------------------------------------------------------
                                                               $553              $291         $   262           $259
--------------------------------------------------------------------------------------------------------------------
Leasehold improvements                                                                             81             74
--------------------------------------------------------------------------------------------------------------------
                                                                                              $   343           $333
--------------------------------------------------------------------------------------------------------------------
Depreciation for the year charged to the Consolidated
 Statement of Income                                                                          $    46           $ 43
--------------------------------------------------------------------------------------------------------------------

7. OTHER ASSETS

                                                                                                 1996           1995
--------------------------------------------------------------------------------------------------------------------
Accrued interest                                                                              $   298           $333
Deferred income taxes                                                                             170            151
Prepaid expenses and other receivables                                                            363            214
Goodwill less accumulated
 amortization of $56 (1995: $45)                                                                  161            159
Sundry                                                                                            197            176
--------------------------------------------------------------------------------------------------------------------
                                                                                              $ 1,189         $1,033
--------------------------------------------------------------------------------------------------------------------
Amortization of goodwill for the year charged
 to the Consolidated Statement of Income                                                      $    11         $   10
--------------------------------------------------------------------------------------------------------------------

8. DEPOSITS

                                                                                                   1996         1995
--------------------------------------------------------------------------------------------------------------------
                                                   PAYABLE         PAYABLE            PAYABLE
                                                 ON DEMAND    AFTER NOTICE    ON A FIXED DATE      TOTAL       TOTAL
--------------------------------------------------------------------------------------------------------------------
Individuals                                        $   897         $ 5,051            $16,802     $22,750    $21,763
Businesses and governments                           2,478           3,578              5,560      11,616      9,787
Banks                                                   58               9              5,692       5,759      8,874
--------------------------------------------------------------------------------------------------------------------
                                                   $ 3,433         $ 8,638            $28,054     $40,125    $40,424
--------------------------------------------------------------------------------------------------------------------

9. OTHER LIABILITIES

                                                                                                   1996         1995
--------------------------------------------------------------------------------------------------------------------
Accrued interest                                                                                  $ 717         $895
Current income taxes                                                                                 88           70
Liabilities of subsidiary                                                                            50            5
Non-controlling interest                                                                             42           36
Trade and other payables                                                                            215          261
Sundry                                                                                              226          266
--------------------------------------------------------------------------------------------------------------------
                                                                                                 $1,338       $1,533
--------------------------------------------------------------------------------------------------------------------

10.  BANK DEBENTURES

The debentures, subordinated in right of payment to the claims of depositors and certain other creditors, consist of:


MATURITY          INTEREST
DATE                  RATE       CHARACTERISTICS                                                           1996         1995
---------------------------------------------------------------------------------------------------------------------------------
June       1998     10.875 %     Convertible into 10 7/8% deposit notes at the Bank's option;
                                 interest payable semi-annually on June 1 and December 1                 $    9      $    75

February   1999       5.60 %     Yen 5 billion; interest payable annually on February 23                     59           66

April      1999      7.325 %     Yen 5 billion / AUD 45.7 million equivalent; interest payable annually in AUD at the rate indicated for the AUD equivalent on
                                 April 21                                                                    59           66

April      2001      10.50 %     Interest payable semi-annually on April 5 and October 5;
                                 not redeemable prior to maturity                                           100          100

June       2001      12.50 %     Convertible into 2,391,600 common shares, redeemable at the
                                 Bank's option on certain conditions; interest payable
                                 semi-annually on June 5 and December 5                                      20           20

December   2001       9.00 %     Redeemable at the Bank's option on or after December 30, 1996;
                                 annual interest payable semi-annually on June 30 and December 30 up until December 30, 1996; interest at the Bankers' Acceptance
                                 Rate plus 1% subject to a minimum annual rate of 9%, payable
                                 monthly on the 30th day of each month, commencing January 30, 1997          51           56

December   2003       7.50 %     Not redeemable by the Bank prior to maturity; interest payable
                                 semi-annually on June 30 and December 30                                   125          125

August     2004      8.125 %     US $250 million; not redeemable by the Bank prior to maturity except in the event that the debentures become subject to foreign
                                 taxes; interest payable semi-annually on February 15 and August 15         334          337

October    2004       6.92 %     Yen 5 billion / L22 million equivalent; interest for the first 10 years payable in L at the rate indicated for the L equivalent, thereafter payable annually in yen at the Japanese long-term prime rate plus 1% on October 25; redeemable at the Bank's option on
                                 October 25, 1999                                                            59           66

October    2004       7.00 %     Yen 5 billion / L22.1 million equivalent; interest payable annually in L at the rate indicated for the L equivalent on October 31;
                                 redeemable at the Bank's option on October 31, 1999                         59           66

February   2087   floating       US $105 million bearing interest at an annual rate of 1/8% above the LIBOR rate; interest payable semi-annually on February 28 and
                                 August 31; redeemable at the Bank's option since February 28, 1993         141          200
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                        $ 1,016      $ 1,177
---------------------------------------------------------------------------------------------------------------------------------

The debenture maturities are as follows:


1997                                                                                                    $     -
---------------------------------------------------------------------------------------------------------------------------------
1998                                                                                                    $     9
---------------------------------------------------------------------------------------------------------------------------------
1999                                                                                                    $   117
---------------------------------------------------------------------------------------------------------------------------------
2000                                                                                                    $     -
---------------------------------------------------------------------------------------------------------------------------------
2001                                                                                                    $   171
---------------------------------------------------------------------------------------------------------------------------------
2002 and thereafter                                                                                     $   719
---------------------------------------------------------------------------------------------------------------------------------

On November 1, 1996, the Bank issued $150 million in debentures due 2011. Interest at a rate of 7.50% per annum is payable semi-annually on April 17 and October 17 of each year until October 17, 2006. Thereafter, interest is payable at a rate per annum equal to the 90-day Bankers' Acceptance Rate plus 1%. These debentures are not redeemable prior to October 17, 2001.

11.  CAPITAL STOCK

AUTHORIZED


FIRST PREFERRED SHARES                      SECOND PREFERRED SHARES                     COMMON SHARES
---------------------------------------------------------------------------------------------------------------------------------
AN UNLIMITED NUMBER OF SHARES, WITH-        15,000,000 SHARES WITHOUT PAR VALUE,        AN UMLIMITED NUMBER OF SHARES, WITH-
OUT                                         ISSUABLE FOR A MAXIMUM AGGREGATE            OUT
PAR VALUE, ISSUABLE FOR A MAXIMUM           CONSIDERATION                               PAR VALUE, ISSUABLE FOR A MAXIMUM
AGGREGATE CONSIDERATION OF $1 BILLION       OF $300 MILLION                             AGGREGATE CONSIDERATION OF $3 BILLION


ISSUED AND FULLY PAID


                                                                                                     1996               1995
---------------------------------------------------------------------------------------------------------------------------------
FIRST PREFERRED SHARES
             286,610 shares, Series 5       (1995: 286,610)                                       $    29            $    29
             422,633 shares, Series 7       (1995: 422,633)                                            10                 10
             789,638 shares, Series 8       (1995: 789,638)                                            20                 20
           3,680,000 shares, Series 10      (1995: 3,680,000)                                          92                 92
           4,000,000 shares, Series 11      (1995: 4,000,000)                                         100                100
           5,000,000 shares, Series 12      (1995: 5,000,000)                                         125                125
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                      376                376
---------------------------------------------------------------------------------------------------------------------------------
         167,151,381 Common Shares          (1995: 163,963,293)                                     1,268              1,234
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                  $ 1,644            $ 1,610
---------------------------------------------------------------------------------------------------------------------------------

The Bank paid the following dividends:

                                                                1996       1995        1994           1993            1992
---------------------------------------------------------------------------------------------------------------------------------
                                                                             (DIVIDENDS PER SHARE IN DOLLARS)
Common Shares                                                 $ 0.49    $ 0.40       $ 0.40       $  0.40          $  0.70
First Preferred Shares
    Series 1                                                  $ -       $ -          $ -          $ 40.9746        $ 58.3199
    Series 5                                                    4.8235    5.9462       4.4495        4.6618           5.3654
    Series 6                                                    -         -            -             0.3461 US        2.6876 US
    Series 7                                                    1.2576    1.5503       1.1601        1.2154           1.3988
    Series 8                                                    1.2059    1.4865       1.1125        1.1655           1.3414
    Series 9                                                    -         2.275771     2.3750        2.3750           2.3750
    Series 10                                                   2.1875    2.1875       2.1875        2.1875           2.1875
    Series 11                                                   2.00      2.00         2.00          2.00             1.8671
    Series 12                                                   1.625     1.625        1.05625       -                -
---------------------------------------------------------------------------------------------------------------------------------

ISSUE OF COMMON SHARES (AMOUNTS IN DOLLARS)
During the year ended October 31, 1996, 3,188,088 Common Shares were issued under the Dividend Reinvestment and Share Purchase Plan for an aggregate consideration of $33,880,633.

During the year ended October 31, 1995, 2,987,564 Common Shares were issued under the Dividend Reinvestment and Share Purchase Plan for an aggregate consideration of $27,537,602.

RESERVED COMMON SHARES (AMOUNTS IN DOLLARS)
As at October 31, 1996, 2,391,600 Common Shares (1995: 2,391,600) were reserved for future conversion, 8,207,218 Common Shares (1995: 1,395,306) were reserved under the Dividend Reinvestment and Share Purchase Plan and 8,000,000 Common Shares (1995: 3,000,000) were reserved under the Stock Option Plan of which 1,799,000 options (1995: 1,376,400) were awarded at an exercise price of $11.00 per share (1995: $9.50). Options may be exercised over a maximum term of 10 years. In addition, in 1995 the equivalent of $16,000,000 in Common Shares plus an amount equal to the annual dividend was reserved for issue as part of the 1993 acquisition of the shares of General Trust of Canada.

REDEMPTION AND PURCHASE OF PREFERRED SHARES (AMOUNTS IN DOLLARS)
On February 7 and 22, 1995, the Bank purchased for cancellation 131,945 First Preferred Shares, Series 5, 149,211 First Preferred Shares, Series 7 and 581,524 First Preferred Shares, Series 8 on the market for a consideration of $9,895,875, $2,946,917 and $11,048,956 respectively. In addition, on October 16, 1995, the Bank redeemed for cancellation all First Preferred Shares, Series 9 for an aggregate consideration of $132,500,000.

CHARACTERISTICS OF FIRST PREFERRED SHARES (AMOUNTS IN DOLLARS)

Series 5

Redeemable at the Bank's option at $100 per share plus accrued and unpaid dividends; cumulative preferential dividends at a quarterly rate equal to one quarter of 70% of the average of the Bank's Prime Lending Rate in effect on each day during the three months ending on the first day of the month preceding the month in which the dividend payment is to be made.

Series 7

Redeemable at the Bank's option at $25 per share plus accrued and unpaid dividends; cumulative preferential dividends at a quarterly rate equal to one quarter of 73% of the average of the Bank's Prime Lending Rate in effect on each day during the three months ending on the first day of the month preceding the month during which the dividend payment is to be made.

Series 8

Redeemable at the Bank's option at $25 per share plus accrued and unpaid dividends; cumulative preferential dividends at a quarterly rate equal to one quarter of 70% of the average of the Bank's Prime Lending Rate in effect on each day during the three months ending on the first day of the month preceding the month in which the dividend payment is to be made.

Series 10

Redeemable at the Bank's option on or after November 16, 2001 at $25 per share in cash plus accrued and unpaid dividends, or by conversion into Common Shares in accordance with the privileges and conditions related to such Preferred Shares; non-cumulative preferential dividends, payable quarterly in an amount of $0.546875 per share.

Convertible at the holder's option on or after February 18, 2002 into Common Shares or into another series of Preferred Shares if the Bank's Board of Directors should decide, by resolution at least 30 days prior to February 18, 2002, to constitute a further series of First Preferred Shares, subject to the prior approval of the Superintendent. The Bank may, upon notice of no less than two business days prior to the conversion date, redeem the preferred shares to be converted.

Series 11

Redeemable at the Bank's option on or after February 15, 2002 at $25 per share in cash plus accrued and unpaid dividends, or by conversion into Common Shares in accordance with the privileges and conditions related to such Preferred Shares; non-cumulative preferential dividends, payable quarterly in an amount of $0.50 per share.

Convertible at the holder's option on or after May 15, 2002 into Common Shares or into another series of Preferred Shares if the Bank's Board of Directors should decide, by resolution at least 30 days prior to February 15, 2002, to constitute a further series of First Preferred Shares, subject to the prior approval of the Superintendent. The Bank may, upon notice of no less than two business days prior to the conversion date, redeem the preferred shares to be converted.

Series 12

Redeemable at the Bank's option on or after May 15, 2001 at $25 per share in cash plus a premium, if redeemed before May 15, 2003, together with accrued and unpaid dividends, in accordance with the privileges and conditions related to such Preferred Shares and subject to the prior approval of the Superintendent; non-cumulative preferential dividends payable quarterly in an amount of $0.40625 per share.

Convertible at the Bank's option on or after May 15, 2001 into Common Shares, subject to the approval of the stock exchanges on which any shares of the Bank are listed.

Convertible at the holder's option on or after May 15, 2004 into Common Shares in accordance with the privileges and conditions related to such Preferred Shares, or into another series of Preferred Shares if the Bank's Board of Directors should decide, by resolution at least 30 days prior to May 15, 2004, to constitute a further series of First Preferred Shares, subject to the prior approval of the Superintendent. The Bank may, upon notice of no less than two business days prior to the conversion date, redeem the preferred shares to be converted.

12.  PENSION PLANS

The Employee Pension Plan of National Bank of Canada provides for the payment of benefits based on the length of service and final average earnings of the employees covered. According to the latest actuarial valuation of the plan conducted as at December 31, 1995, accrued pension benefits, projected as at October 31, 1996, were $652 million and the adjusted market value of the assets of the plan as at October 31, 1996 amounted to $739 million. The pension expense included in the Statement of Income amounted to $2.1 million (1995: $1.3 million), taking into account the amortization on a straight-line basis over a 13-year period of the experience gains and losses and the funding excess existing on the date the accounting principle came into effect.

13. REDUCTION IN VALUE OF CERTAIN ASSETS

In July 1993, the Bank acquired General Trust of Canada for a consideration of $95 million in variable-capital notes. At that time, the Bank exchanged subordinated notes and debt securities issued by General Trust of Canada or its subsidiary for $25 million in variable-capital notes.

The variable-capital notes, bearing interest at a rate of 6.76% per annum, would have been convertible into common shares of the Bank on or after June 21, 1997. At maturity, namely, July 21, 1997, the notes were to be redeemed, at the Bank's option, either in cash or by issue of common shares of the Bank.

Potential losses on most of the loans acquired and on the IMMOBILIERE NATGEN INC. debentures received in exchange for non-performing loans and repossessed properties reduced the value of the variable-capital notes issued by the Bank. These losses were to be subsequently offset by financial assistance from the REGIE DE L'ASSURANCE-DEPOTS DU QUEBEC (Quebec deposit insurance board).

During 1996, the Bank sold a loan portfolio of $215 million and recorded a permanent reduction in the value of the IMMOBILIERE NATGEN INC. debentures. In addition, the REGIE DE L'ASSURANCE-DEPOTS DU QUEBEC agreed to pay an amount of $80.7 million, representing the discounted value of the assistance agreed upon. This amount was added to the provisions taken by the Bank on the acquisition date, bringing total provisions to $133.2 million before the impact of the bulk sale of loans and of the reduction in the value of the IMMOBILIERE NATGEN INC. debentures.

The difference between the proceeds of the disposal of the loans and their book value together with the permanent decrease in the value of the debentures was applied to reduce the value of the variable-capital notes to zero and lower the provisions taken by the Bank when General Trust was acquired. The remainder was recorded in the Statement of Income. The impact on results, taking the tax effect into account, was nil.

The table below summarizes the impact of these operations:

-------------------------------------------------------------------------------
Difference between the proceeds of the disposal
   of loans and their book value                                     $ 138.0
Permanent reduction in the value of the debentures                      80.0
Less:   Write-off of variable-capital notes                            (95.4)
        Bank provisions                                                (66.6)
-------------------------------------------------------------------------------
Net impact on earnings before income taxes                              56.0
Related income taxes                                                   (56.0)
-------------------------------------------------------------------------------
Net impact                                                           $   0.0
-------------------------------------------------------------------------------

14.  INCOME TAXES

Total income taxes reported in the consolidated financial statements are as follows:

                                                                1996     1995
-------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF INCOME
Income taxes                                                   $ 130    $ 146
-------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF RETAINED EARNINGS
Income taxes related to:
  Prior period adjustments                                       (18)      14
  Dividends on Preferred Shares, Series 9, 10, 11 and 12           1        2
  Unrealized foreign currency translation gains (losses)          (1)       2
-------------------------------------------------------------------------------
                                                                 (18)      18
-------------------------------------------------------------------------------
                                                               $ 112    $ 164
-------------------------------------------------------------------------------
Current and deferred income taxes are as follows:
  Current                                                      $ 171    $ 156
  Deferred                                                       (59)       8
-------------------------------------------------------------------------------
                                                               $ 112    $ 164
-------------------------------------------------------------------------------

The Bank's effective income tax rate, on net income before income taxes, was calculated as follows:


                                                                 1996                   1995
----------------------------------------------------------------------------------------------------
Net income before income taxes                             $ 458      100.0 %      $ 398     100.0 %
----------------------------------------------------------------------------------------------------
Income taxes at Canadian statutory
  income tax rate                                          $ 179       39.0 %      $ 155      39.0 %
----------------------------------------------------------------------------------------------------
Reduction (Increase) in income tax rate due to:
  Tax-exempt income from securities, mainly dividends
    from Canadian corporations                                 3        0.6            6       1.5
  Rate applicable to subsidiaries and branches abroad         19        4.1            9       2.3
  Reduction in value of certain assets (NOTE 13)              34        7.4            -         -
  Previous years' rate applicable to deferred taxes            3        0.7           (2)     (0.5)
  Federal large corporations tax                              (4)      (0.9)          (4)     (1.0)
  Other items                                                 (6)      (1.3)           -         -
----------------------------------------------------------------------------------------------------
                                                              49       10.6            9       2.3
----------------------------------------------------------------------------------------------------
Income taxes and effective income tax rate                 $ 130       28.4 %      $ 146      36.7 %
----------------------------------------------------------------------------------------------------

15.  NET INCOME PER COMMON SHARE

Basic net income per share was calculated on the basis of the net income available for holders of Common Shares, less dividends on Preferred Shares, and the average number of Common Shares outstanding of 165,799,000 in 1996 (1995: 162,867,000).

Fully diluted net income per share was calculated on the basis of the net income available for holders of Common Shares less the dividends on non-convertible Preferred Shares and the average number of Common Shares of 168,191,000 in 1996 (1995: 166,765,000), assuming that all securities convertible at the holder's option (except for Preferred Shares, Series 10, 11 and 12) were converted at the beginning of each fiscal year.

16. PRIOR PERIOD ADJUSTMENTS

IMPAIRED LOANS
On November 1, 1995, in accordance with the recommendations of the Canadian Institute of Chartered Accountants and guidelines from the Superintendent, the Bank began to apply the new accounting standard governing impaired loans. The estimated realizable amount of impaired loans is now measured by discounting expected future cash flows. This new accounting standard has been applied retroactively with no restatement for prior years. A cumulative adjustment of $52 million, net of income taxes of $32 million, was made to the opening balance of retained earnings as at November 1, 1995.

TAX LIABILITY
Further to audits by and discussions with taxation authorities, the Bank considers it likely that certain transactions executed in years prior to November 1, 1994 will be reassessed. In order to account for this contingent liability, the Bank reduced the balances of retained earnings as at November 1, 1994 and 1995 by $14 million.

17. COMMITMENTS

As at October 31, 1996, minimum commitments under leases, a service contract for outsourced information technology services and other leasing agreements were as follows:


                                            SERVICE         EQUIPMENT
                              PREMISES     CONTRACT     AND FURNITURE     TOTAL
--------------------------------------------------------------------------------
1997                           $  80        $ 119             $ 3         $ 202
1998                              73          115               2           190
1999                              65            -               1            66
2000                              52            -               1            53
2001                              45            -               -            45
2002 and thereafter              275            -               -           275
--------------------------------------------------------------------------------
                               $ 590        $ 234             $ 7         $ 831
--------------------------------------------------------------------------------

18. COMMITMENTS TO EXTEND CREDIT

In the normal course of its business, the Bank enters into commitments to extend credit in order to meet the financial needs of its clients.

AS AT SEPTEMBER 30                                             1996        1995
--------------------------------------------------------------------------------
Guarantees and letters of credit                            $ 1,589     $ 1,573
Commitments to extend credit
  - Firm                                                      2,569       2,473
  - General                                                   9,659       9,523
Note issuance and revolving underwriting facilities             500         492
--------------------------------------------------------------------------------

Guarantees and letters of guarantee are a firm commitment by the Bank to make the related payments on behalf of a client who is unable to meet its contractual obligations to a third party. The credit risk they represent is considered equivalent to a loan.

Documentary letters of credit, which are used in international trade and usually issued on behalf of an importer, enable a third party such as an exporter to draw drafts on the Bank up to a pre-set amount under specific terms and conditions. The amounts are collateralized by the delivery of the underlying goods.

Commitments to extend credit represent the unused portions of credit authorizations granted in the form of loans, bankers' acceptances or other credit instruments. The Bank is required at all times to make the unused portion of the authorization available, subject to certain conditions.

Note issuance and revolving underwriting facilities represent arrangements to acquire short-term notes for a pre-set price in the event that the client is unable to sell or issue the notes.

19.  DERIVATIVE FINANCIAL INSTRUMENTS

The Bank utilizes derivative instruments for asset/liability management and for trading purposes. The derivatives used to manage the balance sheet serve to protect the interest spread against the risk of fluctuations in interest and exchange rates. Trading activities enable clients to manage their risks and also include proprietary trading undertaken by the Bank.

As at September 30, the type and maturity by type of contract were as follows:


                                                                              REMAINING TERM TO MATURITY
                                                         ----------------------------------------------------------------------
                       CONTRACTS HELD        TOTAL        0 - 3        3 - 6       6 - 12       1 - 3       3 - 5       OVER
                 FOR TRADING PURPOSES    CONTRACTS       MONTHS       MONTHS       MONTHS       YEARS       YEARS    5 YEARS
-------------------------------------------------------------------------------------------------------------------------------
FOREIGN EXCHANGE CONTRACTS
OTC contracts
  Forwards                   $ 16,137     $ 19,208     $  9,178     $  3,766     $  4,163     $ 1,939     $   162     $    -
  Swaps                             -          721            -          152          104         106         359          -
  Purchased options             4,488        4,488        2,385          787          847         469           -          -
  Written options               4,897        4,897        2,926          842          732         397           -          -
-------------------------------------------------------------------------------------------------------------------------------
  Total                        25,522       29,314       14,489        5,547        5,846       2,911         521          -
-------------------------------------------------------------------------------------------------------------------------------
Exchange-traded contracts
  Futures
    Long positions                 72           72           72            -            -           -           -          -
    Short positions               301          301          250           36           14           1           -          -
  Purchased options                38           38           22           16            -           -           -          -
  Written options                 123          123           89           34            -           -           -          -
-------------------------------------------------------------------------------------------------------------------------------
  Total                           534          534          433           86           14           1           -          -
-------------------------------------------------------------------------------------------------------------------------------
INTEREST RATE CONTRACTS
OTC contracts
  Forwards                      7,129        8,197        6,156        1,774          267           -           -          -
  Swaps                         7,738       17,201        5,408        2,279        3,000       2,854       2,832        828
  Purchased options             3,322        4,062        3,149          417          400          27          69          -
  Written options               3,296        3,346        2,830          417            -          30          69          -
-------------------------------------------------------------------------------------------------------------------------------
  Total                        21,485       32,806       17,543        4,887        3,667       2,911       2,970        828
-------------------------------------------------------------------------------------------------------------------------------
Exchange-traded contracts
  Futures
    Long positions                518        1,145          650           12          346          137          -          -
    Short positions             2,131        1,606          469          632          299          206          -          -
  Purchased options               752          752          752            -            -            -          -          -
  Written options               1,234        2,255        2,255            -            -            -          -          -
-------------------------------------------------------------------------------------------------------------------------------
  Total                         4,635        5,758        4,126          644          645          343          -          -
-------------------------------------------------------------------------------------------------------------------------------
OTHER DERIVATIVES
OTC contracts
  Swaps                             -           68            -           35            -           26          7          -
  Purchased options                 2          252            -          149            4           39         60          -
-------------------------------------------------------------------------------------------------------------------------------
  Total                             2          320            -          184            4           65         67          -
-------------------------------------------------------------------------------------------------------------------------------
Exchange-traded contracts
  Futures
    Short positions                21           21           21            -            -            -          -          -
    Long positions                  -          151          151            -            -            -          -          -
-------------------------------------------------------------------------------------------------------------------------------
  Total                            21          172          172            -            -            -          -          -
-------------------------------------------------------------------------------------------------------------------------------
TOTAL: 1996                  $ 52,199     $ 68,904     $ 36,763     $ 11,348     $ 10,176      $ 6,231    $ 3,558     $  828
Total: 1995                  $ 65,678     $ 88,351     $ 46,466     $ 18,502     $ 14,146      $ 6,996    $ 1,809     $  432
-------------------------------------------------------------------------------------------------------------------------------

The above table shows the notional amounts of derivative instruments. These amounts are used to calculate payments and measure business volumes. They do not indicate credit or market risk.

As at September 30, the market value of derivatives was as follows:



                                                                                                                 1996       1995
------------------------------------------------------------------------------------------------------------------------------------
                                         CONTRACTS HELD FOR                         CONTRACTS HELD FOR
                                        COMMERCIAL PURPOSES                       NON-COMMERCIAL PURPOSES        TOTAL      TOTAL
------------------------------------------------------------------------------------------------------------------------------------
                           GROSS ASSETS GROSS LIABILITIES NET AMOUNT GROSS ASSETS GROSS LIABILITIES NET AMOUNT NET AMOUNT NET AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
Interest rate contracts              $ 137        $  94        $ 43         $ 171        $ 65          $ 106      $ 149      $  17
Foreign exchange and gold
 contracts                             212          189          23            17           8              9         32         92
Equity contracts                         -            -           -            45           -             45         45          -
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                $ 349        $ 283        $ 66         $ 233        $ 73          $ 160      $ 226      $ 109
------------------------------------------------------------------------------------------------------------------------------------

The credit equivalent amount for financial derivatives is based on the current replacement cost of all outstanding contracts in a gain position, taking into account master netting agreements, and an amount representing the future credit risk calculated in accordance with the capital adequacy requirements set by the Superintendent.

As at September 30, credit risk exposure on the derivatives portfolio was as follows:


                                                   1996                                                 1995
-----------------------------------------------------------------------------------------------------------------------------------
                         NOTIONAL    PRINCIPAL  FUTURE     CREDIT       RISK-  NOTIONAL    PRINCIPAL FUTURE      CREDIT       RISK-
                           AMOUNT  REPLACEMENT  CREDIT  EQUIVALENT   WEIGHTED    AMOUNT  REPLACEMENT CREDIT  EQUIVALENT    WEIGHTED
                                          COST    RISK             EQUIVALENT                   COST   RISK              EQUIVALENT
-----------------------------------------------------------------------------------------------------------------------------------
Foreign exchange
  contracts              $ 24,455        $ 165   $ 342       $ 472      $ 136  $ 30,961        $ 401   $394       $ 795       $ 197
Interest rate contracts    30,212          256      43         278         66    37,422          141     24         165          38
Equity contracts              320           45      23          68         21       433           --     --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                    $ 54,987        $ 466   $ 408       $ 818      $ 223  $ 68,816        $ 542  $ 418       $ 960       $ 235
-----------------------------------------------------------------------------------------------------------------------------------


As at September 30, the distribution of risk exposure by counterparty was as follows:



                                                    1996                    1995
--------------------------------------------------------------------------------
                              REPLACEMENT  FUTURE CREDIT      CREDIT      CREDIT
                                     COST           RISK  EQUIVALENT  EQUIVALENT
--------------------------------------------------------------------------------
OECD governments                    $   7          $   2       $  10       $  11
OECD banks                            489            287         606         796
Other                                  86            119         202         153
--------------------------------------------------------------------------------
                                    $ 582          $ 408       $ 818       $ 960
--------------------------------------------------------------------------------


20. CREDIT RISK EXPOSURE

(In accordance with the guidelines of the Bank for International Settlements)


                                                       BALANCE       RISK   RISK-WEIGHTED BALANCE
ON-BALANCE SHEET ITEMS                            SHEET AMOUNT  WEIGHT (%)    1996          1995
-------------------------------------------------------------------------------------------------
Cash and deposits with Bank of Canada                  $   212          0   $    --       $    --
Deposits with other banks                                3,316     20-100       761         1,019
Securities issued or guaranteed by Canada,
 provinces, municipalities or school corporations        5,512       0-20        51            50
Other securities                                         2,902      0-100     2,810         2,284
Mortgage loans                                          12,901      0-100     4,156         4,118
Other loans and acceptances                             26,759      0-100    21,868        20,437
Other assets                                             1,532      0-100     1,373         1,207
-------------------------------------------------------------------------------------------------
                                                       $53,134              $31,019       $29,115
-------------------------------------------------------------------------------------------------



                                     NOTIONAL  CREDIT CONVERSION        RISK   RISK-WEIGHTED EQUIVALENT
CREDIT INSTRUMENTS (1)                 AMOUNT         FACTOR (%)   WEIGHT (%)    1996            1995
-------------------------------------------------------------------------------------------------------
Guarantees, letters of credit and
 trade-related contingencies           $1,731             50-100       20-100   $1,174          $1,121
Sale and repurchase agreements          1,721                100            0       --              --
Note issuance and revolving
 underwriting facilities                  500                 50        0-100       --              --
Commitments to extend credit           12,228               0-50        0-100    1,358           1,086
------------------------------------------------------------------------------------------------------
                                      $16,180                                   $2,532          $2,207
------------------------------------------------------------------------------------------------------

(1) AS AT SEPTEMBER 30


                                       NOTIONAL  REPLACEMENT  FUTURE CREDIT       RISK  RISK-WEIGHTED EQUIVALENT
DERIVATIVE FINANCIAL INSTRUMENTS (1)     AMOUNT         COST           RISK  WEIGHT (%) 1996               1995
----------------------------------------------------------------------------------------------------------------
Foreign exchange contracts
 Swaps                                      721                                    0-50
 Purchased options                        4,526                                    0-50
 Forwards                                19,208                                    0-50
----------------------------------------------------------------------------------------------------------------
                                        $24,455        $165           $342                $   136      $   197
----------------------------------------------------------------------------------------------------------------
Interest rate contracts
 Swaps                                   17,201                                    0-50
 Purchased options                        4,814                                    0-50
 Forwards                                 8,197                                    0-50
----------------------------------------------------------------------------------------------------------------
                                        $30,212        $256           $ 43                $    66      $    38
----------------------------------------------------------------------------------------------------------------
Equity contracts
 Swaps                                       68                                    0-50
 Purchased options                          252                                    0-50
----------------------------------------------------------------------------------------------------------------
                                        $   320        $ 45           $ 23                $    21      $    --
----------------------------------------------------------------------------------------------------------------
Total financial instruments             $71,167        $466           $408                $ 2,755      $ 2,442
----------------------------------------------------------------------------------------------------------------
Total risk-weighted assets                                                                $33,774      $31,557
----------------------------------------------------------------------------------------------------------------




RATIOS                                                1996                 1995
--------------------------------------------------------------------------------
Tier 1 capital                                           6.9 %            6.8  %
Tier 2 capital                                      (2)  3.3 %            3.6  %
Total capital                                       (2) 10.2 %           10.4  %
--------------------------------------------------------------------------------

(1) AS AT SEPTEMBER 30
(2) TAKING INTO ACCOUNT THE ISSUE OF $150 MILLION IN DEBENTURES ON NOVEMBER 1, 1996


21. RELATED PARTY TRANSACTIONS

In the normal course of its business, the Bank provides various banking services to its subsidiaries which are recorded at the exchange value reflecting the consideration determined and accepted by both parties.

The Bank also grants loans to its directors, officers and personnel under various conditions. Total outstanding loans of this type amounted to:


                                                           1996           1995
--------------------------------------------------------------------------------
Loans to directors (August 31)                            $260           $295
Loans to officers and personnel (October 31)              $462           $479
--------------------------------------------------------------------------------



22. LITIGATION

Various legal proceedings are pending against the Bank and its subsidiaries. In management's opinion, the aggregate amount of potential liability related thereto will not have a material impact on the Bank's financial position.

23. DOMESTIC AND INTERNATIONAL OPERATIONS

Domestic operations encompass all business carried on by the Bank's network of branches and commercial banking centres in Canada, treasury operations on Canadian financial markets and international commercial operations carried out by the Canadian branch network.

International operations comprise transactions on international financial markets effected with public and private sector corporations in Canada and abroad, and with governments and their agencies.


                                 DOMESTIC                   INTERNATIONAL                     TOTAL
---------------------------------------------------------------------------------------------------------
                                                   UNITED STATES           OTHER
                                                   -------------        -----------
                              1996     1995        1996     1995       1996     1995       1996      1995
---------------------------------------------------------------------------------------------------------
Net interest income         $ 1,021  $   987      $  110   $  105     $  139   $   78    $ 1,270  $ 1,170
Charge for loan impairment      190      220          43       29          2        6        235      255
Other income                    809      680          22       24          5        8        836      712
Non-interest expenses         1,336    1,162          56       49         21       18      1,413    1,229
Income taxes                     97      116          16       24         17        6        130      146
Non-controlling interest         10        7          --       --         --       --         10        7
---------------------------------------------------------------------------------------------------------
Net income                  $   197  $   162      $   17   $   27     $  104   $   56    $   318  $   245
---------------------------------------------------------------------------------------------------------
Average total assets        $41,584  $39,790      $4,250   $4,182     $3,405   $3,610    $49,239  $47,582
---------------------------------------------------------------------------------------------------------

24. ACQUISITIONS

FAMILY TRUST CORPORATION

On March 31, 1996, the Bank acquired all of the voting common shares of Family Trust Corporation, an Ontario trust company, for a consideration of $16 million paid in cash. The assets acquired amounted to approximately $229 million and were composed mainly of mortgage loans, while the liabilities assumed, totalling approximately $218 million, consisted chiefly of guaranteed investment certificates.

This acquisition was accounted for using the purchase method.

The results of Family Trust Corporation are recorded in the Consolidated Statement of Income as of the date of acquisition. Goodwill of $5 million is amortized using the straight-line method over a 20-year period.

THE MUNICIPAL SAVINGS & LOAN CORPORATION

On August 21, 1996, the Bank acquired all of the common shares of The Municipal Savings & Loan Corporation, an Ontario loan com-pany, and its wholly owned subsidiaries The Municipal Trust Company, MSLProperties Limited and Municipal Securities Inc. As at October 31, 1996, the final acquisition price had not been determined but an initial payment of $29 million had been made.

This acquisition was accounted for using the purchase method and is summarized below:

--------------------------------------------------------------------------------
NET ASSETS ACQUIRED
Tangible assets
 Cash resources and securities                                              $273
 Mortgages and other loans                                                   596
 Other assets                                                                 40
--------------------------------------------------------------------------------
                                                                             909
--------------------------------------------------------------------------------
Less liabilities assumed
 Deposits                                                                    883
 Other liabilities                                                             1
--------------------------------------------------------------------------------
                                                                             884
--------------------------------------------------------------------------------
Net tangible assets acquired                                                  25
Goodwill                                                                       4
--------------------------------------------------------------------------------
Total cost of investment                                                    $ 29
--------------------------------------------------------------------------------
Consideration paid in cash                                                  $ 29
--------------------------------------------------------------------------------


Once the transaction is completed, changes to the consideration paid or the tangible assets acquired could affect the amount of goodwill.

The results of The Municipal Savings & Loan Corporation are recorded in the Consolidated Statement of Income as of the date of acquisition. Goodwill is amortized using the straight-line method over a 20-year period.

SUBSIDIARIES AND AFFILIATED
CORPORATIONS


AS AT OCTOBER 31, 1996

SUBSIDIARIES


                                                                               PERCENTAGE      INVESTMENT
                                           PRINCIPAL                        OF VOTING AND         AT COST
NAME                                       OFFICE ADDRESS            PARTICIPATING SHARES  (MILLIONS OF $)
----------------------------------------------------------------------------------------------------------
Natcan Trust Company                       Montreal, Canada                           100%           $ 55
General Trust of Canada                    Montreal, Canada                           100%           $155
National Bank Life Insurance Company       Montreal, Canada                           100%           $ 10
General Trust Investment Funds Ltd.        Montreal, Canada                           100%           $ --
NBC Export Development
  Corporation Inc.                         Montreal, Canada                           100%           $ --
Lvesque, Beaubien and Company Inc.         Montreal, Canada                            75%           $129
  - Lvesque Beaubien Geoffrion Inc.        Montreal, Canada                            75%           $ --
National Bank Securities Inc.              Montreal, Canada                           100%           $  5
NBC Clearing Services Incorporated         Montreal, Canada                           100%           $ --
Natcan Investment Management Inc.          Montreal, Canada                           100%           $  8
The Municipal Savings & Loan
  Corporation                              Barrie, Canada                             100%           $ 37
  - The Municipal Trust Company            Barrie, Canada                             100%           $ --
  - MSL Properties Limited                 Barrie, Canada                             100%           $ --
  - Municipal Securities Inc.              Barrie, Canada                             100%           $ --
Family Trust Corporation                   Markham, Canada                            100%           $ 43
Mercantile Canada Finance B.V.             Amsterdam, Netherlands                     100%           $  5
National Bank Information
  Corporation                              Montreal, Canada                           100%           $ --
NBC Holdings USA, Inc.                     New York, United States                    100%           $488
  - National Canada Finance Corp.          New York, United States                    100%           $ --
  - National Canada Business Corp.         New York, United States                    100%           $ --
  - National Canada Corporation            New York, United States                    100%           $ --
NatBC Holding Corporation                  Florida, United States                     100%           $  9
  - Natbank, F.S.B.                        Florida, United States                     100%           $ --
Natcan Holdings International Limited      Nassau, Bahamas                            100%           $  5
  - National Bank of Canada
    (International) Limited                Nassau, Bahamas                            100%           $ --
Natcan Finance (Asia) Ltd.                 Hong Kong                                  100%           $  7
National Bank of Canada (Asia) Ltd.        Singapore                                  100%           $  3
Natcan Insurance Company Limited           Bridgetown, Barbados                       100%           $  1
----------------------------------------------------------------------------------------------------------

AFFILIATED CORPORATIONS


                                                                    PERCENTAGE          INVESTMENT
                                                                 OF VOTING AND           AT EQUITY
                                                          PARTICIPATING SHARES     (MILLIONS OF $)
--------------------------------------------------------------------------------------------------
Natdev Inc.                           Quebec City, Canada                  50%                 $ 1
National Bank Financial Services Inc.    Montreal, Canada                  50%                 $ 1
--------------------------------------------------------------------------------------------------

STATISTICAL REVIEW

                                  1996        1995       1994       1993      1992       1991      1990      1989       1988
----------------------------------------------------------------------------------------------------------------------------------
BALANCE SHEET DATA

Cash resources                  $ 3,528      $ 5,174    $ 3,765    $ 3,204   $ 3,693    $ 1,883   $ 2,216    $ 2,206   $ 2,420
Securities                        8,414        7,285      6,071      5,985     4,273      3,899     3,129      2,842     2,407
Loans                            37,935       33,795     32,226     30,692    30,003     28,360    27,420     25,322    22,894
Bankers' acceptances              1,725        1,293      1,255      1,081       940      1,335     2,151      2,618     2,395
Other assets                      1,532        1,366      1,457      1,772     1,126        962       987        939       810
----------------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                    $53,134      $48,913    $44,774    $42,734   $40,035    $36,439   $35,903    $33,927   $30,926
----------------------------------------------------------------------------------------------------------------------------------
Deposits                        $40,125      $40,424    $36,850    $35,113   $33,433    $29,987   $28,929    $26,646   $24,319
Other liabilities                 9,494        4,895      4,253      4,476     3,645      3,451     3,976      4,295     3,899
Long-term debt
  Variable-capital notes            -            106        113        120       -          -         -          -         -
  Bank debentures                 1,016        1,177      1,241      1,037       969        806       727        765       691
  Liabilities of subsidiaries       -             -         -           17       234        408       535        589       446
Capital stock
  Preferred                         376           376       532        426       468        385       387        394       274
  Common                          1,268         1,234     1,207      1,083       906        905       904        828       786
Retained earnings                   855           701       578        462       380        497       445        410       511
----------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS'
EQUITY                          $53,134       $48,913   $44,774    $42,734   $40,035    $36,439   $35,903    $33,927   $30,926
----------------------------------------------------------------------------------------------------------------------------------
Average assets                  $49,239       $47,582   $43,160    $39,657   $38,908    $36,740   $36,040    $32,267   $30,909
Average capital funds(1)          3,511         3,620     3,230      2,871     2,723      2,593     2,463      2,397     2,261
----------------------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA
Net interest income             $ 1,270       $ 1,170   $ 1,081    $   996   $ 1,012    $   972   $   902    $   927   $   887
Other income                        836           712       719        635       541        472       439        381       301
----------------------------------------------------------------------------------------------------------------------------------
TOTAL INCOME                    $ 2,106       $ 1,882   $ 1,800    $ 1,631   $ 1,553    $ 1,444   $ 1,341    $ 1,308   $ 1,188
----------------------------------------------------------------------------------------------------------------------------------
Charge for loan impairment          235           255       275        325       570        270       250        442       232
Non-interest expenses             1,413         1,229     1,168      1,042     1,016        919       868        785       611
Income taxes                        130           146       131         81       (41)        64        54         55       123
Non-controlling interest             10             7         9          8         7          5       -          -         -
----------------------------------------------------------------------------------------------------------------------------------
NET INCOME                      $   318       $   245   $   217    $   175   $     1    $   186   $   169    $    26   $   222
----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK DATA
Number of common shares at
  end of year (in thousands)    167,151       163,963   160,976    148,474   127,152    127,031   126,875    118,200   114,725
Number of common shareholders
  of record                      36,549        39,053    41,974     46,121    49,200     56,901    60,911     64,478    66,914
Net income (loss) per share
   - Basic                      $  1.76       $  1.26   $  1.12    $  1.01   $ (0.29)   $  1.20   $  1.10    $  0.01   $  1.84
   - Fully diluted              $  1.74       $  1.24   $  1.10    $  1.00   $ (0.29)   $  1,19   $  1.09    $  0.01   $  1.81
Dividends per share             $  0.49       $  0.40   $  0.40    $  0.40   $  0.70    $  0.80   $  0.80    $  0.72   $  0.64
Stock trading range
  - High                          13.90         11.88     11.63      10.75      12.75     11.38     14.00      15.13     12.63
  - Low                           10.38          8.63      8.25       7.25       7.38      7.00      7.13      11.00      8.75
  - Close                         13.00         11.00      9.38      10.50       8.13     11.13      7.13      14.00     12.00
Book value per share            $ 12.70       $ 11.88   $ 11.09    $ 10.41   $  10.11   $ 11.03   $ 10.63    $ 10.48   $ 11.30
----------------------------------------------------------------------------------------------------------------------------------
FINANCIAL RATIOS
Return on common
  shareholders' equity             14.5%         11.0%     10.5%       9.9%      (2.6)%    11.0%      9.8%       0.1%     17.0%
Return on average assets           0.64%         0.51%     0.50%      0.44%       --  %    0.51%     0.47%      0.08%     0.73%
Return on average capital funds    10.6%          8.3%      7.9%       7.3%       1.5 %     8.7%      8.7%       3.3%     12.4%
Capital ratios (BIS)
  - Tier 1                          6.9%          6.8%      6.9%   (3) 6.2%       5.0 %     5.2%      4.9%       4.8%      5.0%
  - Total                      (2) 10.2%         10.4%     11.1%   (3) 9.6%       8.7 %     8.8%      8.2%       8.1%      8.3%
----------------------------------------------------------------------------------------------------------------------------------
OTHER INFORMATION
Impaired loans, net                 406           511       688        904      1,097       733       665        345       372
Number of Bank employees
  - In Canada                    10,187        10,249    10,423     11,822     11,629    12,275    12,210     12,030    11,661
  - Outside Canada                  380           371       323        327       333        369       372        316       296
  - LBG                           1,425         1,578     1,481      1,398      1,339     1,293     1,291      1,478     1,167
Number of branches in Canada        632           629       641        650        652       662       650        625       603
Number of banking machines          712           624       551        496        482       454       397        335       271
----------------------------------------------------------------------------------------------------------------------------------

(1) AVERAGE CAPITAL FUNDS INCLUDE COMMON SHAREHOLDERS' EQUITY, REDEEMABLE PREFERRED SHARES AND BANK DEBENTURES.

(2) TAKING INTO ACCOUNT THE ISSUE OF $150 MILLION IN DEBENTURES ON NOVEMBER 1, 1996.

(3) TAKING INTO ACCOUNT THE REDEMPTION OF $100 MILLION IN DEBENTURES THROUGH THE ISSUE OF COMMON SHARES AS AT NOVEMBER 1, 1993.

DISCLOSURE OF THE CORPORATE GOVERNANCE PRACTICES OF THE BANK

[LOGO]

This disclosure section gives effect to the requirements set out in Policy I-15 of the Montreal Exchange and the By-Laws of the Toronto Stock Exchange further to the recommendations set out in the December 1994 Report of the Toronto Stock Exchange Committee on Corporate Governance in Canada.

The Board of Directors of the Bank recognizes the importance of maintaining sound internal governance practices at all times in the interest of the Bank's shareholders. It also considers that the relevance of these practices must be reevaluated on a regular basis. In accordance with the recommendations set out in the AD HOC Corporate Governance Committee Report presented to the Board of Directors on October 25, 1995, the Board of Directors created the Conduct Review and Corporate Governance Committee on January 1, 1996.

The new Conduct Review and Corporate Governance Committee was assigned the responsibilities previously delegated to the Human Resources Committee and the Conduct Review Committee of the Board of Directors as well as the new corporate governance responsibilities established for companies. This Committee is mainly composed of directors who are considered unrelated directors as defined in Policy I-15 of the Montreal Exchange(1) and who are not affiliated with the Bank as defined in banking regulations(2). No officer or employee of the Bank or its affiliated companies is a member of this Committee.

The text below summarizes the work of the Conduct Review and Corporate Governance Committee since January 1, 1996. It also describes the mandate of the Board of Directors and outlines certain corporate governance practices of the Bank.

ACHIEVEMENTS OF THE CONDUCT REVIEW AND CORPORATE GOVERNANCE COMMITTEE

The main achievements of the Conduct Review and Corporate Governance Committee were as follows:

CORPORATE GOVERNANCE

- Adopted a guideline specifying that each director was to hold a portfolio of a minimum of 1,500 shares of the Bank.
- Reduced the size of the Board of Directors, mainly through attrition, while ensuring that adequate representation was maintained and that statutory requirements regarding the independence of directors were respected.
- Implemented a review process for the mandates of all the committees of the Board of Directors. Updated the mandate of the Audit Committee in order to take into account the most recent regulatory requirements.
- Approved a new compensation policy for directors which emphasizes incentive compensation while remaining within the current budget envelope and accurately reflecting the responsibilities and risks associated with the role of director. This policy came into effect on July 1, 1996.
- Adopted a communications process favouring the establishment of formal links between the Executive Committee and the Conduct Review and Corporate Governance Committee. In the future, these two committees may hold joint meetings for the purposes of considering items of common interest. The Chair of the Conduct Review and Corporate Governance Committee may also attend meetings of the Executive Committee whenever appropriate in order to ensure better coordination between the work of these two committees.
- Reviewed the rules of conduct applicable to Quebec subsidiaries which are wholly owned by the Bank in order to determine the relevance of such rules.
- Implemented a process of informal meetings of Bank directors on a semi-annual basis, without Bank officers being present. The first such meeting was held on November 7, 1996 and enabled directors to discuss various ways to make the Board of Directors and its committees more efficient.

HUMAN RESOURCES

- Updated the salary policy for executive officers of the Bank, taking into account the findings of a consulting firm specializing in compensation which had been mandated to analyze the policies and practices of the comparison market.

The members of the Committee were therefore able to compare the salary position of the executive officers of the Bank with those of the comparison market. Based on the findings of the study, the following recommendations were made to the Board of Directors with regard to the aggregate compensation of executive officers: salary freeze maintained for 1996, emphasis on short-term incentive compensation, increase in the number of options awarded, and changes to be made to their pension plan in order to ensure that it remains competitive with the comparison market.

CONDUCT REVIEW

- Examined the conduct review procedures for related party transactions at the Bank.
-  Monitored related party transactions at the Bank (directors and officers).
-  Reviewed procedures for disclosing information to clients.
- Reviewed procedures for examining client complaints and statistical reports produced for this purpose.

MANDATE OF THE BOARD OF DIRECTORS AND OUTLINE OF CERTAIN CORPORATE GOVERNANCE PRACTICES OF THE BANK

MANDATE OF THE BOARD OF DIRECTORS

Pursuant to the Bank Act (Canada), the Board of Directors manages or supervises the management of the business and internal affairs of the Bank. The Board of Directors, directly or through its various committees, assumes overall stewardship, in particular with respect to the following:

- Definition of the Bank's mission, its long-term objectives, both qualitative and quantitative, and the approval of strategies to ensure their realization.

-  Credit risk management policies as well as credit limits and latitudes.
- Selection and succession of senior management, as well as the compensation of its members and other employment conditions.
- Approval of all matters which the Bank Act assigns exclusively to the directors, including approval of the procedures for settling conflicts of interest, procedures for disclosing information to Bank clients and shareholders, procedures for examining client complaints, approval of the annual financial statements and the remuneration of external auditors.

It should be noted that changes made from time to time to the Bank's management structure must also be submitted to the Board of Directors for approval.

OUTLINE OF CERTAIN CORPORATE GOVERNANCE PRACTICES OF THE BANK

COMPOSITION OF THE BOARD

The selection of directors reflects the Bank's concern for maintaining a balanced representation on its Board of Directors based on the geographical distribution of its market, as well as on the diversity of experience and the different sectors of economic activity in Canada.

Management of the Bank intends to nominate 23 candidates for election as directors at the next Annual Meeting of Shareholders. At the previous meeting, 27 candidates were nominated.

As at the date hereof, 13 Bank directors out of 27 were affiliated with the Bank. This number is within the regulatory limit of two-thirds set out in the Bank Act. As at the same date, 23 directors, representing 85% of duly-appointed directors, were not considered related directors.

OFFICERS WHO ARE MEMBERS OF THE BOARD OF DIRECTORS

The Chairman of the Board and Chief Executive Officer as well as the President and Chief Operating Officer of the Bank are directors of the Bank. As at the date hereof, the Board of Directors and the Conduct Review and Corporate Governance Committee are of the opinion that these executive officers' in-depth knowledge of the Bank's operations and their participation in the proceedings of the Board and certain of its committees make an important contribution to the efficiency and effectiveness of the Board and such committees.

COMMUNICATIONS

The Bank maintains ongoing communications with its shareholders at statutory meetings by sending them the prescribed disclosure material and providing services through its Public Relations and Communications Department and the Corporate Secretary's Office.

In addition to the communications which it must provide to its clients pursuant to the Bank Act, the Bank remains close to its clients and the public in general through its involvement in numerous charitable, social and business activities in the community. The Bank also acts through its regional Business Development Committees and its High Technology Committee, which give advice on the expectations and needs of the Bank's various client groups. Further information in this regard is presented under "Business Development Committees" on page 75 and pages 79 to 81.

BOARD'S EXPECTATIONS OF MANAGEMENT

The Board of Directors has specific major expectations related to managing human resources and obtaining the information it needs to fulfill its mission.

The Conduct Review and Corporate Governance Committee assesses the performance of executive officers as part of its mandate concerning human resources. The Executive Committee assesses the performance of the other members of management. In both cases, each committee shares the results of its assessments with the Chair of the other committee. The assessment is followed by recommendations to the Board of Directors, in particular with respect to compensation. Members of management are responsible for proposing annual short-term objectives which take into account the personal contribution of each officer to the Bank's annual results. The committee responsible assesses the performance of the officers on the basis of their personal results and the Bank's net income in relation to its budget.

Management must provide the Board of Directors on a regular basis with information pertaining to the Bank's business practices, business strategies, investments, and financial and business risks. Control of this information is largely the responsibility of the Conduct Review and Corporate Governance Committee, the Audit Committee and the Executive Committee of the Board of Directors.

APPROVED BY THE BOARD OF DIRECTORS OF THE BANK ON DECEMBER 19, 1996

1 "Unrelated director" means a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act in the best interest of the company, other than interests and relationships arising from shareholding.

2 "Director affiliated with the Bank" refers to any director who is an officer or employee of the Bank, an officer or employee of a corporation controlled by the Bank or a person who, directly or through companies with whom such person is affiliated, maintains significant relations covering a range of business or shareholding situations, as well as the spouse of such person.

DIRECTORS

[L0GO]

ANDRE BERARD
CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER
National Bank of Canada
Montreal, Quebec

MARC BOURGIE
CHAIRMAN OF THE BOARD
SOCIETE FINANCIERE
Bourgie (1996) Inc.
Laval-sur-le-Lac, Quebec

MAURICE J. CLOSS
CORPORATE DIRECTOR
St. Clair Beach, Ontario

GERARD COULOMBE
SENIOR PARTNER
Desjardins Ducharme
Stein Monast
Ste-Marthe, Quebec

LEON COURVILLE
PRESIDENT AND
CHIEF OPERATING OFFICER
National Bank of Canada
Outremont, Quebec

FRANCOIS JEAN COUTU
PRESIDENT AND
CHIEF OPERATING OFFICER
The Jean Coutu Group
(PJC) Inc.
Outremont, Quebec

SHIRLEY A. DAWE
PRESIDENT
Shirley Dawe
Associates Inc.
Toronto, Ontario

JEAN DOUVILLE
CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER
UAP Inc.
Montreal, Quebec

MARCEL DUTIL
CHAIRMAN OF THE BOARD, PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Canam Manac Group Inc.
Montreal, Quebec

PAUL GOBEIL
VICE-CHAIRMAN OF THE BOARD
Metro-Richelieu Inc.
Montreal, Quebec

DONALD M. GREEN
CHAIRMAN OF THE BOARD
ACD Tridon Inc.
Burlington, Ontario

MARY S. LAMONTAGNE
CORPORATE DIRECTOR
Quebec City, Quebec

SUZANNE LECLAIR
PRESIDENT AND CHIEF EXECUTIVE OFFICER
Transit Truck Bodies Inc.
Laval, Quebec

BERNARD LEMAIRE
CHAIRMAN OF THE BOARD
Cascades Inc.
Kingsey Falls, Quebec

PIERRE LORTIE
PRESIDENT
Regional Aircraft Division
Bombardier Inc.
Saint-Lambert, Quebec

GASTON MALETTE
CHAIRMAN OF THE BOARD
Malette Inc.
Timmins, Ontario

LEONCE MONTAMBAULT
CORPORATE DIRECTOR
Sillery, Quebec

GORDON F. OSBALDESTON
PROFESSOR EMERITUS
Ivey School of Business
University of Western Ontario
London, Ontario

J.-ROBERT OUIMET
PRESIDENT AND CHIEF EXECUTIVE OFFICER
Ouimet-Cordon Bleu Inc.
Montreal, Quebec

ROBERT PARIZEAU
PRESIDENT AND CHIEF EXECUTIVE OFFICER
Sodarcan inc.
Montreal, Quebec

MICHEL PERRON
CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER
Somiper Inc.
Westmount, Quebec

RAYMOND ROYER
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Domtar Inc.
Ile Bizard, Quebec

GUY ST-GERMAIN
PRESIDENT
Placements Laugerma inc.
Outremont, Quebec

LINO SAPUTO
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Saputo Cheese Limited
Montreal, Quebec

CLAUDE F. SAVOIE
PRESIDENT
Acadian Construction (1991) Ltd.
Moncton, New Brunswick

PAUL-GASTON TREMBLAY
PRESIDENT
Primo-Gestion Inc.
Chicoutimi, Quebec

LOUISE B. VAILLANCOURT
CORPORATE DIRECTOR
Outremont, Quebec

COMMITTEES OF THE BOARD OF DIRECTORS

[LOGO]

EXECUTIVE COMMITTEE

The Executive Committee submits to the Board of Directors policies on the Bank's orientation and development as well as its salary policy with respect to the Bank's senior management, excluding the five most highly compensated officers. It periodically evaluates the performance of members of senior management in relation to the objectives previously set and accepted. It examines the investment policies of the Pool Fund for Participating Pension Plans and the aggregate performance of the Pool Fund and its managers. It meets once a month and, between meetings of the Board of Directors, exercises all the powers of the Board, except for those assigned under the Bank Act exclusively to the Directors. The Executive Committee also exercises the principal functions of the Credit Committee of the Board between the latter's meetings. During the past fiscal year, this Committee met nine times.

MEMBERS

ANDRE BERARD
CHAIR AND EX-OFFICIO MEMBER

LEON COURVILLE
EX-OFFICIO MEMBER

MARCEL DUTIL

BERNARD LEMAIRE

PIERRE LORTIE

LEONCE MONTAMBAULT

ROBERT PARIZEAU

GUY ST-GERMAIN

LINO SAPUTO

THE CHAIR OF EACH OF THE OTHER COMMITTEES OF THE BOARD OF DIRECTORS IS INVITED ON A ROTATING BASIS.



CREDIT COMMITTEE OF THE BOARD

The Credit Committee examines the credit risk management policies, the loaning limits and maximum credit limits by borrower or group of borrowers and makes recommendations to the Board of Directors. It approves the credits which exceed the powers set out for officers. It verifies changes in the quality of the portfolio and the amount of the charge for loan impairment and approves provisions for impaired loans exceeding $1 million. During the past fiscal year, this Committee met nine times.

MEMBERS

MARC BOURGIE
CHAIR

ANDRE BERARD
EX-OFFICIO MEMBER

FRANCOIS JEAN COUTU

DONALD M. GREEN

J.-ROBERT OUIMET

RAYMOND ROYER

LINO SAPUTO

TWO MEMBERS OF THE BOARD OF DIRECTORS
ARE INVITED ON A ROTATING BASIS.



AUDIT COMMITTEE

The Audit Committee examines all documents containing financial information and the annual and quarterly financial statements of the Bank and its subsidiaries and recommends approval thereof to the Board of Directors. It examines the mandate, nature and scope of the Bank's internal and external audit work and veriPes the effectiveness of its internal control policies and systems; it ensures that internal audit personnel cooperates with the external auditors. It ensures that the necessary measures are taken to follow up the suggestions resulting from the internal and external auditors' reports and recommends the appointment and remuneration of the Bank's external auditors. The Committee meets with external auditors and representatives of the Office of the Superintendent of Financial Institutions and takes their recommendations into consideration. During the past fiscal year, this Committee met four times.

MEMBERS

PAUL-GASTON TREMBLAY
CHAIR

MARC BOURGIE

PAUL GOBEIL

SUZANNE LECLAIR

CLAUDE F. SAVOIE

LOUISE B. VAILLANCOURT

BUSINESS DEVELOPMENT COMMITTEE

After first being introduced 10 years ago, the Bank's regional advisory committees have now been transformed into business development committees. The purpose of this change was to have the Bank's "ambassadors" play a more active role with respect to business development.

Since their inception, these committees have enabled the Bank's senior management and its regional representatives to gauge the pulse of its retail and business clients. To further facilitate the exchange of information, each member of the Bank's senior management has been assigned to liaise with a specific business development committee. In addition, each year, one of these committees will be selected as the "Business Development Committee of the Year" based on a certain number of preset criteria dealing primarily with business development.

MEMBERS

THE LIST OF MEMBERS APPEARS
ON PAGES 79 TO 81.


AD HOC COMMITTEE ON CORPORATE GOVERNANCE

The AD HOC Committee on Corporate Governance was created in February 1995 for the purpose of examining the rules and practices pertaining to corporate governance in effect at the Bank, in keeping with the recommendations of the Dey Committee. The AD HOC Committee submitted its final recommendations to the Board of Directors in October 1995.

The mandate of the AD HOC Committee terminated on January 1, 1996. During the past fiscal year, this Committee met once.

MEMBERS

GERARD COULOMBE
CHAIR

MARC BOURGIE

ROLAND GIGUERE

MARY S. LAMONTAGNE

LEONCE MONTAMBAULT

GUY ST-GERMAIN

LOUISE B. VAILLANCOURT

CONDUCT REVIEW AND CORPORATE GOVERNANCE COMMITTEE

This new Committee was created by the Board of Directors in October 1995 on the recommendations of the AD HOC Committee on Corporate Governance, in keeping with the by-laws and corporate governance policies of the Montreal and Toronto stock exchanges. This Committee, which came into effect on January 1, 1996, consists exclusively of external Directors, most of whom are unrelated directors within the meaning of the by-laws and corporate governance policies of the Montreal and Toronto stock exchanges, and not affiliated directors of the Bank within the meaning of the Bank Act.

Following the creation of this Committee, the former Conduct Review and Human Resources committees were abolished on January 1, 1996, with the new Committee assuming the functions previously exercised by them.

The Conduct Review and Corporate Governance Committee has a threefold mandate:

- With respect to conduct review, the Committee is responsible for establishing and monitoring procedures for reviewing transactions with related parties of the Bank. To that end, it ensures, together with the Credit Committee of the Board, that the Bank's policies regarding such transactions are respected. The Committee also monitors the application of procedures established to resolve conflicts of interest and for disclosing information to Bank clients and shareholders.
- With respect to human resources, the Committee appraises the performance of the five most highly paid officers of the Bank and submits its recommendations regarding their remuneration, benefits, various allowances and other employment conditions to the Board of Directors.
- With respect to corporate governance, the Committee determines and periodically revises the criteria for selecting directors and the terms and conditions of their remuneration. It also oversees the entire disclosure process with respect to any discrepancy between the Bank's conduct in terms of corporate governance and the Montreal and Toronto stock exchange guidelines.

During the past fiscal year, this Committee met three times.


MEMBERS

GERARD COULOMBE
CHAIR

MARC BOURGIE

MARY S. LAMONTAGNE

GASTON MALETTE

LEONCE MONTAMBAULT

ROBERT PARIZEAU

MICHEL PERRON

GUY ST-GERMAIN

LOUISE B. VAILLANCOURT

OFFICERS

[LOGO]

ANDRE BERARD
CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER

LEON COURVILLE
PRESIDENT AND
CHIEF OPERATING OFFICER


SENIOR EXECUTIVE VICE-PRESIDENTS
--------------------------------

PIERRE PAQUETTE
Operations

JEAN TURMEL
Treasury, Brokerage
and Corporate Banking


SENIOR VICE-PRESIDENTS
----------------------

HARVEY L. BROOKS
Ontario and
Western Canada

RICHARD CARTER
Research and
Product Management

JACQUES DAOUST
EXECUTIVE VICE-PRESIDENT
General Trust of Canada

PIERRE DESBIENS
Insurance

GISELE DESROCHERS
Human Resources and Administration

JEAN HOUDE
Banking

MICHEL LABONTE
Finance and Control

MARIO LECALDARE
Corporate Banking, Canada

TONY P. METI
Banking

REAL RAYMOND
Treasury and
Financial Markets

ROGER P. SMOCK
United States

GABY TOUMA
International


EXECUTIVE VICE-PRESIDENT
------------------------

JEAN-PIERRE BELANGER
CHAIRMAN OF THE
CREDIT COMMITTEE



PRESIDENTS OF SUBSIDIARIES
--------------------------

PIERRE BRUNET
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Levesque Beaubien Geoffrion Inc.

PIERRE DESROCHES
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
General Trust of Canada

MARC ST-PIERRE
PRESIDENT AND
CHIEF OPERATING OFFICER
Natcan Investment Management Inc.


OMBUDSMAN
---------

ROLAND ROBICHAUD

VICE-PRESIDENTS

RICHARD BARRIAULT
Taxation

ANDRE BELANGER
Corporate Services
General Trust of Canada

GUY BERARD
Risk Management and Administration
Financial Markets

GILLES BISSONNETTE
South Shore

ANDRE BOILEAU
Chaudiere/Appalaches

ANDRE BOLDUC
Finance and Administration
National Bank
Securities Inc.

LUC BORDELEAU
Lower St. Lawrence/Gaspe

MICHEL BROUILLETTE
Drummond/Bois-Francs

DIANE CADIEUX
Monteregie Sud

JEAN-MARIE CANUEL
Eastern Townships

JEAN-PAUL CARON
Corporate Affairs

GILLES CHOQUET
Laurentians/Lanaudiere

ROBERT COURCHESNE
Sales and Business
Development

PATRICIA CURADEAU-GROU
Special Loans Quebec/Atlantic
and Syndication

IAN A. DALRYMPLE
Central Ontario

PHILIPPE DESROSIERS
Atlantic

YVAN DESROSIERS
Saguenay/Lac Saint-Jean/
North Shore

FRANK DE VRIES
Special Loans
Ontario, Western Canada
and United States

TOM DOSS
Credit, United States

LEVIS DOUCET
Richelieu/Yamaska

CHRIS ELGAR
Treasury, Europe

MICHEL FAUBERT
Operations Support

LUC FREDETTE
Credit, Canada

JULES G. GAGNE
Centralized Operations

FRANCINE GAUDREAULT
Abitibi/Temiscamingue

RENALD GELINAS
Government and
Public Sector Banking

JACQUES GRANDMAISON
Eastern and Northern Ontario

GORDON C. HAINSTOCK
Latin America

RAYMOND H. KEROACK
Bank Tower and
North/Central Montreal

PIERRETTE LACROIX
Treasury, United States

JEAN-PIERRE LAMBERT
Outaouais

JACQUES LATENDRESSE
Nassau

RICHARD LECLERC
Personal Trust Services
General Trust of Canada

REJEAN LEVESQUE
Western  Montreal

BENOIT LORANGER
Central Montreal

PAUL-ANDRE MALO
Audit

J. ARCHIE MARSHALL
Central Ontario North

PASQUALE MINICUCCI
Continuous Improvement
Program

RENAUD NADEAU
Mauricie

MARTIN OUELLET
Treasury and Financial Markets

PAUL ANDRE PARADIS
Eastern Montreal

ALAIN PELCHAT
Capital Markets

DENIS PELLERIN
International Credit
and Investment

JACQUES PICHE
International
Commercial Operations

GERARD PROULX
Laval/North Shore

JOHANNE L. REMILLARD
Legal Affairs and Corporate Secretary

JOHN RICHTER
Eastern United States

NICOLE RONDOU
Marketing

LILI J. SHAIN
Corporate Banking
Central Canada

VINCENT SOFIA
Asia

JOHN W. SWENDSEN
Western Canada

MARC TAILLON
Sainte-Foy/Portneuf

JACINTHE VAILLANCOURT
Quebec City

BUSINESS DEVELOPMENT COMMITTEE MEMBERS

[LOGO]

ATLANTIC PROVINCES

JIM BATEMAN
PRESIDENT
Paturel Seafood Ltd
Shediac

NORMAND CAISSIE
PRESIDENT
Imperial Sheet Metal Ltd
Richibucto

BERNARD CYR *
PRESIDENT
Cyr Holding Inc.
Moncton

EUGENE DURETTE
PRESIDENT
Brunswick Shopping Centre Ltd.
Edmundston

BRIGITTE ROBICHAUD
LAWYER
Drapeau, Robichaud & McNally
Moncton

JEAN-CLAUDE SAVOIE
PRESIDENT
Cedre Restigouche Ltee
Saint-Quentin

BRIGITTE SIVRET
LAWYER
Cabinet Brigitte Sivret
Bathurst


QUEBEC


ABITIBI/TEMISCAMINGUE

LOUIS BLANCHETTE
GENERAL MANAGER
Roc d'Or Automobiles Ltee
Malartic

FRANTZ BOIVIN
MANAGER
C.K.V.D. & C.H.O.I. Rock Detente
Val-d'Or

ROBERT CLOUTIER *
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Gestion Montemurro Ltee
Rouyn-Noranda

YVON LAFONTAINE, C.A.
VICE-PRESIDENT
Raymond, Chabot, Martin, Pare
Val-d'Or

NORMAND LANGLOIS
SECRETARY AND TREASURER
Blais & Langlois Inc.
Matagami

GEORGES LAROUCHE
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Papeterie Larouche Inc.
Amos

GUYLAINE PAQUIN
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Lesage Tremblay Ultima
Rouyn-Noranda

REAL PROVENCHER
VICE-PRESIDENT,
TEMISCAMINGUE DIVISION
Produits forestiers Tembec (1990) Inc.
Bearn


CHAUDIERE/APPALACHES

ERIC BROCHU
EXECUTIVE VICE-PRESIDENT
Salaisons Brochu Inc.
Saint-Henri

RICHARD DUVAL
EXECUTIVE VICE-PRESIDENT
Les Lainages Victor Ltee
Saint-Victor

ANDRE GOSSELIN
PRESIDENT
Entreprises Dufour
& Gosselin Inc.
Quebec City

PAUL-EMILE GRENIER *
PRESIDENT
Societe Grenco Inc.
Thetford Mines

MONIQUE JACOB
CHARTERED ACCOUNTANT
Renaud & Jacob, C.A.
Ville Saint-Georges


DRUMMOND/BOIS-FRANCS

ALAIN DUMONT
PRESIDENT
Cercueils Vic Royal Inc.
Victoriaville

PIERRE FRADET
NOTARY
Fradet, Langevin,
Fradet, Notaries
Drummondville

FERNAND LALLIER
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Imprimerie d'Asbestos
(1980) Inc.
Asbestos

LUCIE LATRAVERSE
PRESIDENT
Voyage Conseil
Drummondville Inc.
Drummondville

MICHELINE LOCAS *
GENERAL MANAGER
Association des Clubs
d'Entrepreneurs d'Etudiants - Quebec
Drummondville

CLAUDE PEPIN
SALES REPRESENTATIVE
Warwick

LEO-PAUL THERRIEN
PRESIDENT
Les Petroles Therrien Inc.
Drummondville

JEAN-LUC VIGNEAULT
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Vexco Inc.
Plessisville


EASTERN TOWNSHIPS

GERALD BOUCHARD
SECRETARY-TREASURER
Service de l'Estrie
Sherbrooke

JACINTHE DUBE
PRESIDENT
Groupe Immobilier Jacinthe Dube Courtier Inc.
Sherbrooke

GILLES FONTAINE *
LAWYER
Fontaine, Desy et Associes
Sherbrooke

YVAN MICHEL
DIRECTOR OF ADMINISTRATIVE SERVICES
Industries Manufacturieres Megantic Inc.
Lac Megantic

JEAN PELCHAT
PRESIDENT
Marche Jean Pelchat Inc.
Magog

YOLANDE VANIER
COUNCILLOR
Municipality of Rock Forest
Rock Forest

MALCOLM L. WHEELER
PRESIDENT
Herwood Inc.
Windsor


LANAUDIERE

PAUL ARBEC *
PRESIDENT
Paul Arbec Inc.
Rawdon

MARIE BERNIER
VICE-PRESIDENT
Imprimerie Bernier & Fils Inc.
L'Epiphanie

LISE CHARBONNEAU
OWNER
Ferme Lise Charbonneau
Saint-Roch-de-L'Achigan

LUC GAUDREAULT
PRESIDENT
Sabem Inc.
Repentigny

MARIE GREGOIRE
PRESIDENT
Creacom
Berthierville

DIANE NICOLETTI
PRESIDENT
Maison de la Cigogne au Pierro
Joliette

ANDRE THERRIEN
PRESIDENT
Marche Provigo
Saint-Donat


LAURENTIANS

CAROLE BEAUCHAMP
NOTARY
Sainte-Adele

ANDRE BILODEAU
PRESIDENT
Pneus Legault Inc.
Saint-Jovite

ANDRE BOLDUC
PHARMACIST
Pharmacie Andre Bolduc
Mont-Laurier

RAYMOND DESCHAMPS
SENIOR PARTNER
Construction Desjardins
& Deschamps Inc.
Saint-Jerome

FRANCOIS LEGER
PRESIDENT
Immeubles Leger Inc.
Saint-Jerome

MICHELINE MONETTE
PRESIDENT
Eugene Monette Inc.
Val-David

CHANTAL ROCHETTE *
PRESIDENT
Au Coin du Jardin Inc.
Saint-Sauveur


LAVAL/NORTH SHORE

GUY BOISVERT
PRESIDENT
Boisvert Pontiac Buick Ltee
Blainville

MARIE-HELENE DESROSIERS
VICE-PRESIDENT - CONSULTING SERVICES
Conseil & Gestion d'Organisation Inc. (C.G.O.)
Montreal

DENIS F. GAUTHIER *
LAWYER
Gauthier, Dion, Avocats
Laval

MARIELLE HEBERT
PRESIDENT
ISO Concept Inc.
Laval

JEAN-CLAUDE LANGLOIS
PRESIDENT
Les Editions Blainville
Deux-Montagnes Inc.
Saint-Eustache

BENOIT ROY
GENERAL MANAGER
De La Fontaine & Associes Inc.
Terrebonne


LOWER ST. LAWRENCE/
GASPE

GILLES BERUBE
PRESIDENT
Groupe Cedrico Inc.
Price

GEORGES HARRISSON
MANAGEMENT CONSULTANT
Les Habitations Mont-Carleton 1994 Inc.
Carleton

CLAIRE LANGLOIS
NOTARY AND LEGAL ADVISOR
Amqui

DANIEL MARQUIS
PRESIDENT
Marquis Pontiac Buick Inc.
Matane

ANDRE RACINE
PRESIDENT
Boutique Vagabond Inc.
Rimouski

REINE-MARIE ROY *
LAWYER
Gendreau, Roy, Beaulieu
& Carrier
Rimouski

RENAUD SAMUEL
PRESIDENT
Groupe RT
Riviere-au-Renard

PIERRE SIMON
PRESIDENT
Le Cable de Riviere-du-Loup Ltee
Riviere-du-Loup


MAURICIE

FERNANDE BOISVERT
PRESIDENT
Secretariat Plus
(Trois-Rivieres) Inc.
Trois-Rivieres

GASTON FORTIN
MAYOR
City of La Tuque
La Tuque

LOUISE GAMACHE
VICE-PRESIDENT - FINANCE
Estampage J.P.L. Ltee
Sainte-Marthe-du-Cap-de-
la-Madeleine

NICOLE GELINAS
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Aspasie Inc.
Saint-Barnabe-Nord

RAYMOND MAILHOT
PRESIDENT
Les Boiseries Ste-Gertrude Inc.
Sainte-Gertrude

PIERRE TREMBLAY
CHAIRMAN OF THE COMMISSION SCOLAIRE DE TROIS-RIVIERES
DIRECTOR OF PERSONNEL
Universite du Quebec
a Trois-Rivieres
Trois-Rivieres

LAURENT VERREAULT *
CHAIRMAN OF THE BOARD,
PRESIDENT AND CHIEF EXECUTIVE OFFICER
Groupe Laperriere
& Verreault Inc.
Trois-Rivieres


MONTEREGIE SUD

CLAUDE BOYER
CHARTERED ACCOUNTANT
Societe Bourassa Boyer, C.A.
Vaudreuil-Dorion

BEATRICE LAJOIE
PRESIDENT
Archipel des Tisserands
Coteau-du-Lac

CLEMENT LEBLANC
NOTARY AND LEGAL ADVISOR
Chateauguay

LOUISE MONTPETIT *
PRESIDENT
Automobiles Regate Inc.
ValleyPeld

ANIE ROULEAU
EXECUTIVE VICE-PRESIDENT
Hydrocom International
Chateauguay

ANDRE ST-AMOUR
VICE-PRESIDENT - ADMINISTRATION
L.A. Hebert Ltee
Saint-Constant

NORMAND VINET
FARM PRODUCER
Saint-Etienne-de-Beauharnois


OUTAOUAIS

ANDRE BEAUDOIN *
PRESIDENT
Slush Puppie Canada Inc.
Hull

GUSTAVE BRUNET
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Sylvio Brunet & Fils Ltee
Fassett

JEAN-GUY HUBERT
PRESIDENT
G. Hubert Auto Ltee
Maniwaki

ANDRE LACASSE
PRESIDENT
Materiaux Aylmer Lucerne Ltee
Aylmer

MARTIN LACHAPELLE
MANAGER
Roger Lachapelle
Pontiac Buick G.M.
Hull

CHRISTINE LAPOINTE
CHAIR OF THE BOARD
Commission scolaire
des Draveurs
Cantley

MAURICE MAROIS
PRESIDENT
Marois Electrique (1980) Ltee
Hull

GERMAIN PIGEON
PRESIDENT
Construction BGP
Gatineau

ROBERT ROY
PRESIDENT
Le Groupe Sotramont
Hull


RICHELIEU/YAMASKA

GERARD BERNARD
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Les Placements Robert
Bernard Ltee
Saint-Paul-d'Abbotsford

YVES BLAIS
GENERAL MANAGER
Centre de renovation Pointe
& Meunier Inc.
Carignan

JEAN CARTIER *
PRESIDENT
Emballages Jean Cartier Inc.
Saint-Cesaire

PIERRETTE LUSSIER
Granby

JEAN-PIERRE ROBIN
PRESIDENT
Gestion Valentine Inc.
Saint-Hyacinthe

REJANE SALVAIL
MAYOR
Sainte-Anne-de-Sorel


SAGUENAY/LAC ST-JEAN/
NORTH SHORE

CLEMENT BELLEY
PRESIDENT
Constructions Industrielles
Sept-Iles

GERMAIN DESCHENES
PRESIDENT
Hamilton & Bourassa (1988) Enr.
Baie-Comeau

GILLES EMOND
PRESIDENT
Meubles Gilles Emond Inc.
Delisle

PIERRE LEVESQUE
GENERAL MANAGER
Gravel & Levesque Inc.
Jonquiere

MARLENE OUELLET *
NOTARY
Chicoutimi

BENOIT ROUSSEAU
PRESIDENT
Motel Chutes des Peres Inc.
Mistassini

DENISE TREMBLAY
OWNER
Salon Coup d'Oeil
Ville de la Baie

LUC VERREAULT
PRESIDENT
Maison de l'Auto Saint-Felicien (1983) Ltee
Saint-Felicien


SOUTH SHORE

LOUIS BLAIN
CHARTERED ACCOUNTANT
Blain, Joyal, Charbonneau
& Assoc.
Sainte-Julie

DIANNE DUFOUR
COMMISSIONER
ECONOMIC DEVELOPMENT
Boucherville

RAYMOND LANDRY
PRESIDENT
Gestion Savoie Landry Inc.
Saint-Hubert

JACQUES LEBEL *
FINANCE OFFICER
Calixa Lavallee Construction Ltee
Longueuil

JEAN MONTPETIT
VICE-PRESIDENT
Power Battery (Iberville) Ltd.
Iberville

PIERRE TRAHAN
PRESIDENT
Cedarome Canada Inc.
Brossard

FARM COMMITTEE

VICTOR BLAIS
PARTNER
Ferme Diane R. & Victor Blais
Coaticook

COLETTE DUCHESNE-LAPOINTE *
FARM PRODUCER
Jonquiere

JACINTHE GAGNON
FARM PRODUCER
Union des producteurs agricoles
Saint-Agnes

VICTOR GIROUARD
ENGINEER - AGRONOMIST
Saint-Valerien

HEINZ GROGG
FARM PRODUCER
Maskinonge

GERARD KEURENTJES
FARM PRODUCER
Henryville

JEAN-MARC LACROIX
PRESIDENT
J.M. Lacroix & Fils
Sainte-Dorothee

MARIE-CLAIRE LAFRENIERE
FARM PRODUCER
Saint-Charles-de-Bellechasse


HIGH TECHNOLOGY COMMITTEE

FRANCOIS AIRD
PRESIDENT
CEDROM SNi
Outremont

ROBERT CARRIER
PRESIDENT
Genicom Consultants Inc.
Montreal

RICHARD CORMIER
CHAIRMAN OF THE BOARD
Buzz Image Group Inc.
Montreal

GILLES L. GAGNON
VICE-PRESIDENT - MARKETING & SALES
Technologies Ad Opt
Montreal

LOUISE GUAY
PRESIDENT
Public Technologies Multimedias
Montreal

BERNARD HAMEL *
PRESIDENT
Aerocapital
Montreal

SHIRLEY KIERAN
PRESIDENT
Best-Seller Library Management
Montreal

CLAUDE MARTEL
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Inno-Centre
Montreal

CLAUDE MCMASTER
SENIOR PARTNER AND CO-FOUNDER
Avingo Consulting Group Inc.
Boucherville

DANIEL OUELLETTE
VICE-PRESIDENT - DEVELOPMENT
MicroSlate Inc.
Brossard

SERGE PICHETTE
LAWYER - PARTNER
Hudon, Gendron, Harris, Thomas
Montreal

JACQUES PLOURDE
PRESIDENT AND
CHIEF OPERATING OFFICER
Institut de la technologie
du magnesium
Quebec City

JEAN-MARIE TOULOUSE
DIRECTOR
Ecole des Hautes Etudes Commerciales
Montreal


REGIONAL COMMITTEE (ONTARIO)

CHARLES COPPA
PRESIDENT
Highland Farms Inc.
North York

MURRAY G. CUMMINGS
PRESIDENT
TSC Stores Ltd.
London

JOHN K. MACDONALD
PRESIDENT
Armak Resilient Floor Covering Corporation
Mississauga

W. JOHN MORRIS
CHAIRMAN, MANAGING PARTNER
McLaren Morris & Todd Limited
Mississauga

MARLENE OILGISSER
PRESIDENT
Judy Wells Inc.
Richmond Hill

TED PATTENDEN
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
National Rubber
Toronto

CLAUDE THEBERGE *
CHIEF EXECUTIVE OFFICER
C.M.L. Industries Ltd.
Unionville


EASTERN ONTARIO (OTTAWA)

NOEL J. BERTHIAUME
LAWYER
Berthiaume, Perrier, Brisebois,  D'Amours
Hawkesbury

GUY R. BRUNET
PRESIDENT
Theo Brunet & Sons Ltd.
Rockland

JOCELYNE DOYLE-RODRIGUE
PRESIDENT
Translex Translations
Ottawa

JEAN DUMONT
PRESIDENT
Mechron Energy Ltd.
Ottawa

JACQUES LAMARCHE
Lefaivre

CHRISTINE LAMOTHE-MOIR
MANAGING PARTNER
Performance Development Training
Ottawa

JEAN-GUY RIVARD
PRESIDENT
Valecraft Homes Limited
Orleans

MICHAEL WILSON
PRESIDENT
Bells Corners Auto Parts Ltd.
Nepean

ANDREW WOLFF
CHIEF FINANCIAL OFFICER
MD Realty Corporation
Ottawa

CAROLE WORKMAN *
VICE-RECTOR - RESOURCES
University of Ottawa
Ottawa


WINDSOR/ESSEX

FRED COWLIN
PRESIDENT
Clydesdale Insurance
Brokerage Limited
Windsor

JOHN FURLAN
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
H.E. Vannatter Limited
Wallaceburg

TOM O'BRIEN
SENIOR PARTNER
Price Waterhouse
Windsor

JOHN E. OMSTEAD
PRESIDENT
Family Tradition Foods Inc.
Wheatley

ELEANOR PAINE *
VICE-PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Capitol Theatre & Arts Centre
Windsor

KARL RICHTER
PRESIDENT
Schukra of North America Ltd.
Windsor

JEFFREY M. SLOPEN
PARTNER
Wilson, Walker, Hochberg, Slopen
Windsor

MICHAEL G. SOLCZ
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Valiant Machine & Tool Inc.
Windsor

ROCHELLE TEPPERMAN
VICE-PRESIDENT
Tepperman Furniture Appliance Electronic
Windsor



* CHAIR OF THE COMMITTEE

SUBSIDIARIES AND OFFICES ABROAD

[LOGO]

SUBSIDIARIES


CANADA

TRUST SERVICES

General Trust of Canada
1100 University
Montreal, Quebec  H3B 2G7

Natcan Trust Company
600 de La Gauchetiere West
Montreal, Quebec  H3B 4L2

The Municipal Savings
& Loan Corporation
70 Collier Street, P.O. Box 147

Barrie, Ontario L4M 4S9

SECURITIES

National Bank Securities Inc.
1100 University
Montreal, Quebec  H3B 2G7

Natcan Investment Management Inc.
1100 University
Montreal, Quebec  H3B 2G7

Levesque, Beaubien and
Company Inc.
1155 Metcalfe, 5th Floor
Montreal, Quebec  H3B 4S9

NBC Clearing Services Incorporated
1155 Metcalfe
Montreal, Quebec  H3B 4S9

General Trust Investment Funds Ltd
1100 University
Montreal, Quebec  H3B 2G7


INSURANCE

National Bank Life Insurance Company
600 de La Gauchetiere West, 6th Floor
Montreal, Quebec  H3B 4L2

National Bank Financial Services Inc.
600 de La Gauchetiere West, 6th Floor
Montreal, Quebec  H3B 4L2


EXPORT FINANCING

NatExport, a division of
Natcan Trust Company
600 de La Gauchetiere West, 5th Floor
Montreal, Quebec  H3B 4L2

NBC Export Development Corporation Inc.
600 de La Gauchetiere West, 5th Floor
Montreal, Quebec  H3B 4L2


INFORMATION SERVICES

National Bank Information Corporation Inc.
600 de La Gauchetiere West
Montreal, Quebec  H3B 4L2


UNITED STATES

Natbank, F.S.B.
4031 Oakwood Boulevard
Oakwood Plaza
Hollywood, FL 33020

NBC Holdings USA, Inc.
125 West 55th Street
New York, NY 10019

National Canada Corporation
125 West 55th Street
New York, NY 10019

National Canada Finance Corp.
125 West 55th Street
New York, NY 10019

National Canada Business Corp.
125 West 55th Street
New York, NY 10019


BAHAMAS

Natcan Holdings International Limited
Charlotte House
Charlotte Street, P.O. Box N3015
Nassau, Bahamas

National Bank of Canada (International) Limited
Charlotte House
Charlotte Street, P.O. Box N3015
Nassau, Bahamas


BARBADOS

Natcan Insurance Company Limited
Alleyne House
White Park Road
Bridgetown, Barbados


HONG KONG

Natcan Finance (Asia) Limited
Room 4001, Jardine House
1 Connaught Place, Central
Hong Kong


NETHERLANDS

Mercantile Canada Finance B.V.
Hoekenrode 6-8
Postbox 1469
1000BL Amsterdam
Netherlands


SINGAPORE

National Bank of Canada (Asia) Ltd.
331 North Bridge Road, #11-04/06
Odeon Towers
Singapore 0718


OFFICES ABROAD


UNITED STATES

REGIONAL OFFICE

125 West 55th Street

New York, NY 10019


BRANCHES

225 West Washington Street
Suite 1100
Chicago, IL 60606

125 West 55th Street
New York, NY 10019


AGENCIES

Riverfront Plaza
200 Galleria Parkway, Suite 800
Atlanta, GA 30339

725 South Figueroa Street, Suite 1690
Los Angeles, CA 90017


REPRESENTATIVE OFFICES

World Trade Center
401 East Pratt Street, Suite 631
Baltimore, MD 21202

5200 Town Center Circle, Suite 306
Boca Raton, FL 33486

1 Federal Street, 27th Floor
Boston, MA 02110

Empire Tower
350 Main Street, Suite 2540
Buffalo, NY 14202

2 First Union Center, Suite 2020
Charlotte, NC 28282

312 Walnut Street, Suite 1900
Cincinnati, OH 45202

1 Cleveland Center
1375 East 9th Street, Suite 2430
Cleveland, OH 44114

2121 San Jacinto Street, Suite 1850
Dallas, TX 75201

1200 17th Street, Suite 2760
Denver, CO 80202

1 Commerce Square, Suite 2675
Memphis, TN 38103

1 Oxford Center
301 Grant Street, Suite 3440
Pittsburgh, PA 15219

901 East Byrd Street
Suite 1140, West Tower
Richmond, VA 23219

American Center
27777 Franklin Road, Suite 1570
Southfield, MI 48034


OFFICES OF NATIONAL CANADA
FINANCE CORP.

201 St. Charles Avenue, Suite 4205
New Orleans, LA 70170

8 Livingston Avenue
Roseland, NJ 17068

1 Metropolitan Square, Suite 2980
St. Louis, MO 63102


OFFICES OF NATIONAL CANADA
CORPORATION

225 West Washington Street
Suite 1100
Chicago, IL 60606

725 South Figueroa Street, Suite 1690
Los Angeles, CA 90017

125 West 55th Street
New York, NY 10019


OFFICES OF NATIONAL CANADA
BUSINESS CORP.

1 Cleveland Center
1375 East 9th Street, Suite 2430
Cleveland, OH 44114

1 Commerce Square, Suite 2275
Memphis, TN 38103

85 Livingston Avenue
Roseland, NJ 17068


OFFICES OF NATBANK, F.S.B.

4031 Oakwood Boulevard
Oakwood Plaza
Hollywood, FL 33020

990 North Federal Highway
Pompano Beach, FL 33062


CHILE

REPRESENTATIVE OFFICE

Pedro De Valdivia
100 Piso 14
Santiago, Chile


MEXICO


REPRESENTATIVE OFFICE

Montes Urales 723
Piso 3
Lomas de Chapultepec 11 000
Mexico, D.F.


EUROPE, AFRICA, MIDDLE EAST


REGIONAL OFFICE

Princes House, 95 Gresham Street
London, England EC2V 7LU


BRANCH

Princes House, 95 Gresham Street
London, England EC2V 7LU


REPRESENTATIVE OFFICE

23, avenue des Champs-Elysees
Paris 75008 France


ASIA, PACIFIC

REGIONAL OFFICE

Room 4001, Jardine House
1 Connaught Place, Central
Hong Kong


BRANCHES

Room 4001, Jardine House
1 Connaught Place, Central
Hong Kong

6th Floor, Leema Building
146-1 Soosong-Dong
Chongro-Ku
Seoul 110-140
Republic of Korea

331 North Bridge Road, #11-04/06
Odeon Towers
Singapore 0718


REPRESENTATIVE OFFICES

8th Floor
117, Min Shen East Road, Section 3
Taipei, Taiwan 105
Republic of China

4-C Shanghai Apollo Building
1440 Yan An Road (C)
Shanghai 200040
People's Republic of China



                                                                             83




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INFORMATION FOR SHAREHOLDERS
AND INVESTORS

[LOGO]

STOCK EXCHANGE LISTINGS

The Common Shares of the Bank as well as the First Preferred Shares, Series 7, 8, 10, 11 and 12 are listed on the Montreal, Toronto and Vancouver stock exchanges. The First Preferred Shares, Series 5 are listed on the Montreal Exchange. The ticker symbols and newspaper abbreviations for the Bank's shares listed on the Montreal, Toronto and

Vancouver stock exchanges are as follows:

----------------------------------------------------------------------
              TICKER                           NEWSPAPER
              SYMBOL                         ABBREVIATIONS
----------------------------------------------------------------------
                                      Montreal                  Toronto
                                      Exchange              & Vancouver
                                                        Stock Exchanges
-----------------------------------------------------------------------
Common
Shares                     NA          Natl Bk                  Natl Bk
----------------------------------------------------------------------
First Preferred
Shares
- Series 5            NA.PR.C       Natl Bk s5                       --
- Series 7            NA.PR.D       Natl Bk s7               Natl Bk s7
- Series 8            NA.PR.E       Natl Bk s8               Natl Bk s8
- Series 10           NA.PR.G      Natl Bk s10              Natl Bk s10
- Series 11           NA.PR.H      Natl Bk s11              Natl Bk s11
- Series 12           NA.PR.I      Natl Bk s12              Natl Bk s12
----------------------------------------------------------------------


TRANSFER AGENT AND REGISTRAR

General Trust of Canada
1100 University
9th Floor
Montreal, Quebec
H3B 2G7
Telephone: (514) 871-7171
           1 800 341-1419


HEAD OFFICE

National Bank Tower
600 de La Gauchetiere West
Montreal, Quebec
H3B 4L2
Telephone: (514) 394-5000
Telex: 0525181
(Nabacan Montreal)
Internet address:
http://www.nbc.ca/


General Trust of Canada acts as Transfer Agent and Registrar in Montreal, Toronto, Regina, Calgary, Halifax, Saint John, Vancouver and Winnipeg.


DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

Under the Dividend Reinvestment and Share Purchase Plan, holders of Common Shares or Preferred Shares of the Bank may invest in Common Shares of the Bank without paying a commission or administration fee. Participants in the Plan may acquire shares by reinvesting cash dividends paid on shares held by them or by making optional cash payments of a minimum of $500 per cash payment, up to $5,000 per quarter.

For additional information, contact the Registrar, General Trust of Canada, at
(514) 871-7171 or 1 800 341-1419.


DIRECT DEPOSIT SERVICE

Shareholders of the Bank may elect to have their dividends deposited directly into the bank account of their choice by advising General Trust of Canada.


NUMBER OF SHAREHOLDERS

As at October 31, 1996, there were 36,542 registered holders of Common Shares listed with the Registrar.


PAYMENT OF DIVIDENDS

Declared dividend payments for Common Shares are made on the 1st of February, May, August and November; for First Preferred Shares, Series 5, 7, 8, 10, 11 and 12, the dividend payment date is the 15th day of the above months.

The dividend record dates for Common Shares are December 27, 1996, and March 27, June 26 and September 26, 1997; for First Preferred Shares, Series 5, 7, 8, 10, 11 and 12, they are January 10, April 11, July 11 and October 10, 1997.


INFORMATION

For any additional information, shareholders are requested to contact the Transfer Agent and Registrar, General Trust of Canada.

Shareholders who receive more than one copy of a document, particularly of quarterly or annual reports, are requested to notify the Registrar.


ANNUAL MEETING

The Annual Meeting of Holders of Common Shares of the Bank will be held on Wednesday, March 12, 1997, at 9:30a.m. at The Queen Elizabeth Hotel, 900 Rene-Levesque Blvd. West, Montreal, Quebec.


84


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[NATIONAL BANK OF CANADA LOGO]

Head Office:

National Bank Tower
600 de La Gauchetiere West
Montreal, Quebec
H3B 4L2

Printed in Canada